As filed with the Securities and Exchange Commission on June 30, 2006	Registration No. 333-129408

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2
TO
FORM SB-2

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CARBIZ INC.
(Name of small business issuer in its charter)

Ontario, Canada	7372	Not Applicable
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

7405 North Tamiami Trail
Sarasota, Florida 34243
(941) 952-9255
(Address and telephone number of principal executive offices)

7405 North Tamiami Trail
Sarasota, Florida 34243
(941) 952-9255
(Address of principal place of business or intended principal place of business)

William Guerrant, Esq.
Hill, Ward & Henderson P.A.
101 East Kennedy Blvd.
Suite 3700
Tampa, Florida 33602
(813) 221-3900
(Name, address and telephone number of agent for service)

Copies to:

Thomas M. Rose	Scott Reeves
Troutman Sanders LLP	TingleMerrett LLP
222 Central Park Avenue	1250 Standard Life Building
Suite 2000	639 – 5th Avenue S.W.
Virginia Beach, Virginia 23462	Calgary, Alberta T2P 0M9
(757) 687-7715	Canada
(403) 571-8002

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [ x ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities
Act, please check the following box and list the Securities Act registration number of the earlier effective registration
statement for the same offering. [           ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same
offering. [           ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same
offering. [           ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [           ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of	Amount	Proposed	Proposed	Amount of
Securities to be Registered	to be	Maximum	Maximum	Registration
	Registered (2)	Offering Price	Aggregate	Fee
		Per Unit	Offering Price
		(3) (4) (5)	(6) (7)

Common Shares (1)	3,668,772	$0.07	$256,814.04	$27.48

Common Shares Underlying Class A Common Share Purchase Warrants (1)	2,961,585	0.11	325,774.35	34.86

Common Shares Underlying Class B Common Share Purchase Warrants (1)	1,480,789	0.11	162,886.74	17.43

Total	8,111,146		$745,475.13	$79.77

(1) Represents additional securities held by certain of the selling shareholders.
(2) Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers such indeterminate number of common shares as may be required to prevent dilution resulting from share splits, share dividends or similar events.
(3) Calculated pursuant to Rule 457(c) and (g) under the Securities Act of 1933.
(4) Based upon actual warrant exercise price per Rule 457(g).
(5) U.S. dollar amounts are calculated based on the noon buying rate in New York City for cable transfers payable in Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York on June 26, 2006. On such date, the noon buying rate was Cdn$1.00 = U.S.$0.8896.
(5) Estimated pursuant to Rule 457(c) solely for purposes of calculating the amount of the registration fee using the Cdn$0.08 average of the high and low sales price for the registrant’s common shares on the TSX Venture Exchange on June 26, 2006.
(6) Represents 2,961,585 common shares that may be issued upon exercise of class A common share purchase warrants at an exercise price of Cdn$0.12 per common share.
(7) Represents 1,480,789 common shares that may be issued upon exercise of class B common share purchase warrants at an exercise price of Cdn$0.12 per common share.

          The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

          Carbiz Inc. previously filed registration statement No. 333-129408 on November 2, 2005 (the “Registration Statement”) and an amendment to the Registration Statement on March 8, 2006 (the “Amended Registration Statement”) to register 44,431,264 common shares by certain selling shareholders. This pre-effective amendment further amends the Amended Registration Statement to update certain information contained therein.

          The information contained in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission has been declared effective. This prospectus is not an offer to sell these securities, and it is not soliciting any offer to buy these securities, in any state where the offer or sale is not permitted or would be unlawful prior to registration under the securities laws of any such state.

(Subject to completion, dated June 30, 2006]

PROSPECTUS

CARBIZ INC.

Up to 52,542,410 Common Shares Offered by Selling Shareholders

          This prospectus relates to up to 52,542,410 common shares which may be sold from time to time by the selling shareholders named herein or their pledgees, donees or successors, and represents the initial public offering of our common shares in the United States by selling shareholders. These shares consist of:

  13,585,600 common shares that will be issuable upon conversion of our 5% convertible debentures as described herein;

  14,216,126 common shares that would be issuable upon exercise of class A common share purchase warrants issuable upon conversion of our 5% convertible debentures as described herein;

  7,108,048 common shares that would be issuable upon exercise of class B common share purchase warrants issuable upon conversion of our 5% convertible debentures as described herein; and

  17,632,636 common shares that are currently issued and outstanding and held by the selling shareholders.

          The shares are being registered to permit the selling shareholders to sell the shares from time to time in the public market. Selling shareholders may sell shares under this prospectus at market prices prevailing at the time of sale or at negotiated prices. We will not receive any of the proceeds from the sale of these shares. We will, however, receive the respective exercise price upon the exercise of our class A common share purchase warrants and our class B common share purchase warrants which will occur prior to the sale of the underlying common shares by a selling shareholder.

          Our common shares are traded on the TSX Venture Exchange under the symbol “CZ.” On June 29, 2006, the last trading day prior to the filing of this registration statement, the closing sale price of our common shares on the TSX Venture Exchange was Cdn$0.07. There is currently no public market for our common shares in the United States. We will seek quotation of our common shares on the Over-The-Counter Bulletin Board after this registration statement is declared effective. We anticipate that the trading price for our common shares when quoted on the Over-The-Counter Bulletin Board will initially be equal to the trading price for our common shares on the TSX Venture Exchange subject to any difference in currency exchange rates between the United States and Canada.

          We are an Ontario, Canada corporation incorporated in March 1998. Our principal executive offices are located at 7405 North Tamiami Trail, Sarasota, Florida 34243, and our telephone number is (941) 952-9255.

          Before purchasing any of the common shares covered by this prospectus, carefully read and consider the risk factors included in the section entitled “Risk Factors” beginning on page 5. Investing in our common shares is speculative, and you could lose all of your investment.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the common shares or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 30, 2006

ABOUT THIS PROSPECTUS

          This prospectus is part of a registration statement we filed with the Securities and Exchange Commission. If the Securities and Exchange Commission declares the registration statement effective, the selling shareholders named beginning on page 39 may sell up to 52,542,410 common shares. We will update this prospectus from time to time to include new information about Carbiz, and we will file supplements to the prospectus with the Securities and Exchange Commission. You should carefully read this prospectus, any prospectus supplement, and the information we from time to time file with Securities and Exchange Commission as described under the caption “Where You Can Find Additional Information.” In this prospectus, unless the context otherwise requires, “Carbiz,” “we,” “us,” and “our” refer to Carbiz Inc.; our wholly-owned subsidiary Carbiz USA Inc., incorporated in the State of Delaware; Carbiz USA Inc.’s wholly-owned subsidiary Carbiz Auto Credit, Inc., incorporated in the State of Florida; and our joint venture arrangement Carbiz Auto Credit JV1, LLC, formed in the State of Florida.

          You should rely only on the information provided in this prospectus or included in any prospectus supplement. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the document.

          Carbiz.com is a registered trademark of Carbiz. Trade names and trademarks of other companies appearing in this prospectus are the property of their respective holders.

PROSPECTUS SUMMARY

          The following summary is qualified in its entirety by the more detailed information and the financial statements and notes thereto appearing elsewhere in this prospectus. Prospective investors should consider carefully the information discussed under “Risk Factors,” beginning on page 5. An investment in our securities presents substantial risks, and you could lose all or substantially all of your investment.

Carbiz Inc.

          Historically, we have been primarily in the business of developing, marketing and supporting products for the North American automotive industry. Our client base is made up of used and new automobile dealers, with over 80% of our clients specifically in the used vehicle business. Our products have fallen into three primary categories:

  software products for operation of auto dealers and business model consulting for dealers who provide on-site auto financing, referred to as ‘Buy Here-Pay Here’ dealers, tax return processing for auto purchase down payment assistance, and direct auto sales and financing through wholly-owned operations or joint venture arrangements.

          Our dealer software solutions focus on finance, sub-prime finance, dealer on-site finance operations and dealer accounting solutions while our business model consulting products focus on assisting our dealers in the successful operation of a dealer provided on-site finance business. Our principal software and consulting products include:

  Management System Plus (“MSP”) – Provides dealers with ability to process and manage on-site auto financing at the point of sale including inventory management, contracting and collection functionality.

  VisualCat – Provides dealers with the ability to offer prime and sub-prime financing through third-party lenders at the point of sale including inventory management, storage of lender criteria, credit bureau access and contracting functionality.

  Independent Dealer Accounting (“IDA”) – Provides a suite of accounting and financial reporting tools designed specifically for independent dealers, including real time integration with MSP and VisualCat.

  Traffic Management System – Provides dealers with the ability to track walk-in and phone traffic in the dealership including follow up list generation, sales result reporting and VisualCat interface functionality.

  Dealer Controlled Finance (“DCF”) Business Model Package – Provides dealers with a complete operation model for dealer provided on-site financing (Buy Here-Pay Here) including policies and procedures, sales methods, collections methods and manager and associate training.

  Guardian Consulting Service – Provides DCF dealers with a weekly review of goals, problem areas and operational results done through extraction of data from the dealer’s software, a written summary of results, and presentation of the report by conference call by a Carbiz consultant.

  On-site Consulting – Provides dealers with an on-site review of sales and collections policies and procedures including the presentation of a written summary of recommendations by a Carbiz consultant.

  Training – Provides dealers with a manager training class and an associate training class held bi-monthly at the Carbiz facility in Sarasota, Florida.

          In May 2004, we opened our first Carbiz Auto Credit center in Palmetto, Florida as a result of our decision to enter the direct automobile sales market. Our “credit center” is a used car dealership that offers financing on-site to customers with poor credit through the utilization of our software products and our DCF business model. Rather than continuing to focus only on our existing software, consulting and TaxMax business, it is our intent to expand and diversify our business by opening additional credit centers in the future. In November 2004, our second Carbiz Auto Credit location was opened in St. Petersburg, Florida, and our third location was opened in Tampa, Florida in July 2005. Further, on May 16, 2006, we sold our TaxMax business to Tax Refund Services Inc. of Tampa, Florida for $442,000 in

cash. As a part of such asset sale, we agreed to enter into a non-competition agreement and, therefore, we do not intend to provide tax return processing services in the future.

           We have incurred net losses since our inception of approximately $22,314,000 and may incur losses and negative cash flows for at least the next two years. Our ability to fund our recurring losses from operations depends upon the market acceptance of our software and consulting, the success of our Carbiz Auto Credit center business, and/or raising other sources of financing.

Our corporate information

          We were incorporated in the province of Ontario, Canada in March 1998. Our principal executive offices are located at 7405 North Tamiami Trail, Sarasota, Florida 34243. Our telephone number at that location is (941) 953-3812, and our website address is www.carbiz.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus.

THE OFFERING

Common shares offered by the selling shareholders	Up to 52,542,410 common shares

Common shares outstanding on May 31, 2006	41,153,414 common shares

Common shares outstanding after this offering(1)	76,063,188 common shares

Use of proceeds

We will not receive any proceeds from the sale of common shares by the selling shareholders. We will receive proceeds from the exercise of our class A common share purchase warrants and our class B common share purchase warrants for which the underlying shares to be issued to the selling shareholders may be sold by the selling shareholders in accordance with this prospectus. We intend to use any proceeds we receive from the exercise of those warrants for working capital and general corporate purposes. See “Use of Proceeds.”

Risk factors

Investing in our common shares involves a high degree of risk. You should carefully review and consider the risks set forth under “Risk Factors,” as well as the other information contained in this prospectus before purchasing any of our common shares.

(1) This number assumes the issuance of 21,324,174 common shares that may be issued upon exercise of class A common share purchase warrants, class B common share purchase warrants and certain other warrants held by selling shareholders. We cannot assure you that the warrants will be exercised by the selling shareholders.

CURRENCY AND EXCHANGE RATES

          Some of the financial and other information included in this prospectus is presented in Canadian dollars (“Cdn$”). The following table sets out the exchange rates, based on the noon buying rates in New York City for cable transfers in foreign currencies, as certified for customs purposes by the Federal Reserve Bank of New York, for the conversion of Canadian dollars into United States dollars in effect at the end of the following periods, and the average exchange rates (based on the average of the exchange rates on the last day of each month in such periods) and the range of high and low exchange rates for such periods.

	Years Ended January 31,
	2001	2002	2003	2004	2005

Average for the period	0.6709	0.6414	0.6392	0.7289	0.8246

     The following table sets out the high and low exchange rates for one Cdn$ expressed in terms of one US$ in effect at the end of the following periods.

	December	January	February	March	April	May
	2005	2006	2006	2006	2006	2006
High for the Month	0.8690	0.8744	0.8788	0.8834	0.8926	0.9100

Low for the Month	0.8521	0.8528	0.8638	0.8531	0.8534	0.8903

     As of June 26, 2006 the noon rate of exchange, as reported by the Federal Reserve Bank of New York for the conversion of United States dollars into Canadian dollars was US$0.8896 (US$1.00 = Cdn$1.1241) . Unless otherwise indicated in this prospectus, all references herein are to United States dollars.

SUMMARY FINANCIAL INFORMATION

	Fiscal Year		Three-Month Period
	Ended January 31		Ended April 30

	2006	2005	2006	2005

		As restated		As restated
Statement of Operations Data:
Revenue	$4,417,199	$3,359,551	$1,005,840	$1,277,096
Cost of sales	2,276,692	1,486,506	493,608	540,063
Gross profit	2,140,507	1,873,045	512,232	737,033
Operating expenses	2,826,339	3,415,695	721,820	632,352
Operating profit (loss)	(685,832)	(1,542,650)	(209,588)	104,681
Interest expense	(153,161)	(126,908)	(35,438)	(41,265)
Minority interest loss	8,667	-0-	10,197	2,535
Net profit (loss)	$(830,326)	$(1,669,558)	$(234,829)	$65,951
Other comprehensive loss	-0-	98,841	-0-	-0-
Comprehensive profit (loss)	$(830,326)	$(1,768,399)	$(234,829)	$65,951
Net profit (loss) per share	$(0.02)	$(0.04)	$(0.01)	$0.00

	January 31, 2006	April 30, 2006

Balance Sheet Data:
Cash and cash equivalents	$119,735	$73,890
Working capital deficiency	$2,316,741	$2,547,696
Total assets	$1,342,316	$1,127,676
Total current liabilities	$3,198,161	$3,283,382
Total capital deficiency	$(2,161,829)	$(2,406,700)

RISK FACTORS

          Investing in our common shares involves substantial risk, including the potential loss of your entire investment. You should carefully consider the following factors as well as other information contained in this prospectus and any prospectus supplement before deciding to invest in our common shares.

Risks Related to Our Company

We may not be successful in implementing our new business strategy.

          Until recently, our business operations have been focused primarily on the development of our software, consulting and TaxMax products for the North American automotive industry related to the purchase and financing of automobile transactions and the operations of dealer provided on-site financing (Buy Here-Pay Here) businesses. Rather than continuing to focus only on our existing software, consulting and TaxMax business, it is our intent to expand and diversify our business by opening used car dealerships that offer on-site financing to customers with poor credit using our products. Further, on May 16, we sold our TaxMax business to Tax Refund Services Inc. of Tampa, Florida for $442,000 in cash. As a part of such asset sale, we agreed to enter into a non-competition agreement and, therefore, we do not intend to provide tax processing services in the future.

          Our management team does not have extensive experience with directly operating used car dealerships or selling automobiles directly to consumers with poor credit. Management may not be able to successfully implement this new business strategy and successfully compete in the used car finance business. If we are not successful in implementing this new business strategy, it would likely have a materially adverse effect on our financial position, liquidity and results of operations.

We have a history of losses and our revenues may not increase in the future. Additionally, several adverse conditions and events cast substantial doubt upon the validity of the assumption that we will continue as a going concern.

          We commenced operations in March 1998. We have incurred net losses in each fiscal year since inception. During the year ended January 31, 2006, we incurred a loss of approximately $830,000, and at January 31, 2006, we had an accumulated deficit of approximately $22,080,000. As a result of our intent to expand our business by opening additional credit centers, we have increased our operating expenses in recent periods and plan further increases in the future. Our planned increases in operating expenses may result in larger losses in future periods. As a result, we will need to generate significantly greater revenues than we have to date to achieve profitability. We cannot assure you that our revenues will increase. Our business strategies may not be successful, and we may not be profitable in any future period.

          Further, the report from our independent auditors for the year ended January 31, 2006 contains an explanatory paragraph stating that although our consolidated financial statements have been prepared assuming we will continue as a going concern, several adverse conditions and events cast substantial doubt upon the validity of this assumption. These include our recurring losses from operations and our net capital deficiency. If the going concern assumption were not appropriate to our financial statements, then adjustments would be necessary in the carrying values of our assets and liabilities, the reported net loss and the balance sheet classifications used. These changes could negatively impact our financial results, and could adversely affect the price of our common shares.

If we do not achieve a quotation of our common shares on the Over-The-Counter Bulletin Board and delist our common shares for trading on the TSX Venture Exchange on or before October 6, 2006, our 5% convertible debentures will be immediately due and payable and we do not expect to have sufficient cash on hand to repay this liability.

           On October 12, 2004, we completed a private placement of Cdn$1,614,030 principal amount of 5% convertible debentures. These debentures were to automatically convert into units, with each unit comprised of one common share, one class A common share purchase warrant and one-half of one class B common share purchase warrant, at a price of Cdn$0.22 per unit upon the quotation of our common shares for trading on the Over-The-Counter Bulletin Board and the delisting of our common shares for trading on the TSX Venture Exchange. Each class A common share purchase warrant was to be exercisable through October 12, 2009 for one common share at an exercise price of Cdn$0.23, each whole class B common share purchase warrant was to be exercisable through October 12, 2009 for one common share at an exercise price of Cdn$0.30 per common share. If we did not meet the conditions for the conversion within 180 days of October 12, 2004, we were obligated to issue additional class A common share purchase warrants and class B common share purchase warrants to debenture holders upon the conversion of the debentures up to a maximum of 6% of the number of these securities the debenture holder would be entitled to receive upon the conversion of his, her or its debenture. Interest did not accrue on the debentures until May 1, 2005. If the conditions necessary for the conversion of these debentures were not met by October 6, 2005, the debentures matured and the principal and accrued interest would be due and payable in full on that date.

          As of October 6, 2005, we had not achieved quotation on the Over-The-Counter Bulletin Board, and we did not have sufficient cash on hand to repay the debentures. As a result, we negotiated with our debenture holders for an extension of the maturity date until April 6, 2006 in order to allow us additional time to achieve quotation of our common shares for trading on the Over-The-Counter Bulletin Board and delist our common shares from trading on the TSX Venture Exchange. In exchange for the extension of the maturity date, we offered to lower the conversion rate of the debentures to Cdn$0.15 per unit and the exercise price for each of the class A common share purchase warrants and the class B common share purchase warrants to Cdn$0.15. The holders of Cdn$846,297.50 principal amount of our debentures sought to be paid the principal and interest on their debentures on the maturity date, while the remaining debenture holders agreed to the extension of the maturity date. Because we did not have sufficient cash on hand to repay these debenture holders, certain of our directors and executive officers agreed to purchase 5% convertible debentures from us on the same terms as the debenture holders who agreed to the extension of the maturity date to provide us with sufficient cash to repay the debenture holders who sought to be paid the principal and interest on their debentures. Those debenture holders who agreed to the extension of the maturity date are entitled to 5% interest on their debentures beginning on May 1, 2005, and are entitled to the full 6% of the number of additional warrants to be issued upon conversion of their debentures. The new debenture holders are entitled to 5% interest on their debentures beginning immediately, and are entitled to the full 6% of the number of additional warrants that were to be issued by us to the debenture holder that the new debenture holder’s investment in us was used to pay in full.

          As of April 6, 2006, we had not achieved quotation on the Over-The-Counter Bulletin Board. As a result, we negotiated with our debenture holders for a further extension of the maturity date until October 6, 2006 in order to allow us additional time to achieve quotation of our common shares for trading on the Over-The-Counter Bulletin Board and delist our common shares from trading on the TSX Venture Exchange. In exchange for the further extension of the maturity date, we offered to lower the conversion rate of the debentures to Cdn$0.12 per unit and the exercise price for each of the class A common share purchase warrants and the class B common share purchase warrants to Cdn$0.12. One holder of Cdn$25,150 principal amount of our debentures sought to be paid the principal and interest on his debentures on the maturity date, while the remaining debenture holders agreed to the extension of the maturity date. One of our shareholders agreed to purchase a 5% convertible debenture from us on the same terms as the debenture holders who agreed to the extension of the maturity date to provide us with the cash necessary to repay the debenture holder who sought to be paid the principal and interest on his debenture. Those debenture holders who agreed to the extension of the maturity date are entitled to a 5% interest on their debentures beginning on May 1, 2005, and are entitled to the full 6% of the number of additional warrants to be issued upon conversion of their debentures. The new debenture holder is entitled to 5% interest on his debenture beginning immediately, and is entitled to the full 6% of the number of additional warrants that were to be issued by us to the debenture holder that the new debenture holder’s investment in us was used to pay in full.

          If we are not able to achieve quotation of our common shares for trading on the Over-The-Counter Bulletin Board and delist our common shares for trading on the TSX Venture Exchange on or before October 6, 2006, Cdn$1,574,940 principal amount of 5% convertible debentures will mature with interest and will be immediately due and payable. We do not expect that at such time we will have sufficient cash on hand to repay this amount. If we do not have sufficient cash on hand to repay this amount, we may be required to seek additional financing. We may not be successful in our efforts to arrange additional financing, if needed, on terms satisfactory to us or at all. The failure to obtain additional financing could result in a substantial curtailment of our operations, a sale of some or all of our assets or a complete winding-up of our business activities. If additional financing were raised by the issuance of securities, control of Carbiz may change and/or our shareholders may suffer significant dilution.

The conversion of our 5% convertible debentures and the exercise of the warrants underlying these debentures will result in the dilution of our current shareholders.

          We have Cdn$1,574,940 principal amount of 5% convertible debentures currently outstanding. If we achieve a quotation of our common shares on the Over-The-Counter Bulletin Board and delist our common shares for trading on the TSX Venture Exchange prior to October 6, 2006, which is the maturity date of these debentures, the debentures will automatically convert into units, with each unit comprised of one common share, one class A common share purchase warrant and one-half of one class B common share purchase warrant, at a price of Cdn$0.12 per unit. The conversion of these debentures would substantially increase the number of our common shares issued and outstanding, decrease the percentage ownership of our current shareholders, and possibly result in a decline in the price of our common shares. Likewise, the exercise of any of class A common share purchase warrants or class B common share purchase warrants issuable upon conversion of these debentures would cause the percentage ownership of our current shareholders to further decrease and would possibly result in a decline in the price of our common shares.

Should our operating revenues fail to increase to provide sufficient cash flow to fund operations we may require additional financing, which we may be unable to obtain or which may have a dilutive effect on the percentage ownership of current shareholders.

          Our current cash flow from operations and our cash on hand are sufficient to fund our operations until January 2007. Actual results that vary from projections may require the need for additional cash during that period. Our ability to arrange such financing in the future will depend in part upon the prevailing capital market conditions as well as our business performance. We may not be successful in our efforts to arrange additional financing, if needed, on terms satisfactory to us or at all. The failure to obtain adequate financing could result in a substantial curtailment of our operations. If additional financing is raised by the issuance of securities, control of Carbiz may change and/or our shareholders may suffer significant dilution.

We are dependent on key personnel, and we may not be able to attract or retain such key personnel in the future.

          Our performance and future operating results are substantially dependent on the continued service and performance of our senior management and key technical and sales personnel. Further, we may need to hire a number of technical and sales personnel. Competition for such personnel is intense, and we may not retain our key technical, sales and managerial employees or we may not be able to attract or retain highly qualified technical and managerial personnel in the future.

          The loss of the services of any of our senior management, including Carl Ritter, Ross Lye, and Stanton Heintz, or the inability to attract and retain the necessary technical, sales and managerial personnel could have a material adverse effect upon our business, financial condition, operating results and cash flows. We do not currently maintain “key man” insurance for any senior management or other key employees.

The concentration of common share ownership by our directors, officers and greater than 5% shareholders may delay, deter or prevent actions that would result in a change in control and might affect the market price of our common shares.

          Our present officers, directors and greater than 5% shareholders together beneficially own approximately 44.9% of our outstanding common shares, and our present officers and directors separately beneficially own 14,803,567 common shares or approximately 33.8% of our outstanding common shares. After conversion of our 5% convertible debentures, our officers and directors and greater than 5% shareholders together will beneficially own approximately 80.2% of our common shares, and our officers and directors will separately beneficially own 34,838,650 common shares or approximately 50% of our outstanding common shares. As a result, these shareholders, if they act together, are able to control all matters requiring shareholder approval including the election of directors and approval of significant corporate transactions. However, at this time, we are not aware of any formal or informal agreement of such persons to act together on matters that may affect us. This concentration of ownership may delay, deter or prevent actions that would result in a change of control and might affect the market price of our common shares.

The market price of our common shares has fluctuated significantly in the past and is likely to fluctuate significantly in the future.

          During the past two years, our common shares have traded on the TSX Venture Exchange between a low of Cdn$0.06 per share and a high of Cdn$0.40 per share. Furthermore, securities markets have experienced significant price and volume fluctuations and the market prices of the securities of finance-related companies, including automobile finance companies, have been especially volatile. Fluctuations in our common shares could result from, among other things:

  quarterly variations in operating results;
  short-selling of our common shares;
  significant sales or issuances of our common shares or the perception that such sales or issuances could occur;
  events affecting other companies that investors deem to be comparable to us; and
  general economic trends and conditions.

These market fluctuations might have a material adverse effect the market price of our common shares.

Even if our common shares are quoted on the Over-The-Counter Bulletin Board, you may have difficulty reselling any of the common shares you purchase from a selling shareholder.

          We will seek quotation of our common shares on the Over-The-Counter Bulletin Board after this registration statement is declared effective. Trading in stocks quoted on the Over-The-Counter Bulletin Board is often thin and characterized by wide fluctuations in trading prices due to many factors that may have little to do with a company’s operations or business prospects. Moreover, the Over-The-Counter Bulletin Board is not a stock exchange, and trading of securities on the Over-The-Counter Bulletin Board is often more sporadic than the trading of securities listed on a quotation system such as Nasdaq or a stock exchange such as Amex. Accordingly, you may have difficulty reselling any of the common shares you purchase from a selling shareholder.

If the trading in our common shares is less than $5.00 per common share, trading in our common shares would be subject to the penny stock rules.

          If the trading price of our common shares is less than $5.00 per share, trading in our common shares would be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a “penny stock.” A broker-dealer is required to deliver to a customer information regarding the risks of investing in penny stocks, its offer and bid prices for the penny stock and the amount of compensation received by the broker-dealer with respect to such transactions. The additional burdens imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our common shares, which could reduce the liquidity of our common shares and thereby have a material adverse effect on the trading market for our securities.

We may face costly difficulties in the assimilation of the operations, technologies and products of companies that we acquire in the future.

          We may, when and if the opportunity arises, acquire other products, technologies or businesses involved in activities, or having product lines, that are complementary to our business. Acquisitions involve numerous risks, including difficulties in the assimilation of the operations, technologies and products of the acquired companies, the diversion of management’s attention from other business concerns, risks associated with entering markets or conducting operations with which we have no or limited direct prior experience and the potential loss of key employees of the acquired company. Moreover, any anticipated benefits of an acquisition may not be realized. Future acquisitions by us could result in potentially dilutive issuances of equity securities, the incurrence of debt and contingent liabilities, and the write-off of acquired research and development costs, all of which could have a material adverse effect on our financial condition, results of operations and cash flows.

Our insurance coverage may be inadequate to cover all loses or liabilities that may be incurred in our operations.

          Our operations are subject to a number of hazards and risks. We maintain insurance at levels that are customary in our industry to protect against these liabilities; however, our insurance may not be adequate to cover all losses or liabilities that might be incurred in our operations. Moreover, we will be subject to the risk that we may not be able to maintain or obtain insurance of the type and amount desired at reasonable rates. If we were to incur a significant liability for which we were not fully insured, it could seriously harm our business.

We have never declared or paid dividends and we do not have plans to do so in the near future.

          We have never declared or paid any cash dividends on our common shares. The payment of any future dividends will be of the sole discretion of our board of directors. We currently intend to retain earnings to finance the expansion of our business and, therefore, we do not anticipate paying dividends in the foreseeable future. Therefore, you likely must rely upon the appreciation of our common share price to gain from your investment in our common shares.

You may face difficulties in attempting to pursue legal actions under U.S. laws against us, our directors and officers.

          We are incorporated under the laws of the province of Ontario, Canada. Some of our directors and officers are citizens or residents of countries other than the United States and certain of our assets and the assets of such persons are located outside of the United States. Consequently, it may be difficult for you to effect service of process within the United State upon our directors and officers or to realize in the United States upon judgments against such persons granted by courts of the United States based upon the civil liability provisions of the U.S. federal securities laws or other laws of the United States. There is doubt as to the enforceability against us and against our non-U.S. resident directors and officers, in original actions in Canadian courts, of liabilities based upon the U.S. federal securities laws and as to the enforceability against us and against our non-U.S. resident directors and officers in Canadian courts of judgments of U.S. courts obtained in actions based upon the civil liability provisions of the U.S. federal securities laws. As a result, it may not be possible to enforce those actions against us or against certain of our directors and officers.

There could be adverse Canadian tax consequences associated with the disposition of, or dividend related to, our common shares by U.S. residents.

          Holders of our common shares that are U.S. residents are required to comply with U.S. tax laws with respect to any dividends received on those common shares and any disposition made of those common shares by the U.S. resident. However, because we are incorporated in Canada, U.S. residents may also be subject to Canadian tax laws applicable to dividends received and dispositions made, such that, absent any contrary provision in an applicable tax treaty between the U.S. and Canada, U.S. residents may be subject to taxes on dividends received and dispositions made, both in the U.S. and in Canada. For more information related to tax consequences faced by U.S. residents, please see "Tax Consequences to United States Holders" on page 15.

Risks Related to Our Credit Center Business

Our lending to sub-prime borrowers may result in our financial position, liquidity and results of operations being adversely affected if we underestimate the default risk of these borrowers.

          With our credit center business, we intend to focus on serving customers with poor credit. These customers, often referred to as “sub-prime borrowers,” are individuals who have poor or badly impaired credit histories that make conventional financing unavailable to them. These individuals often have suffered multiple bankruptcies and have had multiple accounts defaulted upon and charged-off by previous lenders. Further, these individuals have low-paying jobs, no health insurance, and a history of not paying their bills timely. Sub-prime borrowers typically have higher-than-average delinquency and default rates. As a result, our risk management policies and procedures may not effectively manage the risks associated with lending to these borrowers. In the event that we underestimate the default risk of these borrowers, our financial position, liquidity and results of operations would be adversely affected, possibly to a material degree.

General economic conditions, which are beyond our control, could have an adverse impact on our financial position, liquidity and results of operations.

          During periods of economic slowdown or recession, such as the United States economy has at times experienced, delinquencies, defaults, repossessions and losses generally increase. These periods also may be accompanied by decreased consumer demand for automobiles and declining values of automobiles securing outstanding loans, which weakens collateral coverage and increases the amount of a loss in the event of default. Significant increases in the inventory of used automobiles during periods of economic recession may also depress the prices at which repossessed automobiles may be sold or delay the timing of these sales. Because the focus of our credit center business will be on sub-prime borrowers, the actual rates of delinquencies, defaults, repossessions and losses on these loans are higher than those experienced in the general automobile finance industry and could be more dramatically affected by a general economic downturn. In addition, during an economic slowdown or recession, our servicing costs may increase without a corresponding increase in our servicing income. The risk management policies and procedures employed to manage the higher risk inherent in loans made to sub-prime borrowers may not afford adequate protection against these risks. Any sustained period of increased delinquencies, defaults, repossessions or losses or increased servicing costs could also have a material adverse effect on our financial position, liquidity and results of operations.

We may not be able to compete successfully in the used automobile retail industry.

          Competition in the used automobile retail industry is intense and highly fragmented. We compete with (i) other similar used car dealerships that offer dealer provided on-site financing, (ii) the used vehicle retail operations of franchised automobile dealerships, (iii) independent used vehicle dealers, and (iv) individuals who sell used vehicles in private transactions. Also, we compete for both the purchase and resale of used vehicles. Some of our competitors have substantially greater financial resources than we do.

          Management believes the principal competitive factors in the sale of used vehicles include: (i) the availability of financing to consumers with limited credit histories or past credit problems, (ii) the breadth and quality of vehicle selection, (iii) pricing, (iv) the convenience of a dealership’s location, and (v) customer service. We may not be able to compete successfully in this market or against our competitors with respect to all of these competitive factors.

We are subject to federal and state government regulation and we may not be able to maintain all requisite licenses and permits. Also the adoption of additional, or revision of existing, rules and regulations could have a material adverse effect on our business.

          The auto financing services we provide at our credit centers, all of which are in the State of Florida, are subject to regulation, supervision and licensing under various federal, Florida state and local statutes, ordinances and regulations.

          In the State of Florida, we are required to obtain a dealer license for the retail sales of automobiles, with the application and approval process conducted through the county in which the sales location is located. In addition, a state consumer credit regulatory agency regulates and enforces laws relating to consumer lenders and sales finance agencies such as us. These rules and regulations generally provide for licensing of sales finance agencies; limitations on the amount, duration and charges, including interest rates, for various categories of loans; requirements as to the form and content of finance contracts and other documentation; and restrictions on collection practices and creditors’ rights. Under these regulations we are required to obtain a finance license for each location and we are also subject to periodic examination by state regulatory authorities.

          We are also subject to extensive federal regulation, including the Truth in Lending Act, the Equal Credit Opportunity Act and the Fair Credit Reporting Act. These laws require us to provide certain disclosures to prospective borrowers and protect against discriminatory lending practices and unfair credit practices. The principal disclosures required under the Truth in Lending Act include the terms of repayment, the total finance charge and the annual percentage rate charged on each loan. The Equal Credit Opportunity Act prohibits creditors from discriminating against loan applicants on the basis of race, color, sex, age or marital status. According to Regulation B promulgated under the Equal Credit Opportunity Act, creditors are required to make certain disclosures regarding consumer rights and advise consumers whose credit applications are not approved of the reasons for the rejection. In addition, the credit scoring system we use must comply with the requirements for such a system as set forth in the Equal Credit Opportunity Act and Regulation B. The Fair Credit Reporting Act requires us to provide certain information to consumers whose credit applications are not approved on the basis of a report obtained from a consumer reporting agency. Additionally, we are subject to the Gramm-Leach-Bliley Act, which requires us to maintain privacy with respect to certain consumer data in our possession and to periodically communicate with consumers on privacy matters. We are also subject to the Soldiers’ and Sailors’ Civil Relief Act, which requires us to reduce the interest rate charged on each loan to customers who have subsequently joined, enlisted, been inducted or called to active military duty. Failure by us to comply with these statutes and regulations could result in consumers having rights of rescission and other remedies that could have an adverse effect on us.

          We believe that we maintain all material licenses and permits required for our current operations and are in substantial compliance with all applicable local, state and federal regulations. However, we may not be able to maintain all requisite licenses and permits, and the failure to satisfy those and other regulatory requirements could have a material adverse effect on our operations. Further, the adoption of additional, or the revision of existing, rules and regulations could have a material adverse effect on our business.

We anticipate that a significant portion of our Carbiz Auto Credit center business will be made through joint venture arrangements; however, we may be unable to identify suitable joint venture partners or opportunities or enter into favorable joint venture arrangements.

          We anticipate that a significant portion of any future growth of our Carbiz Auto Credit center business will be made through joint ventures similar to the agreement under which the Tampa, Florida credit center is operated. However, we may not be able to identify suitable joint venture partners or opportunities or enter into joint venture arrangements on terms favorable to us, if at all. We generally will not be in a position to exercise sole decision-making authority regarding these joint ventures. Investments in joint ventures may under certain circumstances, involve risks not present when a third-party is not involved, including the possibility that joint venture partners might become bankrupt or fail to fund their share of the required capital contributions. Joint venture partners may have business interests, strategies or goals that are inconsistent with our business interests, strategies or goals and may be in cases where we have a minority interest will be, in a position to take actions contrary to our policies, strategies or objectives. Joint venture investments also entail a risk of impasse on decisions, because neither we nor our joint venture partner would have full control over the joint venture. Any disputes that may arise between us and our joint venture partners may result in litigation or arbitration that could increase our expenses and could prevent our officers and/or directors from focusing their time and effort exclusively on our business strategies. Consequently, actions by or disputes with our joint venture partners might result in subjecting our Carbiz Auto Credit centers owned by the joint venture to additional risks. In addition, we may in certain circumstances be liable for the actions of our third-party joint venture partners.

Risks Related to Our Software and Business Model Consulting Business

We may not be able to compete successfully in the software product market.

          The market for our software products is intensely competitive, fragmented and rapidly changing. As we develop new products, we may begin competing with companies with whom we have not previously competed. It is also possible that new competitors will enter the market or that our competitors will form alliances that may enable them to rapidly increase their market share.

          Some of our actual and potential competitors are larger, better established companies and have greater technical, financial and marketing resources. Increased competition may result in price reductions, lower gross margins or loss of our market share, any of which could have a material adverse effect our business, financial condition and operating results.

Despite our efforts to protect our intellectual property rights, unauthorized parties may copy aspects of our products and use information that we regard as proprietary, and we may not have adequate remedies in the event of these types of breaches or unauthorized activities.

          Our success depends in part on our ability to protect our proprietary software and our other proprietary rights from copying, infringement or use by unauthorized parties. To protect our proprietary rights we rely primarily on a combination of trade secret and trademark laws, confidentiality agreements with employees and third parties, and protective contractual provisions such as those contained in license agreements with consultants, vendors and customers. A license agreement containing protective provisions is executed for each customer installation of our software, and each employee is required to execute a confidentially agreement. Depending upon the type of relationship we have with a third-party, such as a consultant or vendor, a confidentiality agreement is typically executed; however, we have not signed these types of agreements in each and every case in which we deal with third parties. Despite our efforts to protect our proprietary rights, unauthorized parties may copy aspects of our products and obtain and use information that we regard as proprietary. Other parties may breach confidentiality agreements and other protective contracts we have entered into. We may not become aware of, or have adequate remedies in the event of, these types of breaches or unauthorized activities.

If a copyright or patent has been issued or is issued in the future to a third-party that prevents us from using technology included in our products, we may be unsuccessful in any attempt by us to obtain a license or re-engineer our product to function without infringing the patent or copyright.

          If any of our products violate third-party proprietary rights, including copyrights and patents, we may be required to re-engineer our products or obtain licenses from third parties to continue offering our products without substantial re-engineering. Although some of our current and potential competitors have sought copyright or patent protection, we have not sought copyright or patent protection for our software products. If a copyright or patent has been issued or is issued in the future to a third-party that prevents us from using technology included in our products, we would need to obtain a license or re-engineer our product to function without infringing the patent or copyright. Any efforts to re-engineer our products or obtain licenses from third parties may not be successful and, in any case, could substantially increase our costs, or force us to interrupt product sales or delay product releases.

We require third-party licenses for some of our products, the terms of which we may not be able to negotiate or renegotiate on reasonable terms.

          Some of our products are designed to include intellectual property owned by third parties. We believe we have all of the necessary licenses from third parties to use and distribute third-party technology and content that we do not own that is used in our current products and services. From time to time we may be required to renegotiate with these third parties – or negotiate with new third parties – to include their technology or content in our existing products, in new versions of our existing products or in wholly new products. We may not be able to negotiate or renegotiate licenses on reasonable terms, or at all. If we are unable to obtain the rights necessary to use or continue to use third-party technology or content in our products and services, we may not be able to sell the affected products, which would in turn have a negative impact on our revenue and operating results.

We may be unsuccessful in developing and marketing on a timely and cost-effective basis new products that meet changing market conditions.

          We expect that a significant portion of our future revenue will be derived from the sale of newly introduced products and from enhancement of existing products. Our success will depend in part upon our ability to enhance our current products on a timely and cost-effective basis and to develop new products that meet changing market conditions, including changing customer needs, new competitive product offerings and enhanced technology. We may not be successful in developing and marketing on a timely and cost-effective basis new products and enhancements that respond to such changing market conditions. If we are unable to anticipate or adequately respond on a timely or cost-effective basis to changing market conditions, to develop new software products and enhancements to existing products, to correct errors on a timely basis or to complete products currently under development, or if such new products or enhancements do not achieve market acceptance, our business, financial condition, operating results and cash flows could be materially adversely effected. In light of the difficulties inherent in software development, we expect that we will experience delays in the completion and introduction of new software products.

Product defects discovered after commercial release could result in certain adverse effects, including exposing us to potential product liability claims.

          Software products as complex as ours may contain errors or defects, especially when first introduced or when new versions are released. We have had to delay commercial release of some versions of our products until software problems were corrected, and in some cases have provided product enhancements to correct errors in released products. Our new products and product enhancements or new applications or features may not be free from errors after commercial shipments have begun. Any errors that are discovered after commercial release could result in loss of revenues or delay in market acceptance, diversion of development resources, damage to our reputation, increased service and warranty costs and liability claims.

          Events of this type have occurred in the past, in particular with the development and release of our accounting product, Independent Dealer Accounting. At the time of its initial release and installation during the second half of 2004, we determined that a number of issues remained that were required to be completed or corrected in the program and, as a result, new sales were halted for approximately six months. Revenue for this product was projected to be approximately $8,000 per month in new license fees and recurring support revenue, with recurring revenue projected to grow at a rate of an additional $500 per month. The delay of this product’s release, which was finally accomplished in

March 2005, resulted in a revenue shortfall of approximately $60,000 from our projections for this product for the period ending October 31, 2005.

          Our end-user licenses contain provisions that limit our exposure to product liability claims, but these provisions may not be enforceable in all jurisdictions. A successful product liability claim could result in material liability and damage to our reputation.

The success of third parties in obtaining unauthorized confidential information from users of our products may damage our reputation and business and could subject us to liability.

          A fundamental requirement for online communications is the secure transmission of confidential information over the Internet. Users of our products transmit their and their customers’ confidential information over the Internet. In our license agreements with our customers, we disclaim responsibility for the security of confidential data and have contractual indemnities for any damages claimed against us. However, if unauthorized third parties are successful in obtaining confidential information from users of our products, our reputation and business may be damaged and, if our contractual disclaimers and indemnities are not enforceable, we may be subjected to liability.

Our business model consulting services may result in professional liability.

          Our business model consulting engagements involve matters that could have a severe impact on the client’s business and cause the client to lose significant amounts of money. Accordingly, if a client is dissatisfied with our performance, the client could threaten or bring litigation in order to recover damages or to contest its obligation to pay our fees. Litigation alleging that we performed negligently or otherwise breached our obligations to the client could expose us to significant liabilities and tarnish our reputation.

Risk Factors Related to Our TaxMax Business

We are exposed to potential litigation relating to the refund anticipation loan portion of our business.

          Although we have sold our TaxMax business and will not be facilitating refund anticipation loans in the future, as the tax preparer of record for those returns prepared in prior years which included a refund anticipation loan, we will retain any potential liabilities under the terms of the sale.

          Tax return preparers who facilitate the sale of refund anticipation loans have been subject, from time to time, to individual and class action lawsuits concerning their role in facilitating these loans. These lawsuits have alleged, among other claims, collusion between the tax return preparers and lenders in violation of federal law and fraud on the part of the tax return preparers for failing to disclose the nature of the loan or that the tax return preparer receives a fee from the lender in connection with the loan. Given the number of refund anticipation loans we have facilitated in prior years and the inherent uncertainties of the U.S. legal system, we could experience significant losses as a result of litigation defense and resolution costs, which would have a significant adverse impact on our business.

          To date, litigation has not been initiated or threatened against us relating to our past refund anticipation loan tax preparation business.

To the extent our efforts to comply with privacy laws is insufficient or inadequate, we may become subject to litigation or administrative sanctions, which could result in significant fines, penalties or damages and harm to our reputation.

          Under the terms of the sale of TaxMax, and under IRS regulations related to actions as a Electonic Return Originator (ERO), we retain the responsibility of record retention of tax return information for a period of three years after the return was prepared.

          Privacy concerns relating to the disclosure of consumer financial information have drawn increased attention from federal and state governments. The Internal Revenue Service generally prohibits the use or disclosure by tax return preparers of taxpayers’ information without the prior written consent of the taxpayer. In addition, the Gramm-Leach-Bliley Act and other Federal Trade Commission regulations require financial service providers, including tax return preparers, to adopt and disclose consumer privacy policies and provide consumers with a reasonable opportunity to opt out of having personal information disclosed to unaffiliated third parties for advertising purposes. Although we have established security procedures to protect against identity theft, breaches of our customers’ privacy may occur. To the extent the measures we have taken prove to be insufficient or inadequate, we may become subject to litigation or administrative sanctions, which could result in significant fines, penalties or damages and harm to our reputation.

USE OF PROCEEDS

          Assuming that all of our class A common share purchase warrants and our class B common share purchase warrants held by the selling shareholders are exercised for cash, we will receive proceeds of approximately Cdn$2,558,900, of which we intend to use approximately 50% of these proceeds to fund the opening of up to two additional company owned Carbiz Auto Credit centers, with the remaining funds used for the retirement of accounts payable, working capital and general corporate purposes. We will not receive any proceeds from the sale by the selling shareholders of their common shares or common shares issued to them upon exercise of our class A common share purchase warrants or our class B common share purchase warrants.

          We have agreed to bear the expenses in connection with the registration of the common shares being offered by the selling shareholders under this prospectus, which we have estimated to be approximately $225,000.

PRICE RANGE OF COMMON SHARES

          Our common shares are quoted on the TSX Venture Exchange under the symbol “CZ”. Our common shares are not currently quoted for trading in the United States. We will seek quotation of our common shares for trading on the Over-The-Counter Bulletin Board after this registration statement is declared effective.

          The quarterly high and low sales price information in Canadian dollars on the TSX Venture Exchange of our common shares during the periods indicated are as follows:

	High	Low

Fiscal Year Ending January 31, 2007
Second Quarter (through June 30, 2005)	Cdn$0.11	Cdn$0.06
First Quarter	Cdn$0.10	Cdn$0.06
Fiscal Year Ending January 31, 2006
Fourth Quarter	Cdn$0.14	Cdn$0.06
Third Quarter	Cdn$0.15	Cdn$0.06
Second Quarter	Cdn$0.20	Cdn$0.06
First Quarter	Cdn$0.20	Cdn$0.11
Fiscal Year Ending January 31, 2005
Fourth Quarter	Cdn$0.20	Cdn$0.12
Third Quarter	Cdn$0.27	Cdn$0.16
Second Quarter	Cdn$0.29	Cdn$0.15
First Quarter	Cdn$0.40	Cdn$0.20
Fiscal Year Ending January 31, 2004
Fourth Quarter	Cdn$0.40	Cdn$0.15
Third Quarter	Cdn$0.18	Cdn$0.06
Second Quarter	Cdn$0.12	Cdn$0.07
First Quarter	Cdn$0.10	Cdn$0.06

          As of June 29, 2006, the closing sales price for our common shares was Cdn$0.07 per share on the TSX Venture Exchange.

          As of May 31, 2006, there were approximately 112 holders of record of our common shares.

TAX CONSEQUENCES TO UNITED STATES HOLDERS

          The discussion under this heading summarizes the principal Canadian federal income tax consequences of acquiring, holding and disposing of our common shares for our shareholders who are not residents of Canada but are residents of the United States and who will acquire and hold our common shares as capital property for the purposes of the Income Tax Act (Canada) (which we refer to as the “Canadian Tax Act”). This summary does not apply to shareholders who carry on business in Canada through a “permanent establishment” situated in Canada or who perform independent personal services in Canada through a fixed base in Canada if the shareholders’ holdings in us are effectively connected with such permanent establishment or fixed base. This summary is based on the provisions of the Canadian Tax Act and the applicable regulations and on an understanding of the administrative practices of Canada Revenue Agency, and takes into account all specific proposals to amend the Canadian Tax Act or regulations made by the Minister of Finance of Canada as of today’s date. It has been assumed that there will be no other relevant amendment of any governing law although no assurance can be given in this respect. This discussion is general only and is not a substitute for independent advice from a shareholder’s own Canadian and U.S. tax advisors. The provisions of the Canadian Tax Act are subject to income tax treaties to which Canada is a party, including the Canada-United States Income Tax Convention (1980), as amended (the “Convention”).

Dividends on Common Shares and Other Income

          Under the Canadian Tax Act, a non-resident of Canada is generally subject to Canadian withholding tax at the rate of 25% on dividends paid or deemed to have been paid to him or her by a corporation resident in Canada. The Convention limits the rate to 15% if the shareholder is a resident of the United States and the dividends are beneficially owned by and paid to the shareholder and to 5% if the shareholder is also a corporation that beneficially owns at least 10% of the voting stock of the payer corporation.

          The amount of a stock dividend (for tax purposes) would generally be equal to the amount by which our paid up or stated capital had increased by reason of the payment of such dividend. We will furnish additional tax information to shareholders in the event of such a dividend. The Convention generally exempts from Canadian income tax dividends paid to a religious, scientific, literary, educational or charitable organization or to an organization constituted and operated exclusively to administer a pension, retirement or employee benefit fund or plan, if the organization is a resident of the United States and is exempt from income tax under the laws of the United States.

          The tax payable on dividends is to be withheld at source by us or personnel acting on our behalf. We are liable for the amount of the tax if we fail to so withhold. The taxpayer is liable in any event if we fail to withhold.

Dispositions of Common Shares and Other Income

          Under the Canadian Tax Act, a taxpayer’s capital gain or capital loss from a disposition of our common shares is the amount, if any, by which his or her proceeds of disposition exceed (or are exceeded by, respectively) the aggregate of his or her adjusted cost base of the shares and reasonable expenses of disposition. The capital gain or loss must be computed in Canadian currency using a weighted average adjusted cost base for identical properties. Capital gains net of losses are currently taxable as to 50%. The amount by which a shareholder’s capital loss exceeds the capital gain in a year may be deducted from a capital gain realized by the shareholder in the three previous years or any subsequent year, subject to certain restrictions in the case of a corporate shareholder.

          If our common shares are disposed of to us other than in the open market in the manner in which common shares would normally be purchased by the public, the proceeds of disposition will, in general terms, be considered as limited to the paid-up capital of the common share and the balance of the price paid will be deemed to be a dividend. In the case of a shareholder that is a company, the amount of any capital loss otherwise determined may be reduced, in certain circumstances, by the amount of dividends previously received in respect of the common shares disposed of, unless the company owned the common shares for at least 365 days prior to sustaining the loss and the company (together with companies, persons and other entities, with whom the company was not dealing at arm’s length) did not own more than 5% of our common shares from which the dividend was received, at the time the dividend was received. These loss limitation rules may also apply where a company is a member of a partnership or a beneficiary of a trust that owned the common shares disposed of.

          Under the Canadian Tax Act, a non-resident of Canada is subject to Canadian tax on taxable capital gains, and may deduct allowable capital losses, realized on a disposition of “taxable Canadian property.” Our common shares will only be taxable Canadian property if at any time in the 60 months immediately preceding the disposition, 25% or more of our issued common shares belonged to one or more persons in a group comprising the shareholder and persons with whom the shareholder did not deal at arm’s length. We believe the Convention will generally relieve United States residents from liability for Canadian tax on capital gains derived from a disposition of our common shares.

DIVIDEND POLICY

          We have never declared or paid any cash dividends on our common shares. The payment of any future dividends will be of the sole discretion of our board of directors. We currently intend to retain earnings to finance the expansion of our business and, therefore, we do not anticipate paying dividends in the foreseeable future.

EQUITY COMPENSATION PLANS AS OF JANUARY 31, 2006

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	3,317,817	$0.22	797,524
Equity compensation plans not approved by security holders
Total	3,317,817	$0.22	797,524

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

          The following Management’s Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements concerning our revenues, operating results, and financial condition. Such forward-looking statements include our intent to open additional credit centers in the future as wholly-owned subsidiaries or as joint venture arrangements; our expectations regarding the future revenues for, and the market acceptance of, our IDA software and related consulting service, and our expectations regarding future expense levels related to our credit center business. These forward-looking statements are subject to a number of risks and uncertainties, including but not limited to, the successful implementation of our new business strategy; the potential maturity of our 5% convertible debentures; our need for additional financing; our dependence on key personnel; risks related to sub-prime borrowers; risks related to general economic conditions; competition; government regulation; risks related to joint venture arrangements; protection of our proprietary rights; potential infringement by us of third parties’ proprietary rights; risks related to product defects, litigation exposure related to refund anticipation loans; our compliance with privacy laws and the other additional risks and uncertainties identified under the caption “Risk Factors,” beginning on page 5 and elsewhere in this prospectus or in any prospectus supplement we may file. You are encouraged to review these risk factors and this additional information carefully. An investment in our common shares involves substantial risk and could result in the loss of your entire investment. The following discussion should also be read in conjunction with our financial statements and notes thereto appearing elsewhere in this prospectus.

Overview

          Our revenue has been derived from three sources, which include:

  Software product and support sales and business model consulting services – through initial software license fees and subsequent support agreements, which provide monthly maintenance fees as well as through a combination of one-time consulting fees and monthly business analysis services;

  Tax return processing used for down payments on automobile purchases (TaxMax) – through seasonal registration fees, the bulk of which are received from October through December of each year, and subsequent tax processing fees, the bulk of which are received in February and March of each year; and

  Direct auto sales and related financing (Carbiz Auto Credit centers) – through our self provided on-site specialty finance business, which includes company owned locations as well as locations owned by our joint venture.

          Historically, we have been a software company that has also offered tax return processing services for, and business model consulting services to, the North American automobile industry. In May 2004, we decided to enter the direct automobile sales market utilizing our own software and business model consulting products by opening our first “credit center” in Palmetto, Florida, which is a used car dealership that offers financing on-site to customers with poor credit. Rather than continuing to focus our resources only on our software, tax processing and consulting businesses, it is our intent to expand and further diversify our business operations by opening additional credit centers in the future. We opened our second credit center in St. Petersburg, Florida in November 2004, and we recently opened our third credit center, a joint venture location, in Tampa, Florida. We anticipate opening additional credit centers in the future, with some of these credit centers being wholly-owned by us and others utilizing the joint venture structure discussed elsewhere in this prospectus. See “Business – Carbiz Auto Credit” on page 27 of this prospectus. Further, on May 16, 2006, we sold our TaxMax business to Tax Refund Services Inc. of Tampa, Florida. As a part of such asset sale, we agreed to enter into a non-competition agreement and, therefore, we do not intend to provide tax return processing services in the future.

          In terms of our existing software and consulting businesses, we believe that our IDA software and the related consulting will drive our software revenue and consulting services growth in the near term. To date, it has been installed in twenty dealerships, and we have a backlog of seven installations which are expected to be fully operational by the end of the fourth quarter of this fiscal year. We believe that there is an industry-wide movement towards the adoption of standardized accounting procedures and financial reporting within the independent dealer population, which consists of non-franchise automotive dealers, as a result of efforts by NIADA (National Independent Automobile Dealer Association) and NABD (National Alliance of Buy Here-Pay Here Dealers). We have worked closely with both of these associations during the development of our IDA software, and have received the “Approved Vendor for Standardized Accounting” designation from NIADA, a designation that indicates to the dealer community that IDA operates properly in producing appropriate audit trails, transaction processing, and financial reporting as defined by NIADA. Although NIADA approval is not required for a company to market its products to independent automobile dealers, we believe that the NIADA “Approved Vendor” designation will provide additional market acceptance of IDA as a specific accounting solution for independent dealers throughout North America.

          Our financial statements for the year ended January 31, 2005 included herein have been restated. On October 12, 2004, we completed a private placement of 5% convertible debentures which is described in Note 11 to these financial statements. We determined that the debentures were financial instruments that contained both a debt and equity component. In measuring and accounting for the allocation between debt and equity, we incorrectly allocated a portion of the proceeds to equity and recorded accretion expense during the year relating to a contingent event, which resulted in a required restatement for the year ended January 31, 2005.

          As a result of this restatement, the equity portion of the debentures has decreased from $794,523 to $Nil, the debt portion of the debentures has increased from $766,034 to $1,252,614, interest and other expenses has decreased from $290,893 to $126,908, net loss for the year has decreased from $1,833,543 to $1,669,558, and comprehensive loss for the year has decreased from $1,932,384 to $1,768,399. The loss per share (basic and diluted) changed from $0.05 per share to $0.04 per share.

          Our financial statements for the year ended January 31, 2006 included herein reflect an adjustment in the allocation of the proceeds of the debentures from the financial statements for the period ended October 31, 2005 included in previous versions of this registration statement. The adjustment reflects the carryforward of the restatement of the January 31, 2005 statements in which the debenture proceeds were allocated entirely to debt pending the resolution of the the contingent event required for debenture conversion.

Critical Accounting Policies

Revenue Recognition

          Our revenue is derived from the sale of licenses, services and commissions, the sale of products to dealers in the automobile industry and sale of used vehicles. We recognize revenue in accordance with Statement of Position 97-2, “Software Revenue Recognition,” issued by the American Institute of Certified Public Accountants in October 1997 as amended by Statement of Position 98-9 issued in December 1998 for all software or software related revenue. For all non-software or non-software related revenue, we recognize revenue in accordance with Securities and Exchange Commission Staff Accounting Bulletin 104, “Revenue Recognition,” which was preceded by Staff Accounting Bulletin 101, “Revenue Recognition in Financial Statements.” For contracts involving multiple deliverables, where the deliverables are governed by more than one authoritative accounting standard, we generally apply the Financial Accounting Standards Board Emerging Issues Task Force Issue No. 00-21, “Revenue Arrangements with Multiple Deliverables” to determine whether deliverables should be accounted for separately.

          We derive our revenue through the licensing of software products and providing related services, including installation, training and support, our TaxMax products, and our Carbiz Auto Credit Buy Here-Pay Here business. Our revenue from licenses is recognized upon the execution of a license agreement, when the licensed product has been delivered, fees are fixed or determinable, collection is probable and when all significant obligations have been fulfilled. Related services revenue is recognized when a signed contract has been executed, the services have been delivered, and obligations have been fulfilled. Our TaxMax revenue is made up of two parts. The first part is the dealer sign-up fee. These fees are paid between October and December. The second part is the tax preparation fees earned between January and April. As a majority of the tax preparation fees are earned subsequent to the year end, a portion of the sign up fees and related expenses are deferred and recognized as the tax preparation services are rendered. We also sell and finance used automobiles. The sale of vehicles is recognized once the customer takes delivery and title has passed to the customer. In the case of financing of sold vehicles, the interest is recognized over the term of the loan, which is generally 80 weeks, based on the principal outstanding at the time.

Use of Estimates

          We prepare our financial statements in accordance with generally accepted accounting principals in the United States. The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates are based upon historical experience and various other assumptions that are believed to be reasonable under the circumstances. These estimates are evaluated on an on-going basis and are used when accounting for items and matters such as the allowance for doubtful accounts, deferred revenue and related costs and contingencies. Actual results may differ from these estimates under different assumptions.

Stock-Based Compensation

          We account for stock-based compensation in accordance with Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees.” Pursuant to this accounting standard, we record deferred compensation for share options granted to employees at the date of grant based on the difference between the exercise price of the options and the market value of the underlying shares at that date. Deferred compensation is amortized to compensation expense over the vesting period of the underlying options. No compensation expense is recorded for stock options that are granted to employees and directors when the exercise price is equal to the fair market value of the shares at the time of the grant.

Change in Functional Currency

          Historically, the Canadian dollar has been our functional currency, and financial statements were reported in Canadian dollars. During the year ended January 31, 2005, we determined that as a result of the continued move of our operations and personnel, combined with significant debt issuances in the United States, our functional currency had changed to U.S. dollars. In addition, we determined that we would report our financial statements in U.S. dollars. All amounts presented in these financial statements are expressed in U.S. dollars unless otherwise indicated.

     In accordance with Statement of Financial Accounting Standards No. 52 “Foreign Currency Translation,” we have translated into U.S. dollars the financial statements as at and for the years ended January 31, 2005 and 2004. The method of translation used has resulted in the financial statements of prior years presented for comparison being translated as if the U.S. dollar had always been used as the reporting currency.

     Prior to November 1, 2004, the date on which we determined that our functional currency had changed to U.S. dollars, this translation was done using the current rate method. Under the current rate method, our assets and liabilities were translated into U.S. dollars at the exchange rate at the balance sheet date. Revenue, costs and expenses were translated at average rates prevailing during the periods. Translation adjustments arising prior to November 1, 2004 were reported as a component of other comprehensive income.

     Subsequent to November 1, 2004, this translation was done using the temporal method. Under the temporal method, our monetary assets and liabilities were translated to U.S. dollars at the exchange at the balance sheet date, while equity and non-monetary assets and liabilities were translated at their historical rates. Revenue, costs and expenses were translated at average rates prevailing during the periods. Translation adjustments arising prior to November 1, 2004 were reported as a component of net loss for the year.

Three Month Financial Information

     The following table sets forth selected three month financial information for our period ended April 30, 2006 and 2005. Period-to-period comparisons of Carbiz’s financial results are not necessarily meaningful and should not be relied upon as an indication of future performance.

Three Months ended April 30, 2006 compared to the three months ended April 30, 2005

	2006	% of	2005	% of
		Revenue		Revenue
Revenue	$1,005,840	100.0	$1,277,096	100.0
Cost of sales	$493,608	49.1	$540,063	44.0
Gross profit	$512,232	50.9	$737,033	60.1
Operating expenses	$721,820	71.8	$632,352	49.7
Operating income (loss)	$(209,588)	(17.1)	$104,681	8.2
Interest expense	$(35,438)	3.5	$(41,265)	3.2
Minority interest income (loss)	$10,197	1.0	$2,535	0.2
Net income (loss)	$(234,829)	(23.3)	$65,951	5.2
Other comprehensive income (loss)	$-0-		$-0-
Comprehensive income (loss)	$(234,829)	(23.3)	$65,951	5.2
Loss per common share (1)	$(0.01)		$0.00
Total assets	$1,127,676		$1,625,879
Long-term liabilities	$250,994		$527,648

(1) Diluted loss per share does not differ from basic loss per share for any of the above-noted periods as the conversion or exercise of any potentially dilutive securities would be anti-dilutive.

Revenue

     In the three months ended April 30, 2006, our revenues decreased by $271,256 compared to our three month revenue during the previous period ended April 30, 2005. This decrease was primarily due to a reduction in our TaxMax revenue of approximately $125,853 and a decrease of $99,008 in sales by our Carbiz Auto Credit operating unit during the first three months of 2006 when compared to the first three months of 2005. Carbiz Auto Credit generated sales of $190,166, including $137,219 from our company owned locations and $62,947 from our joint venture location, during the first three months of 2006. We continue to eliminate non-performing products, such as several older pre-Windows software products including our GoldKey Buy Here-Pay Here program and our TurboCAT F&I program, which may impact recurring monthly support revenue negatively in the short-term due to some attrition among that specific user population as we enter a period of time at which we announce the support for a specific product will end at a future date. During that time, we expect a majority of our users will be replacing the discontinued product with higher priced, higher margin products, which would result in a positive impact on future revenues. The decision to stop support for a specific product is made on the basis of the size of the remaining user population, the recurring revenue generated by that product, and the cost and difficulty of maintaining a technical support staff for the product.

Cost of Sales

     Our cost of sales expense decreased by $46,455 for the three months ended April 30, 2006, compared to same period ended April 30, 2005. Carbiz Auto Credit operations added cost of sales of $23,320, including a decrease in costs of $25,145 from our company owned locations and an additional $48,465 from our joint venture location, during the three months ended April 30, 2006, and all other parts of the operation decreased cost of sales by $69,775 during the three months ended April 30, 2006. We anticipate that our cost of sales expense will continue to increase as we open additional Carbiz Auto Credit centers in the future.

Expenses

     For the three months ended April 30, 2006, our operating expenses increased by $89,468 compared to the same period ended April 30, 2005. The Carbiz Auto Credit operating expenses were $67,336, including $32,738 from our company owned locations and $34,598 from our joint venture location, during the three months ended April 30, 2006, while operating expenses for other segments increased by $197,810 during the three months ended April 30, 2006. This primarily resulted from a loss on foreign currency exchange of $87,069 and an increase in audit and legal expenses related to the conversion from Canadian GAAP accounting standards to US GAAP accounting standards and the preparation of the Form SB-2 registration statement for the three months ended April 30, 2006 compared to the same three months of the prior year.

     We have not been investing significant amounts in fixed assets over the past two years. This fact is reflected in the decrease in depreciation and amortization expenses by $11,788 for the three months ended April 30, 2006 as compared to the same period ended April 30, 2006.

Interest Expense

     Our interest expense decreased by $5,827 for the three months ended April 30, 2006, compared to the same period ended April 30, 2005. We continue to pay down our longer term debt, with principal payments being made monthly.

Software Sales, Support and Consulting

     This segment of our business consists of new sales and recurring monthly revenue for software products and new sales, new sales and recurring monthly revenue of consulting products, and other related products including revenue from credit bureau fees, supply sales, and forms programming. Our total software, consulting and other sales during the three months ended April 30, 2006 decreased over the prior period ended April 30, 2005 by $46,395.

     Total software sales during the three months ended April 30, 2006 decreased from the prior period by $11,332, with recurring monthly support revenue showing improvement over the prior period by an increase of $22,353 or 6.3%. Sales of new software installations, however, decreased from the prior period by $33,685 or 40.8% .

     The adoption of our current Carbiz Windows-based programs by existing DOS users continued to show an upward trend during the three months ended April 30, 2006, with approximately 8% of users on previous generation DOS programs upgrading to current programs. We believe this demonstrated that our existing user base is remaining stable while new, incremental software sales should continue to add customers for consulting services. We believe the overall trend also indicates continuing growth of recurring revenue.

     The results of our IDA installations had some positive impact on the three months ended April 30, 2006, with several completed installations included in the sales totals. The monthly recurring support revenue for IDA in the three months ended April 30, 2006, grew to $10,500, with additional installations to be completed during the second quarter of fiscal 2007. Dealer interest in IDA continues to increase, which along with a shift in emphasis to higher value monthly support functions, we believe should result in continued growth in installations and recurring revenue.

     Our new sales of consulting services for the three month period ended April 30, 2006 showed a decrease from the prior period of $15,331 or 95.8%, while recurring monthly consulting revenue decreased by $737 or 0.9% from the prior period.

     Software sales provide opportunities for us to introduce our consulting services to business clients. While our software products facilitate data accumulation and reporting, our consulting services help to interpret the data and provide advice, as well as industry benchmarks, to help dealers improve results. Our consulting focuses on implementing a data tracking product that automates some data analysis, creates a recurring revenue stream and facilitates additional consulting services.

     We offer two levels of consulting services targeted mainly to the dealer who provides self-funded, on-site auto financing (Buy Here-Pay Here). The standard package includes unlimited manager training, unlimited “800” number technical support, a monthly benchmarking report of composite data from dealerships using our system, and one training conference per year. The premier package also includes a weekly faxed performance report based on download and analysis of the client’s data. Our consultants provide telephone consultation to discuss the report and provide guidance on areas where improvements could be made. We also may provide customized trend analysis on specialized issues. Also included in the premier package are three on-site visits each year by our consultant. Each visit includes a top-to-bottom audit of sales, operations, procedures, marketing activities, inventories, computer systems and financial results.

TaxMax

     TaxMax was our tax preparation and refund division. The seasonal nature of our TaxMax business meant that the significant impact of return preparation operations was recognized during the first quarter. Our TaxMax revenue for the three months ended April 30, 2006 declined by $125,823 over the prior period, reflecting a continuing trend of lower dealer participation in tax refund promotions and lower tax return volume per location.

     As a result of a continued decline in TaxMax revenue over a three-year period and a desire to focus both management and cash resources on the higher growth areas of our business, subsequent to the fiscal year end management decided to enter into an agreement to sell the TaxMax business. The sale was the result of an unsolicited offer and was completed during May 2006 to Tax Refund Services, Inc. of Tampa, FL. The $442,000 cash generated from the sale of TaxMax will be used primarily for further expansion of the Carbiz Auto Credit business.

Carbiz Auto Credit

     The fastest growing segment of our business continues to be our Carbiz Auto Credit specialty consumer finance business. Carbiz operates three facilities in Florida called “Carbiz Auto Credit,” that originate, underwrite, fund and collect auto loans to customers with credit difficulties. The scalable business model leverages our industry expertise and proprietary underwriting and collection processes.

     We believe that the results from our Palmetto and St. Petersburg corporate locations and Tampa joint venture location for the year ended January 31, 2006 have indicated a strong consumer demand for the finance product in that market, as well as reinforcing the effectiveness of our system for operations, marketing, underwriting and collections.

     The decrease in sales activity during the three months ended April 30, 2006 was the result of a decrease in inventory levels at all three locations due to a decrease in cash available for the purchase of inventory combined with the seasonal spike in wholesale car prices during tax season. Additional costs related to the Form SB-2 registration statement process resulted in the temporary cash shortage. With cash generated from the sale of TaxMax, it is anticipated that the inventory at all locations will return to a more normal level.

     As of the year ended January 31, 2006 and the three months ended April 30, 2006, the total Carbiz Auto Credit loan portfolio was $722,038 and $579,763, respectively. The allowance for doubtful accounts at the same dates was $95,119 and $74,953, respectively. The allowance for doubtful accounts is established through the allocation of 100% of any repossessions in process plus 8% of the remaining portfolio balance. All loans are made at an interest rate of 14.95% APR, with no loans made without complete documentation and verification of employment and references. While our underwriting procedures do not take credit score into account, a credit bureau report is done on each customer. While the range of scores varies widely, the average credit score of our customers is approximately 500.

Year End Financial Information

     The following summary of selected financial information for the years ended January 31, 2006 and 2005 is derived from, and should be read in conjunction with, and is qualified in its entirety by reference to, our audited annual financial statements, including the notes thereto, and with audited financial statements for fiscal years ended January 31, 2006 and 2005.

Year ended January 31, 2006 compared to the year ended January 31, 2005

	January	% of	January	% of
	2006	Revenue	2005	Revenue
Revenue	$4,417,199	100.0	$3,359,551	100.0
Cost of sales	$2,276,692	51.5	$1,486,506	44.2
Gross profit	$2,140,507	48.5	$1,873,045	55.7
Operating expenses	$2,826,339	51.8	$3,415,695	101.7
Operating loss	$(685,832)	(15.5)	$(1,542,650)	(45.9)
Interest expense	$(153,161)	3.4	$(126,908)	3.8
Minority Interest	$8,667	0.2	$-
Net loss	$(830,326)	(18.8)	$(1,669,558)	(49.7)
Other comprehensive loss	$-		$(98,841)	2.9
Comprehensive loss	$(830,326)	(18.8)	$(1,768,399)	(52.6)
Loss per common share(1)	$(0.02)		$(0.04)
Total assets	$1,342,316		$1,533,774
Long-term liabilities	$305,984		$766,420

(1) Fully diluted loss per share does not differ from basic loss per share for any of the above-noted periods as the conversion or exercise of any potentially dilutive securities would be anti-dilutive.

Revenue

     In the year ended January 31, 2006, our revenues increased by $1,057,648 compared to the previous year. This increase was primarily due to the positive sales generated by our Carbiz Auto Credit operating unit, which generated sales of $1,503,004 in its twelve months of operations, of which $284,276 was generated by the new joint venture operation. Our total software, consulting and other sales during the year ended January 31, 2006 increased over the prior year by $291,569. These increases were partially offset by a reduction in our TaxMax revenue of approximately $142,203 during the year ended January 31, 2006 compared to the previous year. We continue to eliminate non-performing products impacting revenue negatively in the short-term, replacing them with higher priced, higher margin products, which we expect to positively impact the future.

Cost of Sales

     Our cost of sales expense increased by $790,186 for the year ended January 31, 2006, compared to the previous year. Carbiz Auto Credit operations added $902,028 to cost of sales, the joint venture portion of the additional cost of sales was $198,709 and the TaxMax and software operations reflected a decline in cost of sales of $83,770 and $28,072, respectively.

Expenses

     For the year ended January 31, 2006, our operating expenses decreased by $196,919 compared to the previous year. The Carbiz Auto Credit operating expenses increased year over year by $309,566, the joint venture portion of additional operating expense was $102,159, while operating expenses for other segments decreased by $506,485 year over year. The major causes were the decrease in expenses to accrue for tax work and the reduction in stock options expenses, for the twelve months ending January 31, 2005 which did not reoccur in the current twelve months ending January 31, 2006.

Cost of Sales

          Our cost of sales expense increased by $790,186 for the year ended January 31, 2006, compared to the previous year. Carbiz Auto Credit operations added $902,028 to cost of sales, the joint venture portion of the additional cost of sales was $198,709 and the TaxMax and software operations reflected a decline in cost of sales of $83,770 and $28,072, respectively.

Expenses

          For the year ended January 31, 2006, our operating expenses decreased by $196,919 compared to the previous year. The Carbiz Auto Credit operating expenses increased year over year by $309,566, the joint venture portion of additional operating expense was $102,159, while operating expenses for other segments decreased by $506,485 year over year. The major causes were the decrease in expenses to accrue for tax work and the reduction in stock options expenses, for the twelve months ending January 31, 2005 which did not reoccur in the current twelve months ending January 31, 2006.

          We have not been investing significant amounts in fixed assets over the past two years. This fact is reflected in the decrease in depreciation and amortization expenses by $392,437 for the year ended January 31, 2006 as compared to the previous year.

Interest Expense

          Our interest expense increased by $26,253 for the year ended January 31, 2006, compared to the previous year. The major cause of the increase was due to accrued interest on the 5% convertible debentures. We continue to pay down our long-term debt, with principal payments being made monthly.

Software Sales, Support and Consulting

          This segment of our business consists of new sales and recurring monthly revenue for software products, and new sales and recurring monthly revenue of consulting products, and other related products including revenue from credit bureau fees, supply sales, and forms programming.

          Our software recurring revenue for the year ended January 31, 2006 continued to show improvement over the prior year with an increase of 17.5% in our monthly support revenue. Our sales of new software installations also showed improvement over the prior year with an increase of 9.2% . This reflected the beginning of positive growth as a result of changes in our product mix to eliminate less profitable products and shift the focus of sales of our core software and support products that can provide long-term growth opportunities.

          The adoption of our current Carbiz Windows-based programs by our existing DOS users continued to show an upward trend. During the year ended January 31, 2006, approximately 6% of users on previous generation DOS programs upgraded to current programs. This was a consistent trend quarter-by-quarter throughout the year, demonstrating that our existing user base is remaining stable while new, incremental software sales should continue to add customers for consulting services. We believe that this overall trend indicates continuing growth of recurring revenue.

          The results of our IDA installations had some positive impact on the year ended January 31, 2006, with several completed installations included in the sales totals. The monthly recurring support revenue for IDA increased to approximately $23,592 in the year ended January 31, 2006. Dealer interest in IDA continues to increase, which along with a shift in emphasis to higher value monthly support functions, we believe should result in continued growth in installations and recurring revenue.

          Our new sales of consulting services for the year ended January 31, 2006 showed an decrease from the prior year of 36.1%, which also resulted in an decrease of recurring monthly consulting revenue of 8.7% over the prior year. Most new consulting customers were additional locations opened by existing customers while sales to new consulting customers declined.

          Software sales provide opportunities for us to introduce our consulting services to business clients. While our software products facilitate data accumulation and reporting, our consulting services help to interpret the data and provide advice, as well as industry benchmarks, to help dealers improve results. Our consulting focuses on implementing a data tracking product that automates some data analysis, creates a recurring revenue stream and facilitates additional consulting services.

          We offer two levels of consulting services targeted mainly to the Buy Here-Pay Here dealer who provides self funded on-site financing. The standard package includes unlimited manager training, unlimited “800” number technical support, a monthly benchmarking report of composite data from dealerships using our system, and two training conferences per year. The premier package also includes a weekly faxed performance report based on download and analysis of the client’s data. Our consultants provide telephone consultation to discuss the report and provide guidance on areas where improvements could be made. We also may provide customized trend analysis on specialized issues. Also included in the premier package are three on-site visits each year by our consultant. Each visit includes a top-to-bottom audit of sales, operations, procedures, marketing activities, inventories, computer systems and financial results.

TaxMax

          TaxMax was our tax preparation and refund division. The seasonal nature of our TaxMax business meant that the significant impact of return preparation operations was recognized during the first quarter. TaxMax revenue for the year ended January 31, 2006 declined by $142,203 or 22.2% over the prior year, reflecting a continuing trend of lower dealer participation in tax refund promotions and lower tax return volume per location.

          As a result of a continued decline in TaxMax revenue over a three-year period and a desire to focus both management and cash resources on the high growth areas of our business, subsequent to the quarter ended April 30, 2006 end management decided to enter into an agreement to sell the TaxMax business. The sale was completed on May 16, 2006 to Tax Refund Services, Inc. of Tampa, FL. The $442,000 cash generated from the sale of TaxMax will be used primarily for further expansion of the Carbiz Auto Credit business.

Carbiz Auto Credit

          The fastest growing segment of our business continues to be our Carbiz Auto Credit Buy Here-Pay Here specialty consumer finance business. In May and November 2004, Carbiz opened two facilities in Florida called “Carbiz Auto Credit,” that originate, underwrite, fund and collect auto loans to customers with credit difficulties. The scalable business model leverages our industry expertise and proprietary underwriting and collection processes.

          We believe that the twelve-month results from our Palmetto and St. Petersburg Auto Credit Centers demonstrate strong consumer demand for the finance product in those markets, as well as reinforcing the effectiveness of the Carbiz system for operations, marketing, underwriting and collections.

          In order to further accelerate the growth of our credit center business, during the past year we announced the formation of a joint venture company for purpose of opening several additional credit centers over a period of time, the first of which opened in Tampa, Florida during July 2005. The joint venture company includes the investment of necessary funding by the joint venture partner along with the contribution of proprietary operating methods, software, and management by CarBiz.

Liquidity and Capital Resources

          As of January 31, 2006 and April 30, 2006, we had $119,735 and $73,890, respectively, in cash and cash equivalents. During the three months ended April 30, 2006, we increased our accounts payable and accrued liabilities by $106,505, which now total $1,391,707. During the three months ended April 30, 2006, we made debt repayments and capital lease payments totaling $33,883. We have continued to rely on private placements to meet our cash flow requirements. Operationally, we have not generated the necessary revenue to cover our operating expenses.

          On April 6, 2006, we completed a non-brokered private placement of a 5% convertible debenture issued to Jon Kochevar for gross proceeds of Cdn$23,238. Prior to the maturity date, the debenture converts automatically upon the quotation of our common shares for trading on the Over-The-Counter Bulletin Board and the delisting of our common shares for trading on the TSX Venture Exchange. The debenture converts into units, with each unit comprised of one common share, one class A common share purchase warrant and one-half of one class B common share purchase warrant, at a price of $0.12 per unit. Each class A common share purchase warrant may be exercised through April 6, 2011 for one common share at an exercise price of Cdn$0.12 per common share. Each whole class B common share purchase warrant may be exercised through April 6, 2011 for one common share at an exercise price of Cdn$0.12 per common share. The maturity date for the debenture is October 6, 2006, and interest immediately accrues on the debenture. All of the proceeds from this private placement were used to repay the principal and accrued interest on a debenture that matured on April 6, 2006, because such debenture holder would not extend the maturity date of his debenture until October 6, 2006.

          On October 6, 2005, we completed a non-brokered private placement of 5% convertible debentures for gross proceeds of Cdn$809,119 issued to certain of our executive officers and directors. Prior to the maturity date, the debentures convert automatically upon the quotation of our common shares for trading on the Over-The-Counter Bulletin Board and the delisting of our common shares for trading on the TSX Venture Exchange. The debentures convert into units, with each unit comprised of one common share, one class A common share purchase warrant and one-half of one class B common share purchase warrant, at a price of Cdn$0.15 per unit. Each class A common share purchase warrant may be exercised through October 6, 2010 for one common share at an exercise price of Cdn$0.15 per common share. Each whole class B common share purchase warrant may be exercised through October 6, 2010 for one common share at an exercise price of Cdn$0.15 per common share. The maturity date for the debentures was April 6, 2006, and interest immediately accrued on the debentures. All of the proceeds from this private placement were used to repay the principal and accrued interest on certain other debentures that matured on October 6, 2005, because the debenture holders would not extend the maturity date of those debentures until April 6, 2006.

          As a result of not achieving quotation of our common shares on the Over-The-Counter Bulletin Board by April 6, 2006, we negotiated with our debenture holders for an extension of the maturity date until October 6, 2006 in order to allow us additional time to achieve quotation of our common shares for trading on the Over-The-Counter Bulletin Board and delist our common shares from trading on the TSX Venture Exchange. In exchange for the extension of the maturity date, we offered to lower the conversion rate of the debentures to Cdn$0.12 per unit and the exercise price for each of the class A common share purchase warrants and the class B common share purchase warrants to Cdn$0.12. Only one of our debenture holders sought to be paid the principal and interest on his debenture, which was Cdn$25,150, while the remaining debenture holders agreed to the extension of the maturity date.

          On February 28, 2005 we completed a revolving loan agreement with Carbiz Auto Credit JV1, LLC, our joint venture company, with no fixed maximum principal amount and no fixed repayment term at an annual interest rate of the U.S. prime rate plus 1.5% .

          On July 29, 2005, we completed a non-brokered private placement of a $150,000 principal amount promissory note that bears interest at a rate of 17.7% with Medipac (US) International Inc., which is a wholly-owned subsidiary of Medipac International Inc. which is an entity controlled by Mr. Quigley, who is one of our directors, and Mr. Popel, who is also one of our directors. This note calls for payments of $15,000 including principal and interest to begin on October 1, 2005 and will mature on August 1, 2006.

          On October 12, 2004, we completed a brokered private placement of 5% convertible debentures for net proceeds of Cdn$1,614,030 issued to a group consisting of non-U.S. and U.S. purchasers. The debentures were to convert automatically upon the quotation of our common shares for trading on the Over-The-Counter Bulletin Board and the delisting of our common shares from trading on the TSX Venture Exchange. The debentures were to convert into units, with each unit comprised of one common share, one class A common share purchase warrant and one-half of one class B common share purchase warrant, at a price of Cdn$0.22 per unit. Each class A common share purchase warrant was to be exercisable through October 12, 2009 for one common share at an exercise price of Cdn$0.23 per common share. Each whole class B common share purchase warrant was to be exercisable through October 12, 2009 for one common share at an exercise price of Cdn$0.30 per common share. Interest did not accrue on the debentures until May 1, 2005. If the conditions necessary for the conversion of these debentures were not met by October 6, 2005, the debentures matured and the principal and accrued interest would be due and payable in full on that date.

          As a result of not achieving quotation of our common shares on the Over-The-Counter Bulletin Board by October 6, 2005 and not having sufficient cash on hand to repay the debentures, we negotiated with our debenture holders for an extension of the maturity date until April 6, 2006 in order to allow us additional time to achieve quotation of our common shares for trading on the Over-The-Counter Bulletin Board and delist our common shares from trading on the TSX Venture Exchange. In exchange for the extension of the maturity date, we offered to lower the conversion rate of the debentures to Cdn$0.15 per unit and the exercise price for each of the class A common share purchase warrants and the class B common share purchase warrants to Cdn$0.15. The holders of Cdn$846,297 principal amount of our debentures sought to be paid the principal and interest on their debentures, while the remaining debenture holders agreed to the extension of the maturity date.

          In consideration for the services provided by an agent related to the private placement on October 12, 2004, the agent received a cash commission equal to 10% of the gross proceeds raised by the agent, which totaled $61,974. The agent is also entitled to receive a cash fee equal to 2% of the gross proceeds from the subsequent exercise within twelve months from the date the debentures are converted of any class A common share purchase warrants or class B common share purchase warrants that were issued upon conversion of debentures placed by the agent. In addition, the agent will receive that number of units that is equal to 10% of the number of units to be issued on the date the debentures are converted with respect to debentures placed by the agent. Each unit shall consist of one first common share purchase warrant and one second common share purchase warrant. Each first common share purchase warrant may be exercised to acquire one common share at a price of Cdn$0.22 per share on or before the date that is five years from the date the debentures are converted into units. Each second common share purchase warrant may be exercised to acquire one common share at a price of Cdn$0.23 per share on or before the date that is five years from the date the debentures are converted into units.

          On September 16, 2004, we completed a non-brokered private placement of 91,000 units at a purchase price of Cdn$0.30 per unit to a group consisting of non-U.S. and U.S. purchasers for gross proceeds of Cdn$27,300. Each unit consisted of one common share and one common share purchase warrant, with each common share purchase warrant exercisable for one common share until September 16, 2005 upon payment by the holder of Cdn$0.30 per common share.

          On July 9, 2004, we completed a brokered private placement of 602,431 units at a purchase price of Cdn$0.30 per unit to a group consisting of non-U.S. and U.S. purchasers for gross proceeds of Cdn$180,729. Each unit consists of one common share and one common share purchase warrant, with each common share purchase warrant exercisable for one common share until July 9, 2005 upon payment by the holder of Cdn$0.30 per common share. The agents involved in the private placement were issued 302,387 common share purchase warrants, with each common share purchase warrant exercisable for one common share until July 9, 2006 upon payment by the holder of Cdn$0.30 per common share.

          On May 5, 2004, we completed a non-brokered private placement of 232,628 units at a purchase price of Cdn$0.30 per unit to a group consisting of non-U.S. purchasers and U.S. purchasers for gross proceeds of Cdn$69,788. Each unit consists of one common share and one common share purchase warrant, with each common share purchase warrant exercisable into one common share until May 5, 2005 upon payment by the holder of Cdn$0.30 per common share.

          On March 31, 2004, we completed a non-brokered private placement of 1,054,158 units at a purchase price of Cdn$0.30 per unit to a group consisting of non-U.S. and U.S. purchasers for gross proceeds of Cdn$316,247. Each unit consists of one common share and one common share purchase warrant, with each common share purchase warrant exercisable into one common share until March 31, 2005 upon payment by the holder of Cdn$0.30 per common share.

          With the exception of the most recent private placement, we used all of these funds primarily to finance our operating loss and expand our Carbiz Auto credit operations.

          Payments due from us over the next five fiscal years for operating and capital leases, and short and long-term debt are as follows:

	Less Than	One to	Three to	Greater than	Total
	One Year	Three Years	Five Years	Five Years
Operating Leases	$194,090	$387,667	$111,067	$-	$692,824
Capital Leases	10,126	17,850	2,696	-	30,672
Long-Term Debt	154,608	174,173	-	-	328,781
Interest	30,931	10,865	-	-	41,796
$389,755	$590,555	$113,763	$-	$1,094,073

          Should our operating revenues fail to increase to provide sufficient cash flow to fund operations we may require additional financing. Based on first quarter results and an assumption of meeting business projections for the remainder of the fiscal year and achieving quotation of our common shares on the Over-The-Counter Bulletin Board and a delisting on the TSX Venture Exchange on or before October 6, 2006, our current cash flow from operations and our cash on hand are sufficient to fund our operations until January 2007. Actual results that vary from projections may require the need for additional cash during that period. Our ability to arrange such financing in the future will depend in part upon the prevailing capital market conditions as well as our business performance. There can be no assurance that we will be successful in our efforts to arrange additional financing, if needed, on terms satisfactory to us or at all. The failure to obtain adequate financing could result in a substantial curtailment of our operations. If additional financing is raised by the issuance of securities, control of Carbiz may change and/or our shareholders may suffer significant dilution.

Off-Balance Sheet Arrangements

          As of the date of this prospectus, we do not have any off-balance sheet arrangements.

BUSINESS

Carbiz Inc.

          We were incorporated pursuant to the provisions of the Business Corporations Act (Ontario) under the name “Data Gathering Capital Corp.” on March 31, 1998. We changed our name from “Data Gathering Capital Corp.” to “Carbiz.com Inc.” on September 1, 1999. Thereafter, we changed our name again to “Carbiz Inc.” on July 15, 2003.

          On July 14, 1998, we completed our initial public offering in Canada by issuing 1,500,000 common shares, and we listed our common shares for trading on the junior capital pool board of The Alberta Stock Exchange (now the TSX Venture Exchange Inc.) on July 23, 1998.

          On December 18, 1998, we acquired our wholly-owned subsidiary, Data Gathering Service Inc., by way of a reverse takeover. Data Gathering Service Inc. was incorporated under the Business Corporations Act (Ontario) on November 30, 1995. Data Gathering Service Inc. was in the business of consulting to auto dealers. On August 1, 1999, we acquired all of the shares of Autosure Financial Corporation Atlantic Limited and MPI Marketing Professionals Incorporated, both companies incorporated under the Companies Act (Nova Scotia) that were in the business of providing auto dealer software for sales enhancement. On January 20, 2000, Autosure Financial Corporation changed its name to 2288764 Nova Scotia Ltd. On March 29, 2000, we acquired all of the shares of Advanced Dealer Services, Inc., a company incorporated under the laws of the State of Florida that was in the business of providing software and business model consulting to Buy Here-Pay Here automobile dealers who provided self funded on-site financing. On April 4, 2000, we acquired all of the shares of Abbey Canada Inc., a company incorporated under the Business Corporations Act (Ontario) that was in the business of credit insurance. On May 19, 2000, we acquired all of the shares of TaxMax Service Group, Inc., a company incorporated under the laws of the State of Florida that was in the business of providing tax return processing for auto dealer customers for use of refunds as down payments.

          We currently operate one wholly-owned subsidiary in the United States, Carbiz USA Inc., which is incorporated in the State of Delaware. Carbiz USA Inc. also has an operating subsidiary in the United States, Carbiz Auto Credit, Inc., which is incorporated in the State of Florida.

          On February 25, 2005, we also entered into a joint venture agreement with an entity controlled by one of our directors and, as a result, we own a 50% interest in Carbiz Auto Credit JV1, LLC, a limited liability company formed in Florida.

          Our Canadian registered office is located at Suite 930, 3044 Bloor Street West, Toronto, Ontario, M3Y 2Y8. Our United States registered agent is William Guerrant, Esq. of Hill, Ward & Henderson P.A. at 101 East Kennedy Blvd., Suite 3700, Tampa, Florida 33602. Our principal office is located at 7405 North Tamiami Trail, Sarasota, Florida 34243. Our telephone number is (941) 952-9255.

Our Business

          We are a provider of specialty consumer financing products, software, training and consulting services, mainly to the automotive dealer on-site financing industry in the United States. Since our founding in 1995, we have served numerous new and used car dealerships of all sizes and in many geographic areas. We have been and continue to be focused on Buy Here-Pay Here dealerships, which are automotive dealers who use their own money to finance vehicles for customers with sub-standard or poor credit.

          In addition to continuing to grow our core business, the main thrust of our expansion strategy includes establishing our own group of on-site auto finance credit centers in order to capitalize on our knowledge and experience in this area. We opened our first “Carbiz Auto Credit” finance center in Palmetto, Florida on May 10, 2004. We believe the favorable economics and market opportunity in the Buy Here-Pay Here industry and our prior knowledge and expertise advising automobile dealerships in this industry positions us to be successful in the market.

          We have developed a solid and growing base of customers and revenue, and we currently serve over 3,500 clients across all 50 states who utilize one or more of our products and/or services. As a result of the sale of our TaxMax business on May 16, 2006, our products now fall into two primary categories: software products for operation of auto dealers and business model consulting and direct auto sales and financing through our wholly-owned operations or our joint venture arrangements.

Dealer Software and Business Model Consulting

          Our dealer software solutions focus on finance, sub-prime finance, dealer provided on-site finance operations and dealer accounting solutions. After a series of acquisitions, we spent most of 2001 and 2002 consolidating over sixty separate software programs into three main programs (MSP, VisualCAT and IDA). We plan to continue developing, selling and maintaining each of these and the other products and services listed below, as well as identifying new products and services for the specialty consumer finance and automotive businesses.

Our principal products include:

  Management System Plus (“MSP”) – Provides dealers with the ability to offer on-site self funded financing at the point of sale (Buy Here-Pay Here), including inventory management, contracting and collection functionality. The Buy Here-Pay Here business emerged as a distinct business category when car dealers began financing “unbankable” customers in order to sell used cars. In short, the customer needs a car, the dealer wants to make a profit, and no one will lend the customer the money, so the dealer finances the deal.

  The Buy Here-Pay Here business is the combination of a consumer finance company and a used car dealership. Customers typically make a down payment and then make weekly payments to the dealer. In order to obtain dealer financing, customers typically pay high interest rates, usually in the range of 18-22% per annum.
  MSP is a Windows program written in Visual Basic and is available for delivery on a single person computer, a local area network, or via the Internet. Recent enhancements include an interface with starter interrupt devices, automated Internet credit report access, and automated access to the Office of Foreign Assets Control “bad guy” list.

  VisualCat – Provides dealers with the ability to offer prime and sub-prime financing through third-party lenders at the point of sale, including inventory management, storage of lender criteria, credit bureau access and contracting functionality. The program compares the credit parameters of each finance program offered by various lenders against customer data and determines which, if any, are available based on the buyer’s credit status and maximum monthly payment. The program then matches the buyer’s maximum monthly payment with every vehicle in the dealer’s inventory to allow the dealer to select appropriate vehicles for the buyer. The software enables dealers to expand their customer base by arranging financing for the full range of automotive customers.

  VisualCAT is a Windows program written in Delphi and is available for delivery on a single personal computer, a local area network, or via the Internet. Recent enhancements include automated Internet credit report access, and automated access to the Office of Foreign Assets Control “bad guy” list.

  Independent Dealer Accounting (“IDA”) – Provides a suite of accounting and financial reporting tools designed specifically for independent dealers, including real-time integration with MSP and VisualCat. All appropriate entry points create entries and updates in real-time in both the dealer management system and accounting files. One benefit of this tight integration is the production of a daily operation control report, previously available only in systems beyond the financial reach of the smaller dealer. Another key area of integration is the generation of real-time transactions to a related finance company. For the on-site auto financing dealer (Buy Here-Pay Here) that has a related finance company, when the contract is sold to the company from the dealership, IDA will automatically generate all transactions in both companies.

The major modules of IDA include powerful tools for the management of:

General ledger                           Vehicle inventory
Accounts payable                    Accounts receivable
Journal transactions                 Payroll

IDA is the result of years of development of accounting functions in the DOS version of our Buy Here-Pay Here software. Our understanding of the dealership accounting functions results from many installations where we not only provide software to the dealer but also provide consulting services that touch all areas of the dealer operations. IDA brings that depth of accounting design and operational knowledge to a system integrated with our current Windows dealer management systems to provide a complete management solution to the independent dealer. IDA is a Windows program written in Visual Basic and is available for delivery on a single personal computer, a local area network, or via the Internet. With our IDA product, we are an Approved Vendor for Standardized Accounting by the NIADA.

Traffic Management System – Provides dealers with the ability to track walk-in and phone traffic in the dealership including follow-up list generation, sales result reporting and VisualCat interface functionality.

Traffic Management System enables dealers to do the following:

Track prospects and sold and cancelled customers.
Provide a multitude of reports including salesperson’s activities, salesperson efficiency, customer and prospect contacts, customer analysis by model type and source, etc.
Provide daily follow-up scheduling.
Provide unlimited follow-up letters with an automated letter-printing program.

Effective traffic management can assist dealers improve their closing ratios, sell more cars and increase customer satisfaction.

BHPH Business Model Consulting – Our business model consulting products focus on assisting our dealers with the successful operation of an on-site self funded auto financing (Buy Here-Pay Here) business. Our consultants have extensive knowledge and practical experience in finance and insurance, sub-prime finance and the Buy Here-Pay Here business. Dealers can choose from various products, including:

Dealer Controlled Finance (“DCF”) Business Model Package – Provides dealers with a complete operation model for an on-site self funded auto finance dealership including policies and procedures, sales methods, collections methods and manager and associate training.

Guardian Consulting Service – Provides DCF dealers with a weekly review of goals, problem areas and operational results done through extraction of data from the dealer’s software, a written summary of results, and presentation of the report by conference call by a Carbiz consultant.

On-site Consulting – Provides dealers with an on-site review of sales and collections policies and procedures including the presentation of a written summary of recommendations by a Carbiz consultant.

  Training – Provides dealers with a manager training class and an associate training class held monthly at the Carbiz facility in Sarasota, Florida.

Carbiz Auto Credit

          In May 2004, we opened our first Carbiz Auto Credit center in Palmetto, Florida as a result of our decision to enter the direct automobile sales market. Our “credit center” is a used car dealership that offers financing on-site to customers with poor credit through the utilization of our software products and our DCF business model. Rather than continuing to focus only on our existing software, consulting and TaxMax business, it is our intent to expand and diversify our business by opening additional credit centers in the future. In November 2004, our second Carbiz Auto Credit location was opened in St. Petersburg, Florida, and our third location, the first location of our joint venture, opened in Tampa, Florida in July 2005. Each credit center originates, funds, manages and collects loans for vehicles sold to customers.

The Buy Here-Pay Here Industry

          Buy Here-Pay Here is the common term for automobile dealers who use their own money to finance vehicles for customers. The term developed because the customer makes his/her car payment in person, at the same lot where they bought the vehicle. The customer base for these dealers is people who have poor or badly impaired credit histories, thus making conventional financing and even sub-prime financing unavailable to them. This includes customers with multiple bankruptcies, multiple accounts defaulted upon and charged-off by previous lenders, etc. They have low-paying jobs, no health insurance, and a history of not paying their bills. Nevertheless, all of these people typically need a car to get to work and for other basic transportation needs.

          Although the Buy Here-Pay Here business looks like the retail automobile sales business on the surface, it is, in fact, a “finance and collections” business. Successful Buy Here-Pay Here dealers have developed ways to ensure collections of not only of their costs, but most of their profit as well.

          The reason Buy Here-Pay Here dealers can operate profitably with this class of customer is that they have developed business practices which allow them to collect sufficient amounts of money to cover their charge-off losses and generate a profit. In fact, some are so successful that they can maintain average charge-off rates of 5% of outstanding loan balances or lower, and produce return on investment in the triple digits. Some of the procedures Buy Here-Pay Here dealers have developed to ensure this are:

  Payday Payments – The typical customer can pay $55 - $65 dollars per week, but cannot pay $200 a month. They just can’t save and are poor money managers.

  Required In-Person Payments – This avoids the “check is in the mail” syndrome, and also allows the dealerships to develop personal relationships.

  Development of Personal Relationships – People will pay “friends” before they will pay faceless entities like the phone or power companies.

  Start Collection Process Immediately – Dealers begin this process the day after the customer is delinquent or if payment is not made in full.

          We believe that if managed properly, the Buy Here-Pay Here business can be profitable. Further, we believe that we have gained significant knowledge, data and expertise through our years of training others to successfully start and operate Buy Here-Pay Here businesses to begin starting our own group of dealerships providing on-site auto financing.

Markets

          The primary market for our software products and services is the automotive retail industry in North America, with a direct focus on the on-site self funded financing (Buy Here-Pay Here) segment. According to an annual summary of industry data published in May 2005 by NADA, it is estimated that new car dealers generated approximately $714 billion in sales in the United States in 2004. Further, according to this same source, there are approximately 21,640 franchised automotive dealers in the United States, of which a significant number engage in Buy

Here-Pay Here automobile sales. Although we consider all dealers as potential customers, we believe that the specific Buy Here-Pay Here dealer segment is best suited for our MSP and IDA software products and the franchised dealer segment is best suited for our VisualCAT software product.

          As a result of changing demographics and a growing segment of the population with declining credit worthiness, we believe that the need for Buy Here-Pay Here dealerships continues to grow. Many new car or franchise dealers are entering the on-site self funded finance market as a way to increase their business by capturing the customer that could not be financed through normal prime of sub-prime channels offered by the dealer. This vertical integration also works in the use of inventory by making older trade in vehicles that would otherwise be disposed of wholesale available for sale to the unbankable customer, providing a higher margin on that vehicle. The dealer principle in these cases will not be physically located at the Buy Here-Pay Here facility, and is a prime prospect for our business model consulting products.

          To date, we have opened three Carbiz Auto Credit centers in the State of Florida. It is our intent to continue to open additional Carbiz Auto Credit centers in the future, with these additional centers likely located in the State of Florida.

Sales and Marketing

          Sales of our software and consulting products are conducted by our sales staff located at our corporate office in Sarasota, Florida. Our sales staff is responsible for responding to sales leads generated from our marketing activity, explaining products and services, demonstrating products, following-up with customers, and closing orders.

          Product marketing for all products includes several industry conferences and trade shows during the year, including the National Alliance of Buy Here-Pay Here Dealers Conference, NIADA Annual Convention, the National Sub-Prime and Buy Here-Pay Here Conference, and several state independent dealer association conventions. Such trade show activity provides an opportunity to present our products directly to attending dealers as well as providing an increased general awareness of Carbiz within the dealer market.

          Product print advertising is done on a consistent basis in multiple industry trade publications, including Used Car News, Auto Remarketing, and Used Car Dealer magazines. In addition, an active Internet advertising program includes key word search placement on multiple search engines, with click through results directed to the Carbiz website.

          As a result of the acquisition of several regional software companies during 2000, we currently have a user base of approximately 3000 software installations, many of which are still using older programs originally purchased from the acquired companies. Marketing to this specific target group is done through an ongoing program of outbound phone calls and specific mailings to users of individual products.

Research and Development

          Research and development is carried out by a staff of program developers who maintain and enhance our current products as well design and program new products for future release. As a result, these expenses are included in the total operating expenses of our software division along with product support rather than as a segregated expense or capital cost. While our development efforts over the past two years have been primarily focused on the development of our IDA software product, it is not possible to specifically separate those development expenses from our overall product costs.

Government Regulations and Industry Standards

          Our operations are subject to regulation, supervision and licensing under various United States federal, state and local statutes, ordinances and regulations.

          Although we are not directly subject to any United States federal or state regulations that affect our ability to operate our software, the functionality of our software related to the calculation of interest APR and the printed disclosure of this amount on auto finance contracts is subject to verification that the calculations and disclosures meet both United States federal and state regulations. In some cases, the verification process is done internally using the published standards and in some cases samples are submitted to a state for approval. All such verifications are redone each time any changes are made to an applicable portion of our software.

          With respect to the financing services we provide with our credit centers in the states in which we operate, a consumer credit regulatory agency regulates and enforces laws relating to consumer lenders and sales finance agencies such as us. These rules and regulations generally provide for licensing of sales finance agencies; limitations on the amount, duration and charges, including interest rates, for various categories of loans; requirements as to the form and content of finance contracts; and other documentation, and restrictions on collection practices and creditors’ rights. We are also subject to periodic examination by applicable state regulatory authorities.

          We are also subject to extensive United States federal regulation, including the Truth in Lending Act, the Equal Credit Opportunity Act and the Fair Credit Reporting Act. These laws require us to provide certain disclosures to prospective borrowers and protect against discriminatory lending practices and unfair credit practices. The principal disclosures required under the Truth in Lending Act include the terms of repayment, the total finance charge and the annual percentage rate charged on each loan. The Equal Credit Opportunity Act prohibits creditors from discriminating against loan applicants on the basis of race, color, sex, age or marital status. According to Regulation B promulgated under the Equal Credit Opportunity Act, creditors are required to make certain disclosures regarding consumer rights and advise consumers whose credit applications are not approved of the reasons for the rejection. In addition, the credit scoring system we use must comply with the requirements for such a system as set forth in the Equal Credit Opportunity Act and Regulation B. The Fair Credit Reporting Act requires us to provide certain information to consumers whose credit applications are not approved on the basis of a report obtained from a consumer reporting agency. Additionally, we are subject to the Gramm-Leach-Bliley Act, which requires us to maintain privacy with respect to certain consumer data in our possession and to periodically communicate with consumers on privacy matters. We are also subject to the Soldiers’ and Sailors’ Civil Relief Act, which requires us to reduce the interest rate charged on each loan to customers who have subsequently joined, enlisted, been inducted or called to active military duty.

          We believe that we maintain all material licenses and permits required for our current operations and are in substantial compliance with all applicable local, state and federal regulations.

Competition

          The market for auto dealer software, in particular software for independent dealers, is not dominated by any large national provider as compared to the market for new cars or franchise dealers. Within our primary markets, we compete directly with other dealer software providers such as Auto-Master, AutoStar, and Micro-21, most of whom market and service customers within a regional geographic area. We offer efficient stand-alone systems to dealers that provide comparatively inexpensive personal computer-based solutions that focus on management systems designed specifically for the automotive market. We provide dealers with a full range of solution products to allow dealers to effectively and efficiently operate their dealerships. We sell all products or services as a full service suite or independently as required. We believe that none of our competitors offer the same breadth of product offerings.

          Competition in the used automobile retail and finance industries is intense and highly fragmented. Although the range of possible points of purchase include (i) other similar used car dealerships that offer on-site financing, (ii) the used vehicle retail operations of franchised automobile dealerships, (iii) independent used vehicle dealers, and (iv) individuals who sell used vehicles in private transactions, we believe that the actual competition for our Carbiz Auto Credit lies only with other similar used car dealerships that offer on-site (Buy Here-Pay Here) financing.

Proprietary Rights

          Carbiz Inc. has registered the trademark and servicemark of “Carbiz.com” in Canada and the United States.

Employees

          We have 37 full-time employees.

Description of Property

          Our principal executive office located at 7405 North Tamiami Trail, Sarasota, Florida 34243-1808 consists of approximately 4700 square feet of office space. We pay $6,250 in rent per month to lease this property, and our lease expires on May 31, 2009.

          Our Palmetto, Florida credit center located at 314 8th Avenue W, Palmetto, Florida 34221-5161 consists of approximately 1000 square feet of commercial space. We pay $3,000 in rent per month to lease this property, and our lease expires on March 31, 2009.

          Our St. Petersburg, Florida credit center located at 2324 Central Ave., St. Petersburg, Florida 33712-1149 consists of approximately 1500 square feet of commercial space. We pay $2,300 in rent per month to lease this property, and our lease expires on October 31, 2009.

          Our Tampa, Florida credit center located at 4102 N. Florida Ave., Tampa, Florida 33603-3818 consists of approximately 700 square feet of commercial space. We pay $2,500 in rent per month to lease this property, and our lease expires on March 31, 2010.

          We do not currently maintain any investments or interests in real estate, real estate mortgages or securities of persons primarily engaged in real estate activities, nor do we expect to do so in the foreseeable future.

Legal Proceedings

          We are not currently a party to any legal proceeding or governmental proceeding nor are we currently aware of any pending legal proceeding or governmental proceeding proposed to be initiated against us.

MANAGEMENT

Executive Officers and Directors

          Our directors, executive officers and key employees as of January 31, 2006 were as follows:

Name	Age	Position

Carl Ritter (1)	45	Chairman, Chief Executive Officer and a Director

Richard Lye	60	President, Corporate Secretary and a Director

Ross Quigley(1)	61	Director

Theodore Popel(1)	58	Director

Aldo Sistilli	46	Chief Financial Officer and Vice President Finance

Stanton Heintz	57	Chief Operating Officer

(1)	Indicates member of our Audit Committee.

Biographical information for directors and executive officers:

          Carl Ritter - Chairman, Chief Executive Officer and a Director. Mr. Ritter has been the Chief Executive Officer and a director of Carbiz since March 1998. Prior to joining Carbiz, Mr. Ritter was the President of Data Gathering Service Inc. from August 1995 until March 1998, a private company engaged in software development for Automotive F&I Software. Prior to co-founding Data Gathering Service Inc. with Mr. Lye, Mr. Ritter held several senior management positions in the retail automotive industry in Canada, including operating several car dealerships as President and Dealer Principal of North Toronto Mazda and Durham Mazda.

          Richard Lye – President, Corporate Secretary and a Director. Mr. Lye has been with Carbiz since March 1998, and has been the President of Carbiz since April 2001 and Corporate Secretary and a director of Carbiz since June 2004. Prior to joining Carbiz, Mr. Lye was the Vice President of Data Gathering Service Inc. from August 1995 until

March 1998. Prior to co-founding Data Gathering Service Inc. with Mr. Ritter, Mr. Lye held several senior management positions in the retail automotive industry in Canada, including serving as the General Manager for a major Canadian Chevrolet dealership located in Toronto. Mr. Lye holds a permanent teaching certificate from the Province of Ontario and also is a graduate of the NADA Dealer Academy.

          Ross Quigley - Director. Mr. Quigley has been a director of Carbiz since March 1998. Since May 1988, Mr. Quigley has been the Chief Executive Officer of the Medipac International Group of Companies, a private corporate group that provides administration services and medical insurance coverage for traveling Canadians, and Reed Mather Insurance Group Inc., a private multi-line insurance brokerage. Mr. Quigley attended Dalhousie University, Halifax, Nova Scotia, Canada for four years in the engineering physics, mathematics and psychology disciplines. Mr. Quigley has completed several actuarial and insurance courses and holds several general and life insurance licenses in various provinces of Canada.

          Theodore Popel - Director. Mr. Popel has been a director of Carbiz since June 2004. Since January 1995, Mr. Popel has been the Vice President of Medipac Assistance International Inc., which is a company that provides emergency medical assistance and managed care for traveling Canadians.

          Aldo Sistilli - Chief Financial Officer and Vice President Finance. Mr. Sistilli has been the Chief Financial Officer of Carbiz since February 2001 and the Vice President Finance of Carbiz since November 1999. Mr. Sistilli is also in the sole proprietor of Aldo Sistilli, CMA. Mr. Sistilli graduated from Ryerson University with a Bachelor of Business Management Degree in 1985, and obtained the Certified Management Accountant designation in 1989.

          Stanton Heintz - Chief Operating Officer. Mr. Heintz has been the Chief Operating Officer of Carbiz since May 2002. Mr. Heintz joined Carbiz in May 2000 as a Vice President following the acquisition of TaxMax, Inc. by Carbiz, which was a company founded by Mr. Heintz. Prior to the acquisition of TaxMax, Inc. by Carbiz, Mr. Heintz had been the President of TaxMax, Inc. since September 1996. Mr. Heintz graduated from Bluffton College in Bluffton, Ohio with a Bachelor of Arts in Business Administration in 1971.

          All directors are elected annually and serve until the next annual meeting of shareholders or until the election and qualification of their successors. All executive officers serve at the discretion of our board of directors. There are no family relationships between any of our directors or executive officers.

Director compensation

          Our directors do not currently receive any cash compensation for service on our board of directors or any committee, although we do reimburse directors for their reasonable out-of-pocket expenses associated with attending meetings. Directors are eligible for option grants under our stock option plan. See “Stock Option Plan” below. The following table sets forth the aggregate number of options granted to each of our current non-employee directors in each of the last three fiscal years.

	Fiscal Year Ended		Fiscal Year Ended		Fiscal Year Ended
	January 31, 2006		January 31, 2005		January 31, 2004

		Exercise		Exercise		Exercise
Non-employee director	Shares	Price	Shares	Price	Shares	Price

Ross Quigley	Nil		Nil		100,000(1)	$0.24
					100,000(2)	$0.24
					106,000(3)	$0.16

Theodore Popel	Nil		Nil		92,000(4)	$0.24
					106,000(5)	$0.16

________________
(1)	These options expire on March 31, 2009.
(2)	These options expire on July 1, 2009.
(3)	These options expire on December 14, 2009.
(4)	These options expire on July 1, 2009.
(5)	These options expire on December 14, 2009.

Board committees

          Our board of directors has established an audit committee. We have not established a compensation committee and, therefore, the full board of directors performs the functions of such committee. Our audit committee currently consists of Messrs. Ritter, Quigley and Popel. Our audit committee is responsible for reviewing our financial reporting procedures and internal controls, the scope of annual and any special audit examinations carried our by our auditors, the performance, independence, and compensation of our auditors, systems and disclosure controls established to comply with regulatory requirements and our annual financial statements before they are reviewed and approved by our board of directors. Such reviews are carried out with the assistance of our auditors and our senior financial management.

          We do not believe that any of our current directors are considered “independent” under Rule 4200(a)(15) of the National Association of Securities Dealers listing standards.

Executive Compensation

          The following table sets forth information for each of the three most recently completed fiscal years ending January 31st concerning the compensation of (i) our chief executive officer and (ii) all other executive officers of Carbiz who earned over $100,000 in salary and bonus in the fiscal year ended January 31, 2006. We refer to these individuals in this prospectus as our “named executive officers.”

		Annual Compensation			Long-term Compensation
					Awards		Payouts
						Securities
Name and				Other Annual	Restricted	Underlying	LTIP	All Other
Principal		Salary(1)	Bonus	Compensation(2)(3)	Stock	Options/	Payouts	Compensation
Position	Year	($)	($)	($)	Award(s)	SARS (#)	($)	($)

Carl Ritter	2006	155,654	Nil	Nil	Nil	Nil	Nil	Nil
Chief Executive	2005	174,890	Nil	Nil	Nil	306,000	Nil	Nil
Officer	2004	70,631	Nil	66,245	Nil	100,000	Nil	Nil

Richard Lye	2006	106,065	Nil	Nil	Nil	Nil	Nil	Nil
President and	2005	138,019	Nil	Nil	Nil	306,950	Nil	Nil
Corporate	2004	104,753	Nil	Nil	Nil	104,050	Nil	Nil
Secretary

Stanton Heintz	2006	127,533	Nil	Nil	Nil	Nil	Nil	Nil
Chief Operating	2005	120,122	Nil	Nil	Nil	306,062	Nil	Nil
Officer	2004	112,669	Nil	Nil	Nil	104,050	Nil	Nil

Aldo Sistilli	2006	Nil	Nil	156,405	Nil	Nil	Nil	Nil
Chief Financial	2005	Nil	Nil	89,733	Nil	298,879	Nil	Nil
Officer	2004	Nil	Nil	71,875	Nil	66,550	Nil	Nil

Notes:

(1)	These figures represent payments made through Carbiz USA Inc., Carbiz’s wholly-owned US subsidiary.
(2)	Perquisites and other personal benefits did not exceed the lesser of $50,000 and 10% of the total annual salary and bonuses for the named executive officers.
(3)	These figures represent payments made in accordance with the provisions of applicable management and consulting agreements. Mr. Ritter’s agreement expired in December 2004.

Options Granted During the Most Recently Completed Financial Year

          No options were granted to our named executive officers during the year ended January 31, 2006.

Aggregated Option/SAR Exercises During the Last Fiscal Year and Financial Year-end Option/SAR Values

          The following table sets forth certain information respecting the numbers and accrued value of unexercised stock options as at January 31, 2006 and options exercised by the named executive officers during the fiscal year ended January 31, 2006:

	Securities		Number of Securities Underlying		Value of Unexercised
	Acquired on	Value	Unexercised Options/SARs at		In-the-Money Options/SARs at
	Exercise	Realized	Fiscal Year End		Fiscal Year End (1)
	(#)	($)		(#)		($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Carl Ritter	Nil	Nil	406,000	Nil	(78,720)	Nil
Richard Lye	50,000	Nil	411,000	Nil	(79,725)	Nil
Stanton Heintz	Nil	Nil	525,000	Nil	(76,916)	Nil
Aldo Sistilli	37,500	Nil	565,429	Nil	(73,706)	Nil

(1)	Calculated as the difference in the market value of the securities underlying the options at January 31, 2006 and the exercise price.

Long-Term Incentive Plans

          We do not have any long-term incentive plans.

Stock Option Plan

          Our stock option plan authorizes our board of directors to issue stock options to directors, officers, key employees and others who are in a position to contribute to the future success and growth of Carbiz. Under our stock option plan, the aggregate number of common shares issuable upon exercise of options granted may not exceed 10% of the total number of our outstanding common shares at the time the options are granted. Further, the aggregate number of common shares issuable upon the exercise of the options granted to any one individual may not exceed 5% of the total number of our outstanding common shares. Options issued pursuant to our stock option plan must have an exercise price not less than that permitted by the stock exchange on which our common shares are then listed or quoted. The period during which an option may be exercised shall be determined by our board of directors at the time the option is granted. No option may be exercisable for a period exceeding five years from the date the option is granted, unless specifically approved by our board of directors and which cannot exceed a maximum of 10 years from the date the option is granted.

          The options granted under our stock option plan expire on the earlier of the expiration date of the option or 30 days after the date a holder ceases to be employed or retained by us. In the event of the death or permanent disability of a holder, any option previously granted to the holder shall be exercisable until the earlier of the expiration date of the option or 12 months after the date of death or permanent disability of the holder.

          In the event of a sale of all or substantially all of our assets or in the event of a change in control of Carbiz, each holder shall be entitled to exercise, in whole or in part, the options granted to such holder, either during the term of the option or within 90 days after the date of the sale or change of control, whichever first occurs.

Termination of Employment, Change in Responsibilities and Employment Contracts

          Except as disclosed in this prospectus, we do not have any employment contracts with our executive officers. In addition, there are no compensatory plans or arrangements with any executive officer (including payments to be received from Carbiz or any subsidiary), which result or will result from the resignation, retirement or any other termination of employment of such executive officer or from a change of control of Carbiz or any subsidiary or any change in such executive officer’s responsibilities following a change in control.

Report on Repricing of Options/SARS

          We did not reprice any options or SARs outstanding during the fiscal year ended January 31, 2006.

Indemnification of Directors and Officers and Related Matters

          Subject to the limitations contained in the Business Corporation Act (Ontario), our bylaws provide that our directors and officers, former directors or officers, or a person who acts or acted at our request as a director or officer of another body corporate of which we are or were a shareholder or creditor, and all of their heirs and legal representatives, shall be indemnified against all costs, charges and expenses reasonably incurred by such persons in connection with the defense of any civil, criminal or administrative action or proceeding to which they are made a party by reason of being or having held such positions, provided that the person seeking indemnity:

  acted honestly and in good faith with a view to our best interests; and

  in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his or her conduct was lawful.

          Our bylaws also provide that our directors and officers shall not be liable for:

  any acts or omissions of any other officer or director;

  any loss, damage or expenses related to an insufficiency or deficiency of title to any property acquired for or on behalf of Carbiz;

  any loss or damage arising from the bankruptcy, insolvency or tortuous acts of any person occasioned by any error of judgment or oversight on the part of the officer or director; or

  any other loss, damage or misfortune that happens in the execution of the duties of his or her office or in relation thereto, unless it results from his or her own willful neglect or default;

provided, however, that nothing in the bylaws relieves any director or officer from the duty to act in accordance with the Business Corporation Act (Ontario)and the regulations thereunder or from liability for any breach thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of us pursuant to the foregoing provisions, or otherwise, we have been advised that it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Escrowed Share Table

          In connection with our acquisition of Data Gathering Service Inc. on December 18, 1998, we placed 5,059,566 common shares held by our affiliates and their family members in escrow in order to comply with the requirements of the Alberta Stock Exchange (now the TSX Venture Ex change). Originally, these common shares were to be released under the terms of the escrow agreement pursuant to a formula based on cash flows; however, this escrow agreement was later amended such that the common shares are released on a time based method. The first release occurred in July 2004, and subsequent releases have occurred semi-annually thereafter. The details of the escrow releases are set forth in the table attached below.

		Original
		Shares Escrowed	Released	Released	Escrow	Released	Released	Escrow
					January 31,			January 31,
Name	Relationship to Carbiz	December 18, 1998	Jul-04	Jan-05	2005	Jul-05	Jan-06	2006
Carl Ritter	Chief Executive Officer	1,700,958	85,048	85,048	1,530,862	85,048	85,048	1,360,766
Ross Quigley	Director	455,736	22,787	22,787	410,162	22,787	22,787	364,589
1144822 ONTARIO	A Company of which John Gallucci	2,293,451	114,673	114,673	2,064,106	114,673	114,673	1,834,761
	is President and one-third owner
	of its shares.
Carlo Sistilli	Brother of Chief Financial Officer	5,921	296	296	5,329	296	296	4,737
Richard Lye	President	452,625	22,631	22,631	407,363	22,631	22,631	362,100
Sandra Lye	Former spouse of a director	150,875	7,544	7,544	135,788	7,544	7,544	120,700
		5,059,566	252,978	252,978	4,553,609	252,978	252,978	4,047,653

        The delisting of our common shares from the TSX Venture Exchange does not result in the automatic release of the common shares held in escrow. Instead, the parties to such agreement must file an application with the TSX Venture Exchange to have the escrow removed. In light of the specific shareholders subject to the escrow and the number of other common shares owned by such shareholders that are not subject to such escrow, we believe it is unlikely that such parties will file such an application with the TSX Venture Exchange.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          Except for the transactions described below, none of our directors, named executive officers or greater than 5% shareholders, nor any associate or affiliate of any of the above named persons have any interest, direct or indirect, in any transaction within the last two years of the date of this prospectus, or in any proposed transaction which has materially affected or will materially affect us.

          During the year ended January 31, 2005 the Company paid $45,252 (2004 - $44,493) for director, officers and property insurance to Reed Mather Insurance Group, a company owned and operated by the spouse of Mr. Quigley, who is one of our directors and a significant shareholder. At year-end, $19,362 (2004 - $335,450) of this amount was still outstanding, which was reduced to zero as of July 31, 2005. This transaction was measured at the exchange amount, which is the amount of consideration established and agreed to by both parties.

          For the years ended January 31, 2004 and January 31, 2005, pursuant to the terms of a management agreement dated October 12, 1999 between Carbiz and 1043917 Ontario Inc., we paid $70,631 and $nil, respectively, to 1043917 Ontario Inc., a corporation controlled by Mr. Ritter. This agreement with 1043917 Ontario Inc. provided for the services of Mr. Ritter as Chief Executive Officer of Carbiz, Inc. for the period from October 12, 1999 to January 31, 2005, at which date this agreement expired. Under the terms of this agreement Mr. Ritter was obligated to fulfil the duties specified by Carbiz at such reasonable times as considered appropriate by both parties. The original specified payment terms were for $181,912 during the year ended January 31, 2004 and $200,558 during the year ended January 31, 2005. These terms were modified in August 2003 by mutual agreement. As of that time, in consideration for services rendered pursuant to this management agreement, Mr. Ritter received compensation, including benefits, of $66,245 for the year ended January 31, 2004 and $174,890 for the year ended January 31, 2005, respectively, through Carbiz USA Inc., one of our wholly-owned subsidiaries.

          On October 6, 2005, we completed a non-brokered private placement of Cdn$809,119 principal amount 5% convertible debentures with Mr. Ritter, Mr. Ritter’s wife, Mr. Quigley and Medipac International Inc., which is an entity controlled by Mr. Quigley, who is one of our directors, and for which Mr. Popel, who is also one of our directors, is an officer.

          On July 29, 2005, we completed a non-brokered private placement of a $150,000 principal amount promissory note that bears an interest rate of 17.7% with Medipac (US) International Inc., which is a wholly-owned subsidiary of Medipac International Inc. which is an entity controlled by Mr. Quigley, who is one of our directors, and Mr. Popel, who is also one of our directors. This note calls for payments of $15,000 including principal and interest to begin on October 1, 2005 and will mature on August 1, 2006.

          On February 28, 2005, Carbiz entered into a joint venture agreement with Jonross, Inc., an entity controlled by Mr. Quigley, who is a director of Carbiz, by forming Carbiz Auto Credit JV1, LLC, a Florida limited liability company. Under the terms of the operating agreement, we agreed to provide management and license certain intellectual property to the joint venture company and Jonross, Inc. agreed to invest $500,000 in the joint venture company each in exchange for a 50% interest. We also have a revolving loan agreement with Carbiz Auto Credit JV1, LLC, the joint venture company, with no fixed repayment term at an annual interest rate of the U.S. prime rate plus 1.5% .

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following tables set forth certain information regarding beneficial ownership of our common shares as of May 31, 2006, by (i) each person or entity who is known by us to own beneficially more than 5% of our outstanding common shares, (ii) each of our directors, (iii) each of our named executive officers, and (iv) all directors and executive officers as a group. As of May 31, 2006, we had 41,153,414 common shares issued and outstanding. Assuming the conversion of all the 5% convertible debentures, we will have 54,739,014 common shares issued and outstanding.

          Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to our common shares. Common shares subject to convertible debentures, warrants or options that are currently convertible or exercisable or convertible or exercisable within 60 days after May 31, 2006 are deemed to be beneficially owned by the person holding those securities for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other shareholder. Unless otherwise indicated, the address for each person listed in the following table is c/o Carbiz Inc., 7405 North Tamiami Trail, Sarasota, Florida 34243.

			Common Shares Beneficially Owned
	Common Shares Beneficially Owned		(assuming conversion of all 5%
Name and Address of			convertible debentures) (16)
Beneficial Owner	Number	Percentage	Number	Percentage
John Gallucci	4,862,511 (1)	11.8%	4,862,511 (1)	8.9%
Stanton Heintz	744,709 (2)	1.8%	744,709 (2)	1.3%
Richard Lye	1,163,200 (3)	2.8%	1,163,200 (3)	2.1%
Medipac International, Inc.	2,340,000	5.7%	15,214,777 (9)	24.3%
Theodore Popel	817,100 (4)	2.0%	1,937,420 (4)(10)	3.4%
Ross Quigley	8,534,495 (5)	20.4%	26,071,632 (5)(11)	39.5%
Carl Ritter	2,889,930 (6)	7.0%	4,267,556 (6)(12)	7.6%
Aldo Sistilii	654,133(7)	1.6%	654,133(7)	1.2%
Jon Kochevar	0	-	5,430,041 (13)	9.4%
Vicis Capital Master Fund	0	-	7,044,037 (14)	11.9%

Common Shares Beneficially Owned
	Common Shares Beneficially Owned		(assuming conversion of all 5%
Name and Address of			convertible debentures) (16)
Beneficial Owner	Number	Percentage	Number	Percentage

All directors and executive	14,803,567 (8)	33.8%	34,838,650 (8)(15)	50.0%
officers as a group (6 persons)

___________________________
* Indicates less than one percent (1%).

(1) Includes 4,223,511 common shares held in the name of 1144822 Ontario Inc., a company of which Mr. Gallucci is the President and owner of one-third of the outstanding securities.
(2) Includes 475,000 common shares issuable upon exercise of options.
(3) Includes 411,000 common shares issuable upon exercise of options.
(4) Includes 198,000 common shares issuable upon exercise of options. Although Mr. Popel is an officer of Medipac International Inc., he disclaims beneficial ownership of the securities held by Medipac International Inc.
(5) Includes (i) 635,000 common shares issuable upon exercise of options, (ii) 2,340,000 common shares held in the name of Medipac International Inc., a company wholly-owned and controlled by Mr. Quigley, and (iii) 1,189,000 common shares held in the name of Samuel A. Quigley, who is Mr. Quigley’s son.
(6) Includes 406,000 common shares issuable upon exercise of options.
(7) Includes 565,429 common shares issuable upon exercise of options.
(8) Includes 2,690,429 common shares issuable upon exercise of options.
(9) Includes 5,009,259 common shares, 5,243,679 common shares underlying class A common share purchase warrants and 2,621,839 common shares underlying class B common share purchase warrants that will be issued upon conversion of a Cdn$586,050 convertible debenture.
(10) Includes 436,129 common shares, 456,128 common shares underlying class A common share purchase warrants and 228,063 common shares underlying class B common share purchase warrants that will be issued upon conversion of a Cdn$50,000 convertible debenture.
(11) Includes (i) 436,129 common shares, 456,128 common shares underlying class A common share purchase warrants and 228,063 common shares underlying class B common share purchase warrants that will be issued upon conversion of a Cdn$50,000 convertible debenture, (ii) 1,378,093 common shares, 1,442,632 common shares underlying class A common share purchase warrants and 721,315 common shares underlying class B common share purchase warrants that will be issued upon conversion of a Cdn$161,384.94 convertible debenture, and (iii) 5,009,259 common shares, 5,243,679 common shares underlying class A common share purchase warrants and 2,621,839 common shares underlying class B common share purchase warrants that will be issued upon conversion of a Cdn$586,050 convertible debenture held by Medipac International, Inc., a corporation wholly-owned and controlled by Mr. Quigley.
(12) Includes (i) 100,110 common shares, 104,798 common shares underlying class A common share purchase warrants and 52,398 common shares underlying class B common share purchase warrants that will be issued upon conversion of a Cdn$11,721 convertible debenture held directly by Mr. Ritter, (ii) 436,129 common shares, 456,128 common shares underlying class A common share purchase warrants and 228,063 common shares underlying class B common share purchase warrants that will be issued upon conversion of a Cdn$50,000 convertible debenture held by Mr. Ritter’s wife.
(13) Includes (i) 1,584,700 common shares, 1,672,724 common shares underlying class A common share purchase warrants and 836,361 common shares underlying class B common share purchase warrants that will be issued upon conversion of a Cdn$220,062.50 convertible debenture and (ii) 528,467 common shares, 538,526 common shares underlying class A common shares purchase warrants and 269,263 common shares underlying class B common share purchase warrants that will be issued upon conversion of a Cdn$23,238 convertible debenture.
(14) Includes 2,742,166 common shares, 2,867,915 common shares underlying class A common share purchase warrants and 1,433,956 common shares underlying class B common share purchase warrants that will be issued upon conversion of a Cdn$314,375 convertible debenture.
(15) Includes 7,795,849 common shares, 8,159,493 common shares underlying class A common share purchase warrants and 4,079,741 common shares underlying class B common share purchase warrants that will be issued upon conversion of Cdn$909,569.54 in convertible debentures.
(16) Includes any interest that has accrued on the convertible debentures through April 6, 2006.

DESCRIPTION OF SECURITIES

Common Shares

          We have authorized an unlimited number of common shares with no par value. The holders of common shares are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders, other than meetings of the holders of another class of shares. No holder of our common shares may cumulate votes in voting for our directors. Subject to preferences that may be applicable to any preferred shares currently outstanding or to be issued in the future, holders of common shares are entitled to receive ratably such dividends as may be declared by our board of directors out of funds legally available therefore. In the event of our liquidation, dissolution or winding up, holders of the common shares are entitled to all assets remaining after payment of liabilities and the liquidation preference of any then outstanding preferred shares. Holders of common shares have no preemptive rights and no right to convert their common shares into any other securities of Carbiz.

Preferred Shares

          We have authorized an unlimited number of preferred shares. Our articles of incorporation authorize our board of directors to issue, by resolution and without any action by our shareholders, one or more series of preferred shares and may establish the designations, dividend rights, dividend rate, conversion rights, voting rights, terms of redemption, terms of retraction, liquidation preference, sinking fund or purchase fund terms and all other preferences and rights of any series of preferred shares, including rights that could adversely affect the voting power of the holders of our common shares.

          One of the effects of undesignated preferred shares may be to enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of preferred shares pursuant to board of director’s authority described above may adversely affect the rights of holder of our common shares. For example, preferred shares issued by us may rank prior to the common shares as to dividend rights, liquidation preferences or both, may have full or limited voting rights and may be convertible into common shares. Accordingly, the issuance of preferred shares may discourage bids for our common shares at a premium or may otherwise adversely affect the market price of our common shares.

Series 1 Preferred Shares

          We have authorized a total of 10,000,000 series 1 preferred shares, none of which are outstanding.

Voting

          Except as provided in the Business Corporation Act (Ontario), each holder of series 1 preferred shares is not entitled to receive notice of or to attend any meeting of our shareholders and is not entitled to vote at any meeting of our shareholders.

Dividends

          In priority to holders of our common shares and all other shares ranking junior to the series 1 preferred shares, each holder of series 1 preferred shares is entitled to receive a fixed 10% cumulative preferential cash dividend on the principal amount of each preferred share during each fiscal year when declared by our board of directors. Except with the unanimous written consent of the holders of the series 1 preferred shares, no dividend may be declared and paid on our common shares or on any other shares ranking junior to the series 1 preferred shares unless and until the preferential non-cumulative cash dividends on all series 1 preferred shares have been declared and paid or set apart for payment.

Liquidation

          In the event of a liquidation, dissolution or winding up of Carbiz or any other distribution by way of repayment of capital, each holder of series 1 preferred shares shall be entitled to receive Cdn$0.10 per share together with any accrued but unpaid fixed preferential cash dividends before any amount is paid or distributed to the holders of our common shares.

Redemption or Conversion

          The series 1 preferred shares will be automatically redeemed for Cdn$0.10 per share together with any accrued but unpaid fixed preferential cash dividends on the first day following the second anniversary of their date of issuance.

          Prior to the mandatory redemption date, the holders of series 1 preferred shares may convert each series 1 preferred share into one common share and all accrued but unpaid dividends on any series 1 preferred shares into common shares on the basis of one common share for each $0.10 of dividend amount to be converted by the holder.

Transfer Agent

          CIBC Mellon Trust Company at its principal offices in Vancouver, British Columbia, Canada, is the registrar and transfer agent of our common shares.

SELLING SHAREHOLDERS

          The table below lists the selling shareholders and other information regarding the beneficial ownership of the common shares by each of the selling shareholders. The second column lists the number of common shares beneficially owned by each selling shareholder as of May 31, 2006. The third column lists the number of common shares that may be resold under this prospectus. The fourth and fifth columns list the number of common shares owned and the percentage of common shares owned after the resale of the common shares registered under this prospectus. Except for their ownership of the common shares, none of the selling shareholders, other than Messrs. Quigley, Popel, Gallucci, Ritter, Heintz, Sistilli, and Lye and Medipac International Inc. have had any material relationship with us within the past three years. With respect to Messrs. Quigley, Popel, Ritter, Heintz, Sistilli and Lye, they are all currently directors and/or officers of Carbiz, and Mr. Gallucci was formerly a director of Carbiz. An entity controlled by Mr. Quigley is a joint venture partner of Carbiz. Mr. Popel and a wholly-owned subsidiary of Medipac International Inc., which is an entity controlled by Mr. Quigley, recently entered into a $150,000 principal amount promissory note with Carbiz. The total number of common shares outstanding as of May 31, 2006 was 41,153,414. Assuming the conversion of all the 5% convertible debentures, we will have 54,739,014 common shares issued and outstanding.

          Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to our common shares. Common shares subject to convertible debentures, warrants or options that are currently convertible or exercisable or convertible or exercisable within 60 days after May 31, 2006 are deemed to be beneficially owned by the person holding those securities for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other shareholder.

			Common Shares
Name of Selling Shareholder	Common Shares	Common Shares Offered by this	Beneficially Owned
	Beneficially Owned Prior to	Prospectus (21)	After Offering
	Offering (20)
			Number	Percentage

Fusani, Jerry T. (1)	140,875	140,875	-	*
Gallucci, John (2)	4,862,511	4,862,511	-	*
Heintz, Stanton (3)	744,709	269,709	475,000	*
Hoefer, Debra J. (4)	140,875	140,875	-	*
Hughes, John (5)	563,520	563,520	-	*
Kochevar, G. Raymond (6)	140,875	140,875	-	*
Kochevar, Jon R. (7)	5,430,041	5,430,041	-	*
Lye, Richard (8)	1,163,200	752,200	411,000	*
Medipac International, Inc. (9)	15,214,777	15,214,277	-	*
Moore, Bruce (10)	140,875	140,875	-	*

Moore, Keith A. (11)	309,933	309,933	-	*
Moore, Kent Ashley (12)	704,390	704,390	-	*
Popel, Theodore (13)	1,937,420	1,739,420	198,000	*
Quigley, Ross (14)	26,071,632	9,667,855 (22)	635,000	1.1%
Quigley, Samuel	1,189,000	1,189,000	-	*
Ritter, Carl (15)	4,267,556	2,741,236 (23)	406,000	*
Ritter, Carol (16)	1,120,320	1,120,320	-	*
Sistilli, Aldo (17)	654,133	88,704	565,429	1.0%
Snively, Richard L. (18)	281,757	281,757	-	*
Vicis Capital Master Fund (19)	7,044,037	7,044,037	-	*

Total	72,122,436	52,542,410	2,690,429

* Indicates less than one percent (1%).

(1) Includes 54,842 common shares, 57,356 common shares underlying class A common share purchase warrants and 28,677 common shares underlying class B common share purchase warrants that will be issued upon conversion of a Cdn$6,287.50 convertible debenture. This convertible debenture will convert automatically upon the quotation of our common shares for trading on the United States Over-The-Counter Bulletin Board and the delisting of our common shares for trading on the TSX Venture Exchange. Each class A common share purchase warrant may be exercised through October 12, 2009 for one common share at an exercise price of Cdn$0.12 per common share, each class B common share purchase warrant may be exercised through October 12, 2009 for one common share at an exercise price of Cdn$0.12 per common share.

(2) Includes 4,223,511 common shares held in the name of 1144822 Ontario Inc., a company of which Mr. Gallucci is the President and owner of one-third of the outstanding securities.

(3) Includes 475,000 common shares issuable upon exercise of options.

(4) Includes 54,842 common shares, 57,356 common shares underlying class A common share purchase warrants and 28,677 common shares underlying class B common share purchase warrants that will be issued upon conversion of a Cdn$6,287.50 convertible debenture. This convertible debenture will convert automatically upon the quotation of our common shares for trading on the United States Over-The-Counter Bulletin Board and the delisting of our common shares for trading on the TSX Venture Exchange. Each class A common share purchase warrant may be exercised through October 12, 2009 for one common share at an exercise price of Cdn$0.12 per common share, each class B common share purchase warrant may be exercised through October 12, 2009 for one common share at an exercise price of Cdn$0.12 per common share.

(5) Includes 219,373 common shares, 229,432 common shares underlying class A common share purchase warrants and 114,715 common shares underlying class B common share purchase warrants that will be issued upon conversion of a Cdn$25,150 convertible debenture. This convertible debenture will convert automatically upon the quotation of our common shares for trading on the United States Over-The-Counter Bulletin Board and the delisting of our common shares for trading on the TSX Venture Exchange. Each class A common share purchase warrant may be exercised through October 12, 2009 for one common share at an exercise price of Cdn$0.12 per common share, each class B common share purchase warrant may be exercised through October 12, 2009 for one common share at an exercise price of Cdn$0.12 per common share.

(6) Includes 54,842 common shares, 57,356 common shares underlying class A common share purchase warrants and 28,677 common shares underlying class B common share purchase warrants that will be issued upon conversion of a Cdn$6,287.50 convertible debenture. This convertible debenture will convert automatically upon the quotation of our common shares for trading on the United States Over-The-Counter Bulletin Board and the delisting of our common shares for trading on the TSX Venture Exchange. Each class A common share purchase warrant may be exercised through October 12, 2009 for one common share at an exercise price of Cdn$0.12 per common share, each class B common share purchase warrant may be exercised through October 12, 2009 for one common share at an exercise price of Cdn$0.12 per common share.

(7) Includes (i) 1,584,700 common shares, 1,672,724 common shares underlying class A common share purchase warrants and 836,361 common shares underlying class B common share purchase warrants that will be issued upon conversion of a Cdn$220,062.50 convertible debenture and (ii) 528,467 common shares, 538,526 common shares underlying class A common shares purchase warrants and 269,263 common shares underlying class B common share purchase warrants that will be issued upon conversion of a Cdn$23,238. These convertible debentures will convert automatically upon the quotation of our common shares for trading on the United States Over-The-Counter Bulletin Board and the delisting of our common shares for trading on the TSX Venture Exchange. With respect to the Cdn$220,062.50 convertible debenture, each class A common share purchase warrant may be exercised through October 12, 2009 for one common share at an exercise price of Cdn$0.12 per common share, each class B common share purchase warrant may be exercised through October 12, 2009 for one common share at an exercise price of Cdn$0.12 per common share. With respect to the Cdn$23,238 convertible debenture, each class A common share purchase warrant may be exercised through April 6, 2011 for one common share at an exercise price of Cdn$0.12 per common share, each class B common share purchase warrant may be exercised through April 6, 2011 for one common share at an exercise price of Cdn$0.12 per common share.

(8) Includes 411,000 common shares issuable upon exercise of options.

(9) Includes 5,009,259 common shares, 5,243,679 common shares underlying class A common share purchase warrants and 2,621,839 common shares underlying class B common share purchase warrants that will be issued upon conversion of a Cdn$586,050 convertible debenture. This convertible debenture will convert automatically upon the quotation of our common shares for trading on the United States Over-The-Counter Bulletin Board and the delisting of our common shares for trading on the TSX Venture Exchange. Each class A common share purchase warrant may be exercised through October 6, 2010 for one common share at an exercise price of Cdn$0.12 per common share, each class B common share purchase warrant may be exercised through October 6, 2010 for one common share at an exercise price of Cdn$0.12 per common share.

(10) Includes 54,842 common shares, 57,356 common shares underlying class A common share purchase warrants and 28,677 common shares underlying class B common share purchase warrants that will be issued upon conversion of a Cdn$6,287.50 convertible debenture. This convertible debenture will convert automatically upon the quotation of our common shares for trading on the United States Over-The-Counter Bulletin Board and the delisting of our common shares for trading on the TSX Venture Exchange. Each class A common share purchase warrant may be exercised through October 12, 2009 for one common share at an exercise price of Cdn$0.12 per common share, each class B common share purchase warrant may be exercised through October 12, 2009 for one common share at an exercise price of Cdn$0.12 per common share.

(11) Includes 120,654 common shares, 126,186 common shares underlying class A common share purchase warrants and 63,093 common shares underlying class B common share purchase warrants that will be issued upon conversion of a Cdn$13,832.50 convertible debenture. This convertible debenture will convert automatically upon the quotation of our common shares for trading on the United States Over-The-Counter Bulletin Board and the delisting of our common shares for trading on the TSX Venture Exchange. Each class A common share purchase warrant may be exercised through October 12, 2009 for one common share at an exercise price of Cdn$0.12 per common share, each class B common share purchase warrant may be exercised through October 12, 2009 for one common share at an exercise price of Cdn$0.12 per common share

(12) Includes 274,212 common shares, 286,786 common shares underlying class A common share purchase warrants and 143,392 common shares underlying class B common share purchase warrants that will be issued upon conversion of a Cdn$31,437 convertible debenture. This convertible debenture will convert automatically upon the quotation of our common shares for trading on the United States Over-The-Counter Bulletin Board and the delisting of our common shares for trading on the TSX Venture Exchange. Each class A common share purchase warrant may be exercised through October 12, 2009 for one common share at an exercise price of Cdn$0.12 per common share, each class B common share purchase warrant may be exercised through October 12, 2009 for one common share at an exercise price of Cdn$0.12 per common share.

(13) Includes (i) 198,000 common shares issuable upon exercise of options, and (ii) 436,129 common shares, 456,128 common shares underlying class A common share purchase warrants and 228,063 common shares underlying class B common share purchase warrants that will be issued upon conversion of a Cdn$50,000 convertible debenture. This convertible debenture will convert automatically upon the quotation of our common shares for trading on the United States Over-The-Counter Bulletin Board and the delisting of our common shares for trading on the TSX Venture Exchange. Each class A common share purchase warrant may be exercised through October 12, 2009 for one common share at an exercise price of Cdn$0.12 per common share, each class B common share purchase warrant may be exercised through October 12, 2009 for one common share at an exercise price of Cdn$0.12 per common share. Although Mr. Popel is an officer of Medipac International Inc., he disclaims beneficial ownership of the securities held by Medipac International Inc.

(14) Includes (i) 635,000 common shares issuable upon exercise of options, (ii) 2,340,000 common shares held in the name of Medipac International Inc., a company wholly-owned and controlled by Mr. Quigley, (iii) 1,189,000 common shares held in the name of Samuel A. Quigley, who is Mr. Quigley’s son, (iv) 436,129 common shares, 456,128 common shares underlying class A common share purchase warrants and 228,063 common shares underlying class B common share purchase warrants that will be issued upon conversion of a Cdn$50,000 convertible debenture, (v) 1,378,093 common shares, 1,442,632 common shares underlying class A common share purchase warrants and 721,315 common shares underlying class B common share purchase warrants that will be issued upon conversion of a Cdn$161,384 convertible debenture, and (vi) 5,009,259 common shares, 5,243,679 common shares underlying class A common share purchase warrants and 2,621,839 common shares underlying class B common share purchase warrants that will be issued upon conversion of a Cdn$586,050,000 convertible debenture held by Medipac International, Inc., a corporation wholly-owned and controlled by Mr. Quigley. The Cdn$50,000 convertible debenture will convert automatically upon the quotation of our common shares for trading on the United States Over-The-Counter Bulletin Board and the delisting of our common shares for trading on the TSX Venture Exchange. Each class A common share purchase warrant may be exercised through October 12, 2009 for one common share at an exercise price of Cdn$0.12 per common share, each class B common share purchase warrant may be exercised through October 12, 2009 for one common share at an exercise price of Cdn$0.12 per common share. The Cdn$161,384 and Cdn$586,050 convertible debentures will convert automatically upon the quotation of our common shares for trading on the United States Over-The-Counter Bulletin Board and the delisting of our common shares for trading on the TSX Venture Exchange. Each class A common share purchase warrant may be exercised through October 6, 2010 for one common share at an exercise price of Cdn$0.12 per common share, each class B common share purchase warrant may be exercised through October 6, 2010 for one common share at an exercise price of Cdn$0.12 per common share.

(15) Includes (i) 406,000 common shares issuable upon exercise of options, (ii) 100,110 common shares, 104,798 common shares underlying class A common share purchase warrants and 52,398 common shares underlying class B common share purchase warrants that will be issued upon conversion of a Cdn$11,721 convertible debenture, and (iii) 436,129 common shares, 456,128 common shares underlying class A common share purchase warrants and 228,063 common shares underlying class B common share purchase warrants that will be issued upon conversion of a Cdn$50,000 convertible debenture held by Carol Ritter, who is Mr. Ritter’s wife. These convertible debentures will convert automatically upon the quotation of our common shares for trading on the United States Over-The-Counter Bulletin Board and the delisting of our common shares for trading on the TSX Venture Exchange. Each class A common share purchase warrant may be exercised through October 6, 2010 for one common share at an exercise price of Cdn$0.12 per common share, each class B common share purchase warrant may be exercised through October 6, 2010 for one common share at an exercise price of Cdn$0.12 per common share.

(16) Includes 436,129 common shares, 456,128 common shares underlying class A common share purchase warrants and 228,063 common shares underlying class B common share purchase warrants that will be issued upon conversion of a Cdn$50,000 convertible debenture. This convertible debenture will convert automatically upon the quotation of our common shares for trading on the United States Over-The-Counter Bulletin Board and the delisting of our common shares for trading on the TSX Venture Exchange. Each class A common share purchase warrant may be exercised through October 6, 2010 for one common share at an exercise price of Cdn$0.12 per common share, each class B common share purchase warrant may be exercised through October 6, 2010 for one common share at an exercise price of Cdn$0.12 per common share.

(17) Includes 565,429 common shares issuable upon exercise of options.

(18) Includes 109,686 common shares, 114,715 common shares underlying class A common share purchase warrants and 57,356 common shares underlying class B common share purchase warrants that will be issued upon conversion of a Cdn$12,575 convertible debenture. This convertible debenture will convert automatically upon the quotation of our common shares for trading on the United States Over-The-Counter Bulletin Board and the delisting of our common shares for trading on the TSX Venture Exchange. Each class A common share purchase warrant may be exercised through October 12, 2009 for one common share at an exercise price of Cdn$0.12 per common share, each class B common share purchase warrant may be exercised through October 12, 2009 for one common share at an exercise price of Cdn$0.12 per common share.

(19) Includes 2,742,166 common shares, 2,867,915 common shares underlying class A common share purchase warrants and 1,433,956 common shares underlying class B common share purchase warrants that will be issued upon conversion of a Cdn$314,375 convertible debenture. This convertible debenture will convert automatically upon the quotation of our common shares for trading on the United States Over-The-Counter Bulletin Board and the delisting of our common shares for trading on the TSX Venture Exchange. Each class A common share purchase warrant may be exercised through October 12, 2009 for one common share at an exercise price of Cdn$0.12 per common share, each class B common share purchase warrant may be exercised through October 12, 2009 for one common share at an exercise price of Cdn$0.12 per common share. Investment decisions of Vicis Capital Master Fund are controlled by John Succo, Sky Lucas and Shad Stastney. Vicis Capital Master Fund is not a registered investment company.

(20) Includes any interest that has accrued on the convertible debenture(s) through April 6, 2006.

(21) Excludes certain common shares issuable upon exercise of options held by certain of the selling shareholders.

(22) Certain of the common shares deemed beneficially owned by Mr. Quigley are excluded from this amount as a result of such securities being held in the name of another individual or entity, which includes (i) 2,340,000 common shares held in the name of Medipac International Inc., a company wholly-owned and controlled by Mr. Quigley, (ii) 1,189,000 common shares held in the name of Samuel A. Quigley, who is Mr. Quigley’s son, and (iii) 5,009,259 common shares, 5,243,679 common shares underlying class A common share purchase warrants and 2,621,839 common shares underlying class B common share purchase warrants that will be issued upon conversion of a Cdn$586,050,000 convertible debenture held by Medipac International, Inc., a corporation wholly-owned and controlled by Mr. Quigley.

(23) Certain of the common shares deemed beneficially owned by Mr. Ritter are excluded from this amount as a result of such securities being held in the name of another individual or entity, which includes 436,129 common shares, 456,128 common shares underlying class A common share purchase warrants and 228,063 common shares underlying class B common share purchase warrants that will be issued upon conversion of a Cdn$50,000 convertible debenture held by Carol Ritter, who is Mr. Ritter’s wife.

PLAN OF DISTRIBUTION

Resales by selling shareholders

          We are registering the resale of the shares on behalf of the selling shareholders. The selling shareholders may offer and resell the shares from time to time, either in increments or in a single transaction. They may also decide not to sell all the shares they are allowed to resell under this prospectus. The selling shareholders will act independently of us in making decisions with respect to the timing, manner, and size of each sale.

Donees and Pledgees

          The term “selling shareholders” includes donees, i.e., persons who receive shares from a selling shareholder after the date of this prospectus by gift. The term also includes pledgee, i.e., persons who, upon contractual default by a selling shareholder, may seize shares which the selling shareholder pledged to such person. If a selling shareholder notifies us that a donee or pledge intends to sell more than 500 shares, we will file a supplement to this prospectus.

Costs and commissions

          We will pay all costs, expenses, and fees in connection with the registration of the shares. The selling shareholders will pay all brokerage commissions and similar selling expenses, if any, attributable to the sale of shares.

Types of sale transactions

          The selling shareholders may sell the shares in one or more types of transactions (which may include block transactions):

  in the over-the-counter market, when our common shares are quoted on the Over-The Counter Bulletin Board;

  in negotiated transactions;

  through put or call option transactions;

  through short sales; or

  any combination of such methods of sale.

          The shares may be sold at market prices prevailing at the time of sale or at negotiated prices. Such transactions may or may not involve brokers or dealers. The selling shareholders have informed us that they have not entered into any agreements, understandings, or arrangements with any underwriters or broker-dealers regarding sale of the shares. They have also informed us that no one is acting as underwriter or coordinating broker in connection with the proposed sale of shares.

Sales to or through broker-dealers

          The selling shareholders may conduct such transactions either by selling shares directly to purchasers, or by selling shares to, or through, broker-dealers. Such broker-dealers may act either as an agent of a selling shareholder, or as a principal for the broker-dealer’s own account. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling shareholders and/or the purchasers of shares. This compensation may be received both if the broker-dealer acts as an agent or as a principal. This compensation might also exceed customary commissions.

Deemed underwriting compensation

          The selling shareholders and any broker-dealers that act in connection with the sale of shares might be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act of 1933. Any commissions received by such broker-dealers, and any profit on the resale of shares sold by them while acting as principals, could be deemed to be underwriting discounts or commissions under the Securities Act of 1933.

Indemnification

          We have agreed to indemnify each selling shareholder against certain liabilities, including liabilities arising under the Securities Act of 1933. The selling shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of shares against certain liabilities, including liabilities arising under the Securities Act of 1933.

Prospectus delivery requirements

          Because they may be deemed underwriters, the selling shareholders must deliver this prospectus and any supplements to this prospectus in the manner required by the Securities Act of 1933.

State requirements

          Some states require that any shares sold in that state only be sold through registered or licensed brokers or dealers. In addition, some states require that the shares have been registered or qualified for sale in that state, or that there exist an exemption from the registration or qualification requirement and that the exemption has been complied with.

Sales under Rule 144

           Selling shareholders may also resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933. To do so, they must meet the criteria and conform to the requirements of Rule 144. In general, under Rule 144 as currently in effect, any person, including an affiliate who has beneficially owned our common shares for a period of at least one year is entitled to sell within any three-month period, a number of shares that does not exceed the greater of:

  one percent (1%) of the then-outstanding common shares; and
  the average weekly trading volume in our common shares on the Over-The-Counter Bulletin Board during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale.

     Sales under Rule 144 are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about us. In order to effect a Rule 144 sale of our common shares, our transfer agent will require an opinion from legal counsel. We may charge a fee to persons requesting sales under Rule 144 to obtain the necessary legal opinions.

     Under Rule 144(k), a person who is not deemed to have been an affiliate of ours at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least two years would be entitled to sell those shares under Rule 144(k) without regard to the manner of sale, public information, volume limitation or notice requirements of Rule 144. To the extent that our affiliates sell their shares, other than pursuant to Rule 144 or a registration statement, the purchaser’s holding period for the purpose of effecting a sale under Rule 144 commences on the date of transfer from the affiliate. Our transfer agent will require an opinion from legal counsel to effect a Rule 144(k) transaction. We may charge a fee to persons requesting transactions under Rule 144(k) to obtain the necessary legal opinions.

           At the time of the filing of this registration statement and assuming the conversion of our 5% convertible debentures, 31,815,035 common shares are beneficially owned by our affiliates and 22,923,979 common shares are beneficially owned by non-affiliates.

Distribution arrangements with broker-dealers

          If a selling shareholder notifies us that any material arrangement has been entered into with a broker-dealer for the sale of shares through:

  a block trade;

  special offering;

  exchange distribution or secondary distribution; or

  a purchase by a broker or dealer,

we will then file, if required, a post-effective amendment to this prospectus.

          The post-effective amendment will disclose:

  the name of each such selling shareholder and of the participating broker-dealer(s);

  the number of shares involved;

  the price at which such shares were sold;

  the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

  that such broker-dealer(s) did not conduct any investigation to verify the information in this prospectus; and

  any other facts material to the transaction.

          The Securities and Exchange Commission may deem the selling shareholders and any underwriters, broker-dealers or agents that participate in the distribution of the common shares to be “underwriters” within the meaning of the Securities Act of 1933. The Securities and Exchange Commission may deem any profits on the resale of our common shares and any compensation received by any underwriter, broker-dealer or agent to be underwriting discounts and commissions under the Securities Act of 1933. Each selling shareholder has purchased the common shares in the ordinary course of its business, and at the time the selling shareholder purchased the common shares, it was not a party to any agreement or other understanding to distribute the securities, directly or indirectly.

          Under the Securities Exchange Act of 1934, any person engaged in the distribution of the common shares may not simultaneously engage in market-making activities with respect to the common shares for five business days prior to the start of the distribution. In addition, each selling shareholder and any other person participating in a distribution will be subject to the Securities Exchange Act of 1934, which may limit the timing of purchases and sales of common shares by the selling shareholder or any such other person.

LEGAL MATTERS

          The validity of the common shares offered hereby will be passed upon for us by Harris + Harris LLP.

CHANGE IN CERTIFYING ACCOUNTANTS

          Due to the move of Carbiz’s senior management and head offices to Florida, a change in accountants to a U.S.-based firm was considered necessary. On October 3, 2005, our board of directors engaged Christopher, Smith, Leonard, Bristow & Stanell, P.A. to serve as our principal accountant and independent auditor following the resignation of the Canadian offices of Deloitte & Touche LLP on October 3, 2005. Christopher, Smith, Leonard, Bristow & Stanell, P.A. has been engaged to serve as our principal accountant and independent auditor for all periods following the fiscal year ended January 31, 2005.

          The report of Deloitte & Touche LLP for the fiscal year ended January 31, 2005 did not contain an adverse opinion or a disclaimer of opinion or was modified as to uncertainty, audit scope or accounting principles. During the fiscal year ended January 31, 2005, there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedure which, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused Deloitte & Touche LLP to make reference to the matter in their report.

EXPERTS

          The financial statements as of and for the year ended January 31, 2006 included in this prospectus have been audited by Christopher, Smith, Leonard, Bristow & Stanell, P.A. as set forth in its report appearing herein (which audit report expresses an unqualified opinion on the financial statements and includes disclosure about the conditions that raise substantial doubt about our ability to continue as a going concern as described in Note 1 to the consolidated financial statements), and have been so included in reliance upon the report of such firm given upon its authority as an expert in accounting and auditing.

          The financial statements as of and for the year ended January 31, 2005 included in this prospectus have been audited by Deloitte & Touche LLP, independent registered chartered accountants, as set forth in its report appearing herein (which audit report (1) expresses an unqualified opinion on the financial statements; (2) includes explanatory paragraphs relating to a restatement, the consideration of internal control over financial reporting and the issuance of the financial statements under Canadian generally accepted accounting principles and auditing standards; and (3) includes a separate report titled Comments by Independent Registered Chartered Accountants on Canada-United States of America Reporting Differences describing conditions that raise substantial doubt about our ability to continue as a going concern as described in Note 1 to the financial statements, and relating to a change in accounting principle that had an effect on the comparability of the financial statements), and have been so included in reliance upon the report of such firm given upon its authority as an expert in accounting and auditing.

WHERE TO FIND ADDITIONAL INFORMATION

          We do not currently file reports with the Securities and Exchange Commission. We have filed a registration statement on Form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to our common shares offered pursuant to this prospectus. This prospectus, which forms a part of the registration statement, does not contain all of the information included in the registration statement and amendments thereof and the exhibits thereto, which may be read and copied at the SEC’s Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. In addition, the Securities and Exchange Commission maintains a website that contains the registration statement of which this prospectus is a part. The address of the Securities and Exchange Commission’s website is http://www.sec.gov. Statements contained in this prospectus as to the intent of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to this registration statement, each such statement being qualified in all respects by such reference.

CARBIZ INC.

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
Carbiz, Inc.
Sarasota, Florida

We have audited the accompanying consolidated balance sheet of Carbiz, Inc. as of January 31, 2006 and the related consolidated statements of operations, capital deficiency, and cash flows for the year ended January 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Carbiz, Inc. at January 31, 2006, and the results of its operations and its cash flows for the year ended January 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Christopher, Smith, Leonard, Bristow & Stanell, P.A.
CHRISTOPHER, SMITH, LEONARD,
BRISTOW & STANELL, P.A.

Sarasota, Florida
May 5, 2006

1515 Ringling Boulevard, Suite 860 • Sarasota, Florida 34236 • (941) 954-4040 / Fax (941) 953-7670 • www.cslcpa.com

Deloitte & Touche LLP BCE Place 181 Bay Street Suite 1400 Toronto ON M5J 2V1 Canada Tel: 416-601-6150 Fax: 416-601-6151 www.deloitte.ca

Report of Independent Registered Chartered Accountants

To the Board of Directors of
Carbiz Inc.

We have audited the consolidated balance sheet of Carbiz Inc. as at January 31, 2005 and the consolidated statement of operations, changes in stockholders’ deficiency and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States). These standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of Carbiz Inc. as at January 31, 2005 and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

As described in Note 1(a) the accompanying consolidated financial statements of Carbiz Inc. as of January 31, 2005 and for the year then ended have been restated.

The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

On March 25, 2005, we reported separately to the shareholders of Carbiz Inc. on our audits, conducted in accordance with Canadian generally accepted auditing standards, of the consolidated financial statements for the years ended January 31, 2005 and 2004 presented in accordance with Canadian generally accepted accounting principles.

Independent Registered Chartered Accountants

Toronto, Canada
March 25, 2005 (except for Note 21, which is as at April 10, 2005 and Note 1(a), which is as at May 5, 2006)

Deloitte & Touche LLP BCE Place 181 Bay Street Suite 1400 Toronto ON M5J 2V1 Canada Tel: 416-601-6150 Fax: 416-601-6151 www.deloitte.ca

Comments by Independent Registered Chartered Accountants on Canada-United States of America Reporting Differences

The standards of the Public Company Accounting Oversight Board (United States) require the addition of an explanatory paragraph when the financial statements are affected by conditions and events that cast substantial doubt on the Company's ability to continue as a going concern, such as those described in Note 1(b) to the financial statements. Although we conducted our audit in accordance with both Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States), our report to the Board of Directors dated March 25, 2005 is expressed in accordance with Canadian reporting standards which do not permit a reference to such conditions and events in the auditors’ report when these are adequately disclosed in the financial statements.

The standards of the Public Company Accounting Oversight Board (United States) also require the addition of an explanatory paragraph when there are changes in accounting principle that have a material effect on the comparability of the Company’s financial statements, such as the change in functional currency described in Note 2 to the financial statements. Although we conducted our audit in accordance with both Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States), our report to the Board of Directors dated March 25, 2005 is expressed in accordance with Canadian reporting standards which do not require a reference to such conditions and events in the auditors’ report when these are adequately disclosed in the financial statements.

Independent Registered Chartered Accountants

Toronto, Canada
March 25, 2005 (except for Note 21, which is as at April 10, 2005 and Note 1(a), which is as at May 5, 2006)

CARBIZ INC.
Consolidated Balance Sheets
As at January 31
(expressed in U.S. dollars)

	2006	2005
ASSETS		(As restated -
CURRENT		see Note 1(a))
Cash and cash equivalents	$119,735	$130,520
Accounts receivable (Note 5)	96,627	105,942
Current portion of notes receivable (Note 5)	523,101	346,939
Inventory	47,554	51,347
Prepaids and other assets	58,681	74,413
Deferred costs	35,722	144,468
	881,420	853,629
NOTES RECEIVABLE	103,818	78,591
DEFERRED COSTS	17,015	65,766
PROPERTY AND EQUIPMENT (Note 6)	340,063	535,788
	$1,342,316	$1,533,774

LIABILITIES
CURRENT
Accounts payable and accrued liabilities (Note 8)	$1,285,202	$1,044,157
Loan payable (Note 17)	131,210	-
Current portion of capital leases (Note 9)	8,033	12,833
Current portion of long-term debt (Note 10)	154,608	127,046
Convertible debenture (Note 11)	1,378,484	1,252,614
Deferred revenue	240,624	164,937
	3,198,161	2,601,587
DEFERRED REVENUE	113,434	438,439
CAPITAL LEASES (Note 9)	18,387	31,715
LONG-TERM DEBT (Note 10)	174,163	296,266
	3,504,145	3,368,007
MINORITY INTEREST (Note 17)	241,333	-

STOCKHOLDERS' DEFICIENCY
COMMON SHARES (Note 13)	14,197,260	14,185,863
Unlimited shares authorized, 41,090,514 and 41,002,014 common shares issued and outstanding as at January 31, 2006 and 2005, respectively
WARRANTS	20,499	118,457
ADDITIONAL PAID -IN CAPITAL	5,843,709	5,495,751
OTHER COMPREHENSIVE LOSS	(385,197)	(385,197)
ACCUMULATED DEFICIT	(22,079,433)	(21,249,107)
	(2,403,162)	(1,834,233)
	$1,342,316	$1,533,774

The accompanying notes are an integral part of these financial statements

APPROVED BY THE BOARD

(Signed) Carl Ritter	Director

(Signed) Ross Quigley	Director

CARBIZ INC.
Consolidated Statements of Operations
As at January 31
(expressed in U.S. dollars)

	2006	2005
		(As restated -
		see Note 1	(a))
SALES
Software and Consulting Services	$2,421,501	$2,123,774
Used Car Sales and Financing	1,496,846	594,722
Tax Sign Up and Processing Fees	498,852	641,055
	4,417,199	3,359,551
COST OF SALES
Software and Consulting Services	825,732	853,804
Used Car Sales and Financing	1,203,005	300,977
Tax Sign Up and Processing Fees	247,955	331,725
	2,276,692	1,486,506
GROSS PROFIT	2,140,507	1,873,045

Personnel Expenses	934,429	965,828
Selling Expenses	478,474	671,886
Other Operating Expenses	1,413,436	1,777,981
	2,826,339	3,415,695
OPERATING LOSS	(685,832)	(1,542,650)

INTEREST AND OTHER EXPENSES (Note 16)	(153,161)	(126,908)

MINORITY INTEREST (Note 17)	8,667	-

NET LOSS FOR THE YEAR	(830,326)	(1,669,558)

OTHER COMPREHENSIVE LOSS	-	(98,841)

COMPREHENSIVE LOSS FOR THE YEAR	$(830,326)	$(1,768,399)

NET LOSS PER SHARE (Note 13(e))	$(0.02)	$(0.04)

WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING	41,088,089	37,370,738

The accompanying notes are an integral part of these financial statements.

CARBIZ INC.
Consolidated Statements of Stockholders' Deficiency
Years Ended January 31
(expressed in U.S. dollars)

					Additional	Other		Total
					Paid-In	Comprehensive	Accumulated	Stockholders'
	Common Shares		Warrants		Capital	Loss	Deficit	Deficiency
	Shares	Amount	Number	Amount	(As restated -		(As restated -	(As restated -
		(As restated -			see Note 1(a))		see Note 1(a))	see Note 1(a))
		see Note 1(a))

Balance at February 1, 2004	33,422,358	$13,462,160	659,920	$16,169	$5,470,342	$(286,356)	$(19,579,549	$(917,234)

Private placement (Note 13(b))	1,980,217	296,210	1,980,217	91,567	-	-	-	387,777
Issuance of Agent’s Warrants (Note 13(b))	-	-	377,843	26,890	-	-	-	26,890
Conversion of redeemable
preferred shares (Note 12)	4,538,543	301,163	-	-	-	-	-	301,163
Exercise of stock options (Note 13(d))	435,136	47,530	-	-	-	-	-	47,530
Exercise of 2004 warrants	625,760	78,800	(625,760)	(15,484)	-	-	-	63,316
Expiration of 2004 warrants	-	-	(34,160)	(685)	685	-	-	-
Stock-based compensation expense	-	-	-	-	24,724	-	-	24,724
Foreign currency translation adjustment	-	-	-	-	-	(98,841)	-	(98,841)
Net loss for the year	-	-	-	-	-	-	(1,669,558)	(1,669,558)
Balance at January 31, 2005	41,002,014	14,185,863	2,358,060	118,457	5,495,751	(385,197)	(21,249,107)	(1,834,233)

Exercise of stock options (Note 13(d))	88,500	11,397	-	-	-	-	-	11,397
Joint Venture contribution	-	-	-	-	250,000	-	-	250,000
Expiration of 2004 warrants	-	-	(1,980,217)	(97,958)	97,958	-	-	-
Net loss for the year	-	-	-	-	-	-	(830,326)	(830,326)
Balance at January 31, 2006	41,090,514	$14,197,260	377,843	$20,499	$5,843,709	$(385,197)	$(22,079,433)	$(2,403,162)

The accompanying notes are integral part of these financial statements.

CARBIZ INC.
Consolidated Statements of Cash Flows
Years ended January 31
(expressed in U.S. dollars)

	2006	2005
NET INFLOW (OUTFLOW) OF CASH RELATED		(As restated -
TO THE FOLLOWING ACTIVITIES		see Note 1 (a))

OPERATING
Net income (loss) for the year	$(830,326)	$(1,669,558)
Items not affecting cash
Depreciation of property and equipment	122,689	489,670
Minority interest	8,667	-
Loss on disposal of assets	79,444	-
Amortization of computer software development costs	-	25,456
Amortization of debt financing costs (Note 11)	60,201	28,766
Stock-based compensation (Note 3)	-	24,724
Net changes in non-cash operating assets and liabilities
Accounts receivable	9,315	(42,868)
Notes receivable	(201,389)	(398,904)
Prepaids and other assets	15,732	(2,435)
Inventory	3,793	(48,591)
Deferred costs	157,497	(2,589)
Accounts payable and accrued liabilities	241,045	149,338
Deferred revenue	(249,318)	21,201
	(582,650)	(1,425,790)
INVESTING
Acquisition of property and equipment	(6,408)	(75,683)
FINANCING
Repayment of capital leases	(18,128)	(13,918)
Proceeds from loan payable	150,000	-
Repayment of long-term debt	(113,331)	(140,427)
Investment from Joint Venture partner	500,000	-
Retirement of matured debentures (Note 11)	(673,000)	-
Issuance of convertible debenture (Note 11)	690,318	1,247,570
Issuance of common shares (Note 13)	11,397	407,056
Issuance of warrants (Note 13)	-	118,457
	547,256	1,618,738
EFFECT OF EXCHANGE RATE CHANGES ON CASH
AND CASH EQUIVALENTS	31,017	(73,076)

INCREASE (DECREASE) IN CASH AND
CASH EQUIVALENTS	(10,785)	44,189
CASH AND CASH EQUIVALENTS,
BEGINNING OF YEAR	130,520	86,331
CASH AND CASH EQUIVALENTS,
END OF YEAR	$119,735	$130,520

See Note 15

The accompanying notes are an integral part of these financial statements.

CARBIZ INC.
Notes to the Consolidated Financial Statements
January 31, 2006 and 2005
(expressed in U.S. dollars)

1.	ORGANIZATION AND BUSINESS

Carbiz Inc. (the “Company”) is a publicly traded company on the TSX Venture Exchange (TSXV), formerly the Canadian Venture Exchange (CDNX). The Company was incorporated pursuant to the provisions of the Business Corporations Act of Ontario (“OBCA”) under the name “Data Gathering Capital Corp.” on March 31, 1998. On September 1, 1999, the Company changed its name by articles of amendment under the OBCA to Carbiz.com Inc., and then changed its name again on July 15, 2003 to Carbiz Inc. The Company is in the process of having its shares registered under the United States Securities and Exchange Commission and traded on the United States Over the Counter Bulletin Board. In that regard, the Company has filed an SEC Form SB-2 on November 2, 2005 and an SB-2/A on March 8, 2006.

References to the Company typically include the Company’s consolidated subsidiaries and joint venture. The Company’s operations are principally conducted through its two operating subsidiaries Carbiz USA Inc., a Delaware corporation, Carbiz Auto Credit, Inc. (“CAC”) and a joint venture, Carbiz Auto Credit JV1, LLC (“JV1”). Collectively, Carbiz Inc., Carbiz USA Inc., CAC , and JV1 are referred to herein as “Carbiz” or the “Company”.

The Company is in the business of developing, marketing, distributing and supporting software and Internet products for the automotive sales finance industry. The Company also supplies a seasonal lead generation product that facilitates tax-refund loans which are primarily used for down payments on car loans. During the year ended January 31, 2005, the Company opened its first CAC dealership, which sells and finances used vehicles. During the year ended January 31, 2006, the Company operated two CAC dealerships and started operations in a third location under a joint venture, Carbiz Auto Credit JV1, LLC, all of which sell and finance used vehicles.

	(a)	Restatement

On October 12, 2004, the Company completed a Convertible Debenture financing (the “Debentures”) which is described in Note 11 to these financial statements. The Company determined that the Debentures were financial instruments that contained both a debt and equity component. In measuring and accounting for the allocation between debt and equity, the Company incorrectly allocated a portion of the proceeds to equity and recorded accretion expense during the year relating to a contingent event, which resulted in a required restatement for the year ended January 31, 2005.

As a result of this restatement, the equity portion of the convertible debentures has decreased from $794,523 to $Nil, the debt portion of the convertible debentures has increased from $766,034 to $1,252,614, interest and other expenses has decreased from $290,893 to $126,908, net loss for the year has decreased from $1,833,543 to $1,669,558, and comprehensive loss for the year has decreased from $1,932,384 to $1,768,399. The loss per share (basic and diluted) changed from $0.05 per share to $0.04 per share.

	(b)	Going concern assumption

While these financial statements have been prepared on the basis of accounting principles applicable to a going concern, several adverse conditions and events cast substantial doubt upon the validity of this assumption.

The Company has incurred significant losses in the current year and in each of the past several years. In addition, the Company has a working capital deficiency of $(2,316,741) as at January 31,

CARBIZ INC.
Notes to the Consolidated Financial Statements
January 31, 2006 and 2005
(expressed in U.S. dollars)

1.	ORGANIZATION AND BUSINESS (continued)

(b) Going concern assumption (continued)

2006. The Company’s continued existence is dependent upon its ability to achieve profitable operations and to obtain additional financing. The Company believes that the new CAC dealerships, combined with its existing software, consulting and TaxMax businesses will improve its operating cash flows going forward. However, there can be no assurance that the Company will achieve profitable operations, nor that financing efforts will be successful.

If the going concern assumption were not appropriate to these financial statements, then adjustments would be necessary in the carrying values of assets and liabilities, the reported net loss and the balance sheet classifications used.

2.	CHANGE IN FUNCTIONAL CURRENCY

Historically, the Canadian dollar has been the functional currency of the Company, and the financial statements were reported in Canadian dollars. During the year ended January 31, 2005, the Company determined that as a result of the continued move of its operations and personnel, combined with significant debt issuances in the United States, the functional currency of the Company had changed to U.S. dollars. In addition, the Company determined that it would report its financial statements in U.S. dollars. All amounts presented in these financial statements are expressed in U.S. dollars unless otherwise indicated.

In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 52 “Foreign Currency Translation”, the Company has translated into U.S. dollars the financial statements as at and for the years ended January 31, 2006 and 2005. The method of translation used has resulted in the financial statements of prior years presented for comparison being translated as if the U.S. dollar had always been used as the reporting currency.

Prior to November 1, 2004, the date on which the Company determined that its functional currency had changed to U.S. dollars, this translation was done using the current rate method. Under the current rate method, the Company’s assets and liabilities were translated to U.S. dollars at the exchange rate at the balance sheet date. Revenue, costs and expenses were translated at average rates prevailing during the periods. Translation adjustments arising prior to November 1, 2004 were reported as a component of other comprehensive income.

Subsequent to November 1, 2004, this translation was done using the temporal method. Under the temporal method, the Company’s monetary assets and liabilities were translated to U.S. dollars at the exchange rate at the balance sheet date, while equity and non-monetary assets and liabilities were translated at their historical rates. Revenue, costs and expenses were translated at average rates prevailing during the periods. Translation adjustments arising subsequent to November 1, 2004 were reported as a component of net loss for the year.

CARBIZ INC.
Notes to the Consolidated Financial Statements
January 31, 2006 and 2005
(expressed in U.S. dollars)

3.	SUMMARY OF ACCOUNTING POLICIES

These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and reflect the following significant accounting policies:

Principles of consolidation

The consolidated financial statements include the accounts of the Company and its subsidiary companies, which are located in Canada and the United States of America (“U.S.”). All intercompany transactions and balances have been eliminated. The operations of the Company’s joint venture, Carbiz Auto Credit JV1, LLC, have been consolidated into the financial statements as well. Substantially all of the company’s revenue and operations are carried out in the United States.

Cash and cash equivalents

Cash and cash equivalents consist of cash balances with banks and investments in term deposits and money market instruments that are readily convertible into cash. This includes investments that have an original term to maturity of 90 days or less.

Accounts receivable

Accounts receivable shown is net of bad debt provisions. The amount includes short term notes received through the selling of used automobiles. The notes are for terms no greater than 80 weeks and require weekly payments. Interest is calculated weekly based on the balance outstanding at the time. The allowance for doubtful accounts reflects the Company’s best estimate of probable losses inherent in the accounts receivable balance. The Company determines the allowance based on known troubled accounts, historical experience, and other currently available evidence.

The Company takes steps to repossess a vehicle when the customer becomes severely delinquent in his or her payments, and management determines that timely collection of future payments is not probable. Accounts are charged off after the expiration of a statutory notice period for repossessed accounts, or when management determines that the timely collection of future payments is not probable for accounts where the Company has been unable to repossess the vehicle.

For accounts that the vehicle was repossessed, the fair value of the repossessed vehicle is charged as a reduction of the gross finance receivable balance written-off. On average, accounts are approximately 90 days past due at the time of write-off. For previously written-off accounts that are subsequently recovered, the amount of such recovery is credited to the allowance for credit losses.

The Company maintains an allowance for credit losses on an aggregate basis at a level it considers sufficient to cover estimated losses in the collection of its finance receivables. The allowance for credit losses is based primarily upon historical credit loss experience, with consideration given to recent credit loss trends and changes in loan characteristics (i.e., average amount financed and term), delinquency levels, collateral values, economic conditions and underwriting and collection practices. The allowance for credit losses is periodically reviewed by management with any changes reflected in current operations. Although it is at least reasonably possible that events or circumstances could occur in the future that are not presently foreseen which could cause actual

CARBIZ INC.
Notes to the Consolidated Financial Statements
January 31, 2006 and 2005
(expressed in U.S. dollars)

3.	SUMMARY OF ACCOUNTING POLICIES (continued)

Accounts Receivable (continued)

credit losses to be materially different from the recorded allowance for credit losses, the Company believes that is has given appropriate consideration to all relevant factors and has made reasonable assumptions in determining the allowance for credit losses.

A comparison of the following classifications of notes receivable related to auto sales at January 31, 2006 and 2005 is presented below:

	2006		2005
	Amount	Number	Amount	Number
Active accounts	$ 681,116	245	$ 440,987	127
Accounts held in repossession	$ 40,922	14	$ 21,412	5
Accounts written off during year	$ 208,213	85	$ 5,222	2

Inventory

Inventory consists of used vehicles and is related to the CAC operations. Inventory is stated at the lower of cost or net realizable value. Cost is determined on a specific item basis.

Deferred costs

Deferred costs represent costs incurred on sales where payments are received in advance of revenue recognition. Where revenue is deferred, all direct and incremental costs incurred to earn the revenue are also deferred.

Property and equipment

Property and equipment are stated at cost, net of accumulated depreciation and amortization. Expenditures for maintenance and repairs have been charged to the statement of operations as incurred. Depreciation is provided over the estimated useful life of the assets as follows:

Furniture and equipment	-	20% declining-balance
Computer equipment	-	30% declining-balance
Leasehold improvements	-	straight-line over the lesser of the useful life of the assets or term of the leases

The Company regularly reviews the carrying values of its property and equipment by comparing the carrying amount of the asset to the expected undiscounted future cash flows to be generated by the asset. If the carrying value exceeds the amount recoverable, a write-down is charged to the statement of operations based on the difference between the carrying value and the future discounted cash flows. Upon retirement or sale of an asset its cost and related accumulated depreciation or amortization are removed from the accounts and any gain or loss is recorded in income or expense.

CARBIZ INC.
Notes to the Consolidated Financial Statements
January 31, 2006 and 2005
(expressed in U.S. dollars)

3.	SUMMARY OF ACCOUNTING POLICIES (continued)

Product development costs

The Company expenses research costs when they are incurred. Software development costs are expensed as incurred unless they meet the criteria for deferral and amortization required by GAAP. Development costs incurred prior to the establishment of technological feasibility are expensed, as they do not meet the criteria. Capitalized costs are amortized on a straight-line basis over the remaining economic life of the related product, which is three years. The Company reassesses the relevant criteria for deferral and amortization at each reporting date. There have been no costs capitalized and amortized for the periods presented.

Income taxes

The Company follows the liability method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities, and measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are established when necessary to reduce future income tax assets to the amount expected to be realized.

Revenue recognition

The Company’s revenue is derived from the sale of licenses, services and commissions, the sale of products to dealers in the automobile industry and the sale of used vehicles. The Company recognizes revenue in accordance with Statement of Position (“SOP”) 97-2, “Software Revenue Recognition”, issued by the American Institute of Certified Public Accountants (“AICPA”) in October 1997 as amended by SOP 98-9 issued in December 1998 for all software or software related revenue. For all non-software or non-software related revenue, the Company recognizes revenue in accordance with SEC Staff Accounting Bulletin (“SAB”) 104, “Revenue Recognition”, which was preceded by SAB 101, “Revenue Recognition in Financial Statements”. For contracts involving multiple deliverables, where the deliverables are governed by more than one authoritative accounting standard, the Company generally applies the FASB Emerging Issues Task Force (“EITF”) Issue No. 00-21, “Revenue Arrangements with Multiple Deliverables” to determine whether deliverables should be accounted for separately.

(a) Licenses

The Company records product revenue from licenses when persuasive evidence of an arrangement exists, the software product has been shipped, there are no significant uncertainties surrounding product acceptance, the fees are fixed or determinable and collection is considered probable. For software license agreements in which customer acceptance is a condition of earning the license fees, revenue is not recognized until acceptance occurs. The Company uses the residual method to recognize revenue on delivered elements when a license agreement includes one or more elements to be delivered at a future date if evidence of the fair value of all undelivered elements exists. If an undelivered element for the arrangement exists under the license arrangement, revenue related to the undelivered element is deferred based on vendor-specific objective evidence (“VSOE”) of the fair value of the undelivered element.

CARBIZ INC.
Notes to the Consolidated Financial Statements
January 31, 2006 and 2005
(expressed in U.S. dollars)

3.	SUMMARY OF ACCOUNTING POLICIES (continued)

Revenue recognition (continued)

The majority of the Company’s license revenues is derived from arrangements where a customer will pay an initial set-up fee and then continue on either month-to-month or annual contracts which may be cancelled with appropriate notice. Upon cancellation, the software ceases to function as originally intended. In these cases, the initial set-up fees are deferred and amortized over the expected life of the relationship, which is four years. The month-to-month or annual fees are recognized on a monthly basis, subject to collection of such amounts being probable. During 2006, the Company began to separate the relationship between initial set-up fees and the monthly and annual support contracts. In 2006, under these updated contracts, if support is cancelled, the software is not affected. In these cases, the initial set-up fee is recognized when the software installation is completed and customer has accepted the installation.

Certain of the Company’s other license revenues are derived from arrangements where the customer purchases a perpetual software license. In these cases, the Company will enter into a multiple-element arrangement that includes the software license and the associated post contract support (“PCS”). The Company has established VSOE of the fair value of the undelivered PCS element based on the contracted price for renewal PCS included in the original multiple element sales arrangement, as substantiated by contractual terms and the Company’s significant PCS renewal experience. The Company’s multiple element sales arrangements generally include rights for the customer to renew PCS after the bundled term ends.

The Company assesses whether payment terms are customary or extended in accordance with normal practice relative to the market in which the sale is occurring. The Company’s sales arrangements generally include standard payment terms. These terms effectively relate to all customers, products, and arrangements regardless of customer type, product mix or arrangement size.

(b)	Services and Commissions

The Company generates recurring revenue from several sources, including the sale of maintenance and support on its software products. The Company also generates nonrecurring revenue from consulting fees for implementation, installation, data conversion and training related to the use of the Company’s software, and for other training seminars and consulting. Revenue is recognized when a signed contract has been executed, the services have been delivered, fees are fixed or determinable, and collectability is probable and when all significant obligations have been fulfilled. Therefore, for services that extend over a period of time, revenue is recognized ratably over the term of the contract.

(c)	Products

The Company generates non-recurring revenue from the sale of various products to automotive dealerships. Revenue is recognized when a signed contract is executed, the product has been delivered, fees are fixed or determinable, collectability is probable and when

CARBIZ INC.
Notes to the Consolidated Financial Statements
January 31, 2006 and 2005
(expressed in U.S. dollars)

3.	SUMMARY OF ACCOUNTING POLICIES (continued)

Revenue recognition (continued)

all significant obligations have been fulfilled. Generally, this occurs at the time of shipment. The Company does not offer product warranties related to these sales.

(d)	Used vehicle sales

The Company recognizes revenue on the sale of automobiles at the time vehicles are delivered to the customer and title has passed. In cases where the Company finances the vehicles the interest is recognized over the term of the loan, which is generally 65 to 80 weeks, based on the principal outstanding at the time.

Deferred revenue represents unearned income where payments are received in advance of revenue recognition. Where revenue is deferred, all direct and incremental costs incurred to earn the revenue are also deferred.

Selling expenses

Selling expenses include payroll, employee benefits, equity compensation, and other headcount-related costs as well as expenses related to advertising, promotions, tradeshows, seminars, and other programs. Advertising costs are expensed as incurred. Advertising expense was $153,101 in fiscal 2006, and $150,184 in fiscal 2005.

Foreign currency translation

Subsequent to November 1, 2004 (see Note 2), the Company’s monetary assets and liabilities are translated to U.S. dollars at the exchange rate at the balance sheet date, while equity and non-monetary assets and liabilities are translated at their historical rates. Revenue, costs and expenses are translated at average rates prevailing during the periods. Translation adjustments are reported as a component of net loss for the year.

Earnings per share

Earnings per share are based on the weighted average number of common shares outstanding (basic) adjusted, to the extent they are dilutive, for outstanding stock options and stock purchase warrants (diluted). The calculation of diluted earnings per share excludes any potential conversion of warrants or options that would increase earnings per share or decrease a loss per share.

Leases

Leases entered into by the Company as lessee that transfer substantially all the benefits and risks of ownership to the Company are recorded as capital leases and are included in capital assets and long-term debt. All other leases are classified as operating leases under which leasing costs are recorded as expenses in the period in which they are incurred.

CARBIZ INC.
Notes to the Consolidated Financial Statements
January 31, 2006 and 2005
(expressed in U.S. dollars)

3.	SUMMARY OF ACCOUNTING POLICIES (continued)

Stock-based compensation

The Company accounts for stock-based compensation in accordance with Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees”. Pursuant to this accounting standard, the Company records deferred compensation for share options granted to employees at the date of grant based on the difference between the exercise price of the options and the market value of the underlying shares at that date. Deferred compensation is amortized to compensation expense over the vesting period of the underlying options. No compensation expense is recorded for stock options that are granted to employees and directors when the exercise price is equal to or more than the fair market value of the shares at the time of the grant.

Had the Company applied a fair value based method described by SFAS No. 123 “Accounting for Stock-Based Compensation” and the corresponding amendments under SFAS No.148 “Accounting for Stock-Based Compensation - Transition and Disclosure”, which recognizes the fair values of the stock options granted as compensation cost over the vesting period, compensation related to stock options would have effected the amounts indicated below for the following years:

	2006	2005

Net loss - as reported	$(830,326)	$(1,669,558)
Pro-forma stock-based compensation expense	(23,614)	(266,921)
Net loss - pro-forma	$(853,940)	$(1,936,479)

Basic and diluted loss per share:
As reported	$(0.02)	$(0.04)
Pro-forma	$(0.02)	$(0.05)

The fair value of stock options used to compute the pro-forma net loss and loss per common share disclosure is estimated at grant using the Black-Scholes option-pricing model with the following weighted averages assumptions:

2005

Expected dividend	0%
Expected volatility	90%
Risk-free interest rate	3.6%
Expected option life in years	5

The weighted average fair value of stock options, calculated using the Black-Scholes option pricing model, granted during the year ended January 31, 2005 and vested during the year ended January 31, 2006 was $0.13 per option. The Black-Scholes option-pricing model was developed for use in estimating the fair value of options that have no vesting restrictions. In addition, option-pricing models require the input of highly subjective assumptions. Changes in the subjective input assumptions can materially affect the fair value estimates.

CARBIZ INC.
Notes to the Consolidated Financial Statements
January 31, 2006 and 2005
(expressed in U.S. dollars)

3.	SUMMARY OF ACCOUNTING POLICIES (continued)

Stock-based compensation (continued)

During the year ended January 31, 2005 stock options were granted to consultants in exchange for services performed. The Company accounts for stock options granted to consultants in accordance with SFAS 123 and SFAS 148. Accordingly the fair value of any stock options granted to consultants is recorded as stock-based compensation. The stock-based compensation expense recognized as a result of this was $0 in fiscal 2006 and $24,724 in fiscal 2005.

Guarantees

In November 2002, the FASB issued FASB Interpretation No. 45 (“FIN 45”), “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees and Indebtedness of Others,” an interpretation of FASB Statement Nos. 5, 57 and 107, and rescission of FIN 34, “Disclosure of Indirect Guarantees of Indebtedness of Others.” FIN 45 elaborates on the disclosures to be made by the guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also requires that a guarantor recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The provisions related to recognizing a liability at inception of the guarantee for the fair value of the guarantor’s obligations does not apply to product warranties or to guarantees accounted for as derivatives. The Company has not issued any guarantees.

Comprehensive loss

SFAS No. 130, “Reporting Comprehensive Income”, requires the reporting and display of comprehensive income and its components in financial statements. Other comprehensive loss, which includes only foreign currency translation adjustments, is shown on the Statements of Changes in Stockholders’ Deficiency.

Derivatives

The Company’s net earnings and cash flows may be negatively impacted by fluctuating foreign exchange rates. To effectively manage this risk, the Company may enter into foreign currency swaps. The Company applies the recommendations of SFAS No. 133 “Accounting for Derivative Instruments and Hedging Activities” and the corresponding amendments under SFAS 138 and 149. Pursuant to these accounting standards, for a derivative designated as an accounting hedge, the effective portions of the changes in the fair value of the derivative are recorded in other comprehensive income (loss) and are recognized in net earnings (loss) when the hedged item affects net earnings (loss). Ineffective portions of changes in the fair value of the hedge are recognized in net earnings (loss). If the derivative used is not designated as an accounting hedge relationship or if it becomes ineffective, changes in fair value of the derivative are recognized in net earnings (loss).

During the years ended January 31, 2006 and 2005, the Company did not enter into any derivative instruments.

CARBIZ INC.
Notes to the Consolidated Financial Statements
January 31, 2006 and 2005
(expressed in U.S. dollars)

3.	SUMMARY OF ACCOUNTING POLICIES (continued)

Use of estimates

In preparing the Company’s financial statements in accordance with GAAP, management is required to make estimates and assumptions that affect the reported amount of assets, liabilities, and the disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Estimates are used when accounting for items and matters such as the allowance for doubtful accounts, deferred revenue and related costs and contingencies.

4.	EFFECT OF RECENT ACCOUNTING PRONOUNCEMENTS

Share-based compensation

In December 2004 the FASB issued SFAS No. 123R “Share Based Payment”. The new Statement is effective for fiscal years beginning on or after June 15, 2005. SFAS 123R addresses the accounting for transactions in which an enterprise receives services in exchange for (a) equity instruments of the enterprise or (b) liabilities that are based on the fair value of the enterprise’s equity instruments or that may be settled by the issuance of such equity instruments. This Statement eliminates the ability to account for share-based compensation transactions using APB 25, and requires that such transactions be accounted for using a fair-value based method. As required by FAS 123R, the Company will be required to recognize an expense for compensation cost related to share-based payment arrangements including stock options and compensatory employee stock purchase plans. The new rules will be effective for the Company beginning February 1, 2006. The adoption of Statement 123R is not expected to have a significant effect on our financial position or cash flows, and while the Company has no specific plans for issuance of stock options, if any stock options are issued to employees, the accounting for those transactions would result in the recognition of additional expense on the statement of operations.

Earnings per share

On September 30, 2004, the EITF reached a consensus on Issue No. 04-8, “The Effect of Contingently Convertible Debt on Diluted Earnings Per Share” (“EITF 04-8), which addresses when the dilutive effect of contingently convertible debt instruments should be included in diluted earnings (loss) per share. EITF 04-8 requires that contingently convertible debt instruments be included in the computation of diluted earnings (loss) per share regardless of whether the market price trigger has been met. EITF 04-8 also requires that prior period diluted earnings (loss) per share amounts presented for comparative purposes be restated. EITF 04-8 is effective for reporting periods ending after December 15, 2004. As the Company is in a loss position, the adoption of EITF 04-8 did not have an impact on the Company’s loss per share.

Accounting changes and error corrections

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections - a replacement of APB No. 20 and SFAS No. 3". The pronouncement requires that all voluntary changes in accounting principle be reported by retrospectively applying the principle to all prior periods that are presented in the financial statements. The statement is effective for fiscal years beginning after December 15, 2005. The Company's financial position, results of operations or

CARBIZ INC.
Notes to the Consolidated Financial Statements
January 31, 2006 and 2005
(expressed in U.S. dollars)

4.	EFFECT OF RECENT ACCOUNTING PRONOUNCEMENTS (continued)

Accounting changes and error corrections (continued)

cash flows will only be impacted by SFAS No. 154 if it implements changes in accounting principles that are addressed by the standard or corrects accounting errors in future periods

5.	ACCOUNTS RECEIVABLE AND NOTES RECEIVABLE

	2006	2005

Trade receivables from product	$111,717	$121,009
Less: Allowance for doubtful accounts	15,090	15,067
	$96,627	$105,942

Notes receivable from vehicle sales	$722,038	$462,399
Less: Allowance for doubtful accounts	95,119	36,869
	626,919	425,530

Long-term portion of notes receivable	103,818	78,591
Current portion of accounts receivable	$523,101	$346,939

During the years ended January 31, 2006, and 2005, the Company earned $102,405 and $22,762 of financing income on the notes receivable. This amount has been included with used car sales and financing revenue in these financial statements.

Activity in the allowance for doubtful accounts is as follows:

	Balance at			Balance
Year Ended	Beginning	Charged to	Write-offs	at End of
January 31	of Year	Expenses	and Other	Year

2006	$51,936	$311,461	$253,188	$110,209
2005	$21,462	$53,430	$22,956	$51,936

CARBIZ INC.
Notes to the Consolidated Financial Statements
January 31, 2006 and 2005
(expressed in U.S. dollars)

6.	PROPERTY AND EQUIPMENT

	2006
		Accumulated	Net Book
	Cost	Depreciation	Value

Furniture and equipment	$354,785	$229,493	$125,292
Computer equipment	779,734	586,098	193,636
Leasehold improvements	26,911	5,776	21,135
	$1,161,430	$821,367	$340,063

	2005
		Accumulated	Net Book
	Cost	Depreciation	Value

Furniture and equipment	$491,926	$277,825	$214,101
Computer equipment	1,216,360	908,995	307,365
Leasehold improvements	29,459	15,137	14,322
	$1,737,745	$1,201,957	$535,788

7.	INTANGIBLE ASSETS

Intangible assets represented software acquired through previous acquisitions. During the year ended January 31, 2005, the Company determined that due to technological changes there was no remaining value to these assets, and as such the remaining net book value was written off. As at January 31, 2004, the cost of these assets was $504,502, with accumulated amortization of $480,862. The net impairment charge of $23,640 is included in operating expenses in 2005.

8.	ACCOUNTS PAYABLE AND ACCRUED LIABILITES

	2006	2005

Accounts payable - trade	$932,704	$296,386
Accruals
Professional fees	46,629	475,502
Trade payables	24,351	181,372
Payroll related	103,404	60,770
Other	178,114	30,127
	$1,285,202	$1,044,157

CARBIZ INC.
Notes to the Consolidated Financial Statements
January 31, 2006 and 2005
(expressed in U.S. dollars)

The Company has the following capital lease obligations for computer and offic

9.	CAPITAL LEASES

e equipment:

2007	$10,126
2008	9,078
2009	8,772
2010	2,696
30,672
Interest portion of payments	4,252
Capital repayment	26,420
Current portion	8,033
Long-term portion	$18,387

The original value of the leased assets is $59,672 for computer and office equipment. These leased assets had accumulated amortization as of January 31, 2006 and 2005 of $28,320 and $18,233, respectively.

10.	LONG-TERM DEBT

The Company has a note payable to a U.S. public company. The note which is secured by the general assets of the Company, bears interest at the daily U.S. prime rate plus 1.5% per annum, with interest payable monthly and the principal due on specific dates.

Principal repayments due in each of the next three years are as follows:

2007	$154,608
2008	136,829
2009	37,334
328,771
Current portion	154,608
Long-term portion	$174,163

11.	CONVERTIBLE DEBENTURE

On October 12, 2004 (the “Closing Date”), the Company completed a Convertible Debenture financing for gross proceeds of $1,312,927, less costs of $89,079. The proceeds were primarily used to pursue an Over-the-Counter (“OTC-BB”) trading in the U.S. and to expand the Company’s CAC operations. Upon the commencement of trading of the Company’s common shares on the OTC-BB and concurrent delisting from the TSX Venture Exchange (the “Conversion Date”), the principal and interest amount of the debentures would have been automatically converted into a minimum of 7,336,500 units (a “Unit”). Each Unit would have consisted of one common share and one Class A purchase warrant and one-half of one Class B purchase warrant. Each whole Class A Warrant would have been exercisable into one common share at a price of $0.23 CDN per share and each whole class B purchase warrant would have been exercisable into one common share at a price of $0.30 CDN per share. Both Class A and B warrants issued would have been exercisable for a

CARBIZ INC.
Notes to the Consolidated Financial Statements
January 31, 2006 and 2005
(expressed in U.S. dollars)

11.	CONVERTIBLE DEBENTURE (continued)

period of five years following the Closing Date. The Convertible Debentures are unsecured, bear interest at 5% per annum, beginning on May 1, 2005. Prior to May 1, 2005, the Convertible Debentures were non-interest bearing.

Carbiz engaged an agent for this debenture financing. In addition to a commission which has been included in the cost of issuance, on the Conversion Date the Agent shall receive warrants (the “Agent Warrants”) equal to an aggregate 10 percent of the number of Units to be issued on the Conversion Date. Each warrant shall be exercisable into one common share upon payment of $0.22 CDN and one Class A Warrant upon payment of $0.23 CDN for a period of five years following the Closing Date. Also, the Agent shall receive a 2 percent cash fee on the exercise of Warrants exercised within 12 months of the Conversion Date. The Agent Warrants and cash fee that may be incurred should the Company complete OTC-BB trading have not been recorded in these financial statements.

As the Company was unable to achieve OTC-BB trading by April 10, 2005, the Company is required to issue to the subscribers, Class A Warrants and Class B Warrants equal in number to 2% of the number of each of the Class A Warrants and Class B Warrants to be issued upon conversion of the Convertible Debenture plus an additional 1% for each subsequent 30 day period (the “Additional Warrants”). The aggregate of the Additional Warrants are limited to 6% of the Class A Warrants and the Class B Warrants to be issued upon conversion of the Convertible Debenture.

The Convertible Debenture contains a beneficial conversion feature represented by the excess of the fair value of common shares and warrants issuable on conversion of the Debenture, measured on the commitment date, over the amount of the proceeds to be allocated to the common shares upon conversion. The portion of the proceeds from the issuance of the Convertible Debenture allocated to the beneficial conversion feature is $650,565. Because the debenture becomes convertible only upon the Company’s listing its shares on the OTC-BB, the contingent beneficial conversion feature is not recognized in earnings until the contingency is resolved.

The costs of issuance for the Convertible Debenture were amortized over the one year period. The expense recorded during the twelve months ended January 31, 2006 is $60,201 and $28,766 for the same period last year.

On October 6, 2005 (the “Closing Date”), the Company completed a Convertible Debenture financing for gross proceeds of $690,318. The proceeds were primarily used to repay $673,000 of maturing debentures and $14,658 of accrued interest on those debentures. These Convertible Debentures contain similar terms to the October 12, 2004. Upon the commencement of trading of the Company’s common shares on the OTC-BB and concurrent delisting from the TSX Venture Exchange (the “Conversion Date”), the principal and interest amount of the debentures will be automatically converted into a minimum of 5,393,953 units (a “Unit”). Each Unit would consist of one common share and one Class A purchase warrant and one-half of one Class B purchase warrant. Each whole Class A Warrant would be exercisable into one common share at a price of $0.15 CDN per share and each whole class B purchase warrant would have been exercisable into one common share at a price of $0.15 CDN per share. Both Class A and B warrants issued would be exercisable for a period of five years following the Closing Date. The Convertible Debentures are unsecured and

CARBIZ INC.
Notes to the Consolidated Financial Statements
January 31, 2006 and 2005
(expressed in U.S. dollars)

11.	CONVERTIBLE DEBENTURE (continued)

bear interest at 5% per annum. Because the issue matured before its listing on the OTC-BB, the calculated Beneficial Conversion Feature and the Additional Warrants were never recognized or required to be issued.

The October 6, 2005 Convertible Debenture contains a beneficial conversion feature represented by the excess of the fair value of common shares and warrants issuable on conversion of the Debenture, measured on the commitment date, over the amount of the proceeds to be allocated to the common shares upon conversion. The portion of the proceeds from the issuance of the Convertible Debenture allocated to the beneficial conversion feature is $259,629.

Also on October 6, 2005, the Company agreed to an extension of terms for those holders of Convertible Debentures to mature on that date that did not elect to paid in cash. The extension granted additional six months for the maturity date, until April 6, 2006. The extension also modified the number of units to be issued upon conversion from 3,521,520 to 5,118,213 and modified the exercise price for Class A and Class B Warrants to $0.15 CDN per share. This change was considered to be significant, and the Company accounted for the issuance as an extinguishment of the maturing Convertible Debentures. No gain or loss was recognized on the extinguishment of original debentures. Because the issue was considered repaid by the extinguishment before its listing on the OTC-BB, the calculated Beneficial Conversion Feature and the Additional Warrants were never recognized or required to be issued. The Company determined the value of the new issue at October 6, 2005 to be $655,029.

The amended Convertible Debenture is also considered to contain a beneficial conversion feature represented by the excess of the fair value of common shares and warrants issuable on conversion of the Debenture, measured on the commitment date, over the amount of the proceeds to be allocated to the common shares upon conversion. The portion of the proceeds from the issuance of the Convertible Debenture allocated to the beneficial conversion feature is $246,357. Because the both the newly issued debenture and amended debentures become convertible only upon the Company’s listing its shares on the OTC-BB, the contingent beneficial conversion feature for each will not be recognized in earnings until the contingency is resolved.

The provision for Additional Warrants on the October 6, 2004 amended issue and the October 6, 2005 new issue would result in the issuance of 865,186 additional warrants upon conversion. Because the debenture becomes convertible only upon the Company’s listing its shares on the OTC- BB, the additional warrants will not be recognized in earnings until the contingency is resolved.

12.	REDEEMABLE PREFERRED SHARES

On December 6, 2002, the Company issued 4,000,000 Series 1 Preferred Shares for proceeds of $400,000 CDN. Each share was convertible into common shares on a one for one basis at the option of the holder, and yielded a cumulative 10% annual dividend rate. If not converted, the shares were repayable in cash on December 6, 2004.

During the year ended January 31, 2005, the Redeemable Preferred Shares and accrued dividends were converted into 4,538,543 common shares in accordance with their conversion terms.

CARBIZ INC.
Notes to the Consolidated Financial Statements
January 31, 2006 and 2005
(expressed in U.S. dollars)

13.	COMMON SHARES

	(a)	Authorized

The Company’s authorized share capital consists of the following:

Unlimited number of common shares with voting rights
Unlimited number of preference shares, issuable in series

(b)	Fiscal 2005 private placement

During the year ended January 31, 2005, the Company completed a series of private placements for an aggregate of 1,980,217 common shares and 1,980,217 Warrants for net proceeds of $387,777. The fair value of the warrants was determined to be $97,958. Each Warrant entitles the holder to purchase one additional common share at a price of $0.30 CDN per share, and expires one year after issuance. As part of the cost of these transactions, the Company issued 377,843 Agent Warrants with an estimated fair value of $26,890. The Agent Warrants are subject to the same conditions as the regular Warrants.

(c)	Escrowed shares

In connection with the Company’s acquisition of data Gathering Service, Inc. on December 18, 1998, 5,059,566 common shares issued to certain stockholders were placed in escrow pursuant to the requirements of the Alberta Stock Exchange (now the TSX Venture Exchange). Originally, these common shares were to be released under the terms of the escrow agreement pursuant to a formula based on cash flows; however, this escrow agreement was later amended such that the common shares are released on a time based method. The first release occurred in July 2004, and subsequent releases have occurred semi-annually thereafter.

During the year ended January 31, 2005, a total of 505,956 shares have been released from escrow. During the year ended January 31, 2006, an additional 505,956 shares were released from escrow, leaving 4,047,653 escrowed shares at January 31, 2006.

(d)	Stock options

Under the Stock Option Plan (1998), options may be granted to directors, officers, employees, and consultants of the Company at an exercise price determined by the Board of Directors provided that such exercise price should not be less than permitted under the rules of any stock exchange where the shares are listed. The period during which an option may be exercised (the “Option Period”) is determined by the Board at the time the option is granted, subject to any vesting limitations which may be imposed by the Board in its sole unfettered discretion at the time such option is granted. The options are exercisable during a period not to exceed 5 years from the date the option is granted unless otherwise specifically provided by the Board, and in any event, no option shall be exercisable for a period exceeding 10 years from the date the option is granted. Options are exercisable as determined by the Board at the date of the grant. All options granted in the year ended January 31, 2005 vest four months after

CARBIZ INC.
Notes to the Consolidated Financial Statements
January 31, 2006 and 2005
(expressed in U.S. dollars)

13.	COMMON SHARES (continued)

	d)	Stock options (continued)

the date of grant. Shares covered by options granted with respect to any year may not exceed 10% of the issued and outstanding shares of the Company, calculated on a non-diluted basis.

The following tables reflect the movement and status of the stock options:

	2006		2005
		Weighted		Weighted
		Average		Average
	Number of	Exercise	Number of	Exercise
Options outstanding	Options	Price (*)	Options	Price (*)

Balance, beginning of the year	4,089,988	$0.20	2,800,533	$0.15
Options granted during the year	-	-	1,921,891	0.22
Options cancelled during the year	(374,171)	0.13	(197,300)	0.20
Options exercised during the year	(88,500)	0.14	(435,136)	0.12
Balance, end of the year	3,627,317	$0.23	4,089,988	$0.18

January 31, 2006
Options Outstanding		Options Exercisable
	Weighted		Weighted
	Average		Average
	Life		Life
Number	(Years)	Number	(Years)

589,276	0.5	589,276	0.5
300,000	2.8	300,000	2.8
637,891	3.8	637,891	3.8
200,000	2.8	200,000	2.8
1,900,150	3.2	1,900,150	3.2
3,627,317	2.7	3,627,317	2.7

(*)

The exercise prices have been converted into U.S. dollars based on the foreign exchange rate as at January 31, 2006. The number of options presented reflects the most current conversion price information

(e)	Earnings per share

For the years ended January 31, 2006 and 2005, all options to purchase shares were excluded in the diluted share calculation because they were anti-dilutive for earnings per share purposes.

CARBIZ INC.
Notes to the Consolidated Financial Statements
January 31, 2006 and 2005
(expressed in U.S. dollars)

14.	INCOME TAXES

The reconciliation of income taxes computed at the blended (Canadian and U.S.) statutory tax rate to the Company’s effective tax rate is as follows:

	2006	2005

Loss before income taxes	$(830,326)	$(1,669,558)
Combined basic federal and provincial rates	36.70%	39.02%
Income tax benefit based or statutory rate	305,000	652,000
Permanent differences	(7,500)	(51,000)
Valuation allowance	(297,500)	(601,000)
Income tax benefit	$-	$-

Deferred income taxes reflect the tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred income tax assets and liabilities are approximately as follows:

Canada

	2006	2005

Non-capital loss carryforwards	$1,603,000	$1,103,000
Net capital loss carryforwards	80,000	80,000
Capital assets	81,000	81,000
Total gross future tax assets	1,764,000	1,264,000
Valuation allowance	(1,764,000)	(1,264,000)
Income tax benefit	$-	$-

As at January 31, 2006, the Company has non-capital loss carryforwards (federal and provincial) which are available to offset taxable income in future years and expire if unused beginning in year 2007 and ending in year 2016.

As at January 31, 2006, the Company has net capital loss carryforwards of approximately $470,000 available to offset taxable capital gains in future years. These net capital loss carryforwards are available to carry forward indefinitely.

For financial statement purposes a valuation allowance has been established since it is more likely than not that the benefits of the loss carryforward will not be used prior to expiration.

CARBIZ INC.
Notes to the Consolidated Financial Statements
January 31, 2006 and 2005
(expressed in U.S. dollars)

14.	INCOME TAXES (continued)

United States

	2006	2005

Non-capital loss carryforwards	$3,522,000	$3,694,000
Capital assets	8,000	8,000
Other temporary differences	13,000	9,000
Total gross deferred tax assets	3,543,000	3,711,000
Valuation allowance	(3,543,000)	(3,711,000)
Income tax benefit	$-	$-

As at January 31, 2006, the Company has U.S. net operating tax loss carryforwards which are available to offset taxable income and expire if unused beginning in year 2019 and ending in year 2026.

The use of the U.S. loss carryforwards may be limited in any given year as a result of previous changes in ownership.

For financial statement purposes a valuation allowance has been established since it is more likely than not that the benefits of the loss carryforward will not be used prior to expiration.

15.	CASH FLOW INFORMATION

(a) Supplemental Information

	2006	2005

Interest paid	$ 33,422	$ 31,110

(b)	Supplemental non-cash information

During the year ended January 31, 2005, the Company entered into certain capital leases. The resulting debt obligation and capital asset addition of $30,026 are considered non-cash transactions, and as such have not been included in the statement of cash flows.

During the year ended January 31, 2006, the Company extended certain convertible debentures (see Note 11) which were treated as an extinguishment and re-issuance of debt in the amount of $655,029, and as such have not been included in the statement of cash flows.

CARBIZ INC.
Notes to the Consolidated Financial Statements
January 31, 2006 and 2005
(expressed in U.S. dollars)

16.	INTEREST AND OTHER EXPENSES

	2006	2005

Amortization of debt financing costs (Note 11)	$60,201	$28,766
Interest on preferred shares (Note 12)	-	18,111
Interest on long-term debt (Note 10)	22,283	26,593
Interest on capital leases (Note 9)	3,347	4,517
Other interest, bank charges and late fees	67,330	48,921
	$153,161	$126,908

17.	RELATED PARTY TRANSACTIONS

On February 28, 2005, the Company entered into a joint venture agreement (“JV1”) with a member of the Company's Board of Directors. The purpose of this joint venture is to add five additional CarBiz Auto Credit centers in the state of Florida over five years. Under the agreement, the Company will contribute its intellectual property and permanent, non-exclusive license agreements in exchange for a 50% share of the joint venture. The partner contributed $500,000 for the remaining 50% share. In April 2005, the joint venture signed a five-year lease for the premises of the first center, at a price of $31,200 annually.

The Company accounts for the joint venture using FASB Interpretation No. 46, “Consolidation of Variable Interest Entities”. The primary objectives of this interpretation are to provide guidance on the identification of entities for which control is achieved through means other than through voting rights (“variable interest entities”) and how to determine when and which business enterprise (the “primary beneficiary”) should consolidate the variable interest entity. Because the joint venture is operated as a CarBiz Auto Credit location and is fully integrated under the daily control and management of the Company, the Company is, under this guidance, the “primary beneficiary”. Accordingly operational revenue and expenses, and all assets and liabilities are fully consolidated. The 50% share of the joint venture not owned by the Company is presented on the Minority Interest line on the Consolidated Balance Sheets. A Summary of 100% of the joint venture revenues and expenses and assets are listed below:

Jan 31, 2006
Sales	$284,276
Cost of sales	198,709
Gross Profit	85,567
Operating Expenses (1)	102,159
Operating Loss	$(16,592)
Depreciation	(742)
Net Loss	$(17,334)

Total Assets	$502,693
(1) Excluding depreciation and amortization.

CARBIZ INC.
Notes to the Consolidated Financial Statements
January 31, 2006 and 2005
(expressed in U.S. dollars)

17.	RELATED PARTY TRANSACTIONS (continued)

In July, 2005, the Company entered into a $150,000 short-term loan agreement with a company owned by a significant stockholder. The loan proceeds were received in three $50,000 installments received in July, August, and September 2005. Interest on the loan is at a rate of 17.7% per annum. Repayment of the loan and interest commenced on October 1, 2005 and is expected to be fully repaid by August 1, 2006. The balance outstanding at January 31, 2006 was $131,210 and was included in current liabilities.

18.	COMMITMENTS AND CONTINGENCIES

Future minimum annual payments under operating leases for equipment and premises (exclusive of realty taxes and other occupancy charges) are approximately as follows:

2007	$194,090
2008	191,170
2009	196,497
2010	102,239
2011	8,828
$692,824

19.	FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

The carrying amount of financial instruments including cash and cash equivalents, capital leases, accounts receivable and accounts payable and accrued liabilities approximates fair value because of the limited term of these instruments. The carrying value of the long-term debt approximates fair value because the interest rate is tied to the daily U.S. prime rate. The carrying value of the convertible debenture approximates fair value because it was negotiated shortly before year-end.

The Company is exposed to the following risks related to its financial assets and liabilities:

Interest rate risk

The Company currently has notes payable that incur interest based on the U.S. prime lending rate. The Company is therefore exposed to interest rate risk through fluctuations in the U.S. prime-lending rate. The Company does not use derivative instruments to reduce its exposure to interest rate risk.

Credit risk

Credit risk arises from the possibility that the Company’s customers may experience financial difficulty and be unable to fulfill their financial obligations. The risk is mitigated through proactive credit screening, a stringent collection policy, and the ability to restrict user access on certain products.

CARBIZ INC.
Notes to the Consolidated Financial Statements
January 31, 2006 and 2005
(expressed in U.S. dollars)

19.	FINANCIAL INSTRUMENTS AND RISK MANAGEMENT (continued)

Foreign currency risk

The Company conducts most of its business in the United States of America. The Company’s exposure to foreign currency risk arises from purchases denominated in Canadian dollars. The Company does not use derivative instruments to reduce its exposure to foreign currency risk. At the years ended January 31, 2006 and 2005, the Company had Canadian dollar assets of Cdn $2,018 in 2006 and Cdn $5,241 in 2005, and the Company had Canadian dollar liabilities of Cdn $2,266,643 in 2006 and Cdn $1,954,445 in 2005. During the years ended January 31, 2006 and 2005, the Company recorded foreign exchange losses of $151,583 in 2006 and $417,762 in 2005.

20.	SEGMENTED INFORMATION

The Company operates and manages its business in four segments, being its tax preparation services (“Taxmax”) (Note 21), used car sales and financing (“Carbiz Auto Credit” or “CAC”), used car sales and financing joint venture (“Joint Venture”), and various software and consulting services offered to independent car dealerships (“Software and Other Products”). Approximately 99% of the Company’s revenue is generated in the United States of America (“USA”). In addition almost all of the Company’s assets are located in the USA.

Taxmax generates revenues from two sources, being the sign up fees and the tax preparation fees. Sign up fees are received between October and January, with tax preparation fees being earned between January and April. As a majority of the tax preparation fees is earned subsequent to year end, a portion of the sign up fees and related expenses is deferred and recognized as the tax preparation services are rendered in the first quarter following the year end.

CAC purchases automobiles through auctions and sells them to end users at two car lots located in the state of Florida. When required, the Company will also finance these sales with loans that are generally 80 weeks in length. CAC operates a third car lot located in the state of Florida under a joint venture, Carbiz Auto Credit JV1, LLC (Note 17) Software and other products consists of new sales and recurring monthly revenues for software products, and new sales and recurring monthly revenues of consulting products, and other related revenue from credit bureau fees, supply sales and forms programming.

CARBIZ INC.
Notes to the Consolidated Financial Statements
January 31, 2006 and 2005
(expressed in U.S. dollars)

20.	SEGMENTED INFORMATION (continued)

	2006
		Carbiz		Software
		Auto	Joint	and Other
	TaxMax	Credit	Venture	Products	Total
Sales	$498,852	$1,218,728	$284,276	$2,415,343	$4,417,199
Cost of Sales	247,955	1,004,296	198,709	825,732	2,276,692
Gross Profit	250,897	214,432	85,567	1,589,611	2,140,507
Operating Expenses (1)	171,487	522,676	102,159	1,907,328	2,703,650
Income (Loss) From
Segments	$79,410	$(308,244)	$(16,592)	$(317,717)	(563,143)
Depreciation &
Amortization					(122,689)
Total Operating
Income (Loss)					$(685,832)

Total Assets	$45,429	$(237,038)	$502,693	$1,031,232	$1,342,316

	2005
			Carbiz	Software
			Auto	and Other
		TaxMax	Credit	Products	Total
Sales		$641,055	$594,722	$2,123,774	$3,359,551
Cost of Sales		331,725	300,977	853,804	1,486,506
Gross Profit		309,330	293,745	1,269,970	1,873,045
Operating Expenses (1)		240,272	315,269	2,345,028	2,900,569
Income (Loss) From
Segments		$69,058	$(21,524)	$(1,075,058)	(1,027,524)
Depreciation &
Amortization					(515,126)
Total Operating
Income (Loss)					$(1,542,650)

Total Assets		$51,666	$532,877	$949,231	$1,533,774

(1) Excluding depreciation and amortization

The Company’s Chief Operating Decision Maker (“CODM”), which is the CEO, does not review each segment’s operations or financial position in any further detail than presented above.

CARBIZ INC.
Notes to the Consolidated Financial Statements
January 31, 2006 and 2005
(expressed in U.S. dollars)

21.	SUBSEQUENT EVENTS

On April 6, 2006 substantially all of the October 2005 Convertible Debentures were extended through October 6, 2006 under terms similar to the Oct 2005 financing. See Note 11 for the terms and conditions of the April 2006 extension.

As of April 6, 2006, the Company had not completed an OTC-BB filing as required under the terms of the Convertible Debenture (Note 11). Therefore, the Company has an unresolved contingent obligation to issue to the holders of the Convertible Debentures certain Additional Warrants upon the Conversion Date (Note 11).

The Company is in the process of completing its US Registration, a requirement for quotation on OTC-BB. Because the debenture becomes convertible only upon the Company’s listing its shares on the OTC-BB, an event beyond the control of the debenture holders, the additional warrants were not recognized in earnings until the contingency is resolved.

Condensed Consolidated Financial Statements of

CARBIZ INC.

Period ending April 30, 2006 and 2005

CARBIZ INC.
Table of Contents
April 30, 2006 and 2005

CARBIZ INC.
Consolidated Balance Sheets
(Unaudited)
(expressed in U.S. dollars)

	As at	As at
	April 30, 2006	January 31, 2006
ASSETS
CURRENT
Cash and cash equivalents	$73,890	$119,735
Accounts receivable (Note 4)	91,471	96,627
Current portion of notes receivable (Note 4)	440,644	523,101
Inventory	37,837	47,554
Prepaids and other assets	72,284	58,681
Deferred costs	19,560	35,722
	735,686	881,420
NOTES RECEIVABLE	61,583	103,818
DEFERRED COSTS	12,845	17,015
PROPERTY AND EQUIPMENT	317,562	340,063
	$1,127,676	$1,342,316
LIABILITIES
CURRENT
Accounts payable and accrued liabilities	$1,391,707	$1,285,202
Loan payable (Note7)	134,816	131,210
Current portion of capital leases	7,846	8,033
Current portion of long-term debt	148,101	154,608
Convertible debenture (Note 5)	1,416,305	1,378,484
Deferred revenue	184,607	240,624
	3,283,382	3,198,161
DEFERRED REVENUE	85,634	113,434
CAPITAL LEASES	16,537	18,387
LONG-TERM DEBT	148,823	174,163
	3,534,376	3,504,145
MINORITY INTEREST (Note 7)	231,136	241,333
STOCKHOLDERS' DEFICIENCY
COMMON SHARES	14,197,415	14,197,260
Unlimited shares authorized, 41,092,314 and 41,090,514 common shares issued and outstanding as at April 30 and January 31, 2006 , respectively
WARRANTS	20,499	20,499
ADDITIONAL PAID -IN CAPITAL	5,843,709	5,843,709
OTHER COMPREHENSIVE LOSS	(385,197)	(385,197)
ACCUMULATED DEFICIT	(22,314,262)	(22,079,433)
	(2,637,836)	(2,403,162)
	$1,127,676	$1,342,316

The accompanying notes are an integral part of these financial statements

CARBIZ INC.
Consolidated Statements of Operations
(Unaudited)
(expressed in U.S. dollars)

	For the three months ended
	April 30
	2006	2005
		(As restated -
		see Note 1 (a))
SALES
Software and Consulting Services	$557,592	$603,987
Used Car Sales and Financing	200,166	299,174
Tax Sign Up and Processing Fees	248,082	373,935
	1,005,840	1,277,096
COST OF SALES
Software and Consulting Services	225,208	242,385
Used Car Sales and Financing	212,017	188,697
Tax Sign Up and Processing Fees	56,383	108,981
	493,608	540,063
GROSS PROFIT	512,232	737,033

Personnel Expenses	248,069	213,958
Selling Expenses	93,973	153,025
Other Operating Expenses	379,778	265,369
	721,820	632,352
OPERATING INCOME (LOSS)	(209,588)	104,681

INTEREST AND OTHER EXPENSES	(35,438)	(41,265)

MINORITY INTEREST (Note 7)	10,197	2,535

NET INCOME (LOSS) FOR THE PERIOD	(234,829)	65,951

NET LOSS PER SHARE	$(0.01)	$0.00

WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING	41,092,048	41,074,604

The accompanying notes are an integral part of these financial statements.

CARBIZ INC.
Consolidated Statements of Cash Flows
(Unaudited)
(expressed in U.S. dollars)

	For the three months ended
	April 30
	2006	2005
NET INFLOW (OUTFLOW) OF CASH RELATED		(As restated -
TO THE FOLLOWING ACTIVITIES		see Note 1 (a))

OPERATING
Net income (loss) for the year	$(234,829)	$65,951
Items not affecting cash
Depreciation of property and equipment	23,670	35,458
Minority interest	10,197	2,535
Loss on disposal of assets	5,560	16,114
Amortization of debt financing costs (Note 5)	-	21,698
Net changes in non-cash operating assets and liabilities
Accounts receivable	5,156	(15,725)
Notes Receivable	124,692	(143,263)
Prepaids and other assets	(13,603)	(54,471)
Inventory	9,717	(28,627)
Deferred costs	20,332	148,913
Accounts payable and accrued liabilities	106,505	(52,764)
Deferred revenue	(83,817)	(152,386)
	(26,420)	(156,567)

INVESTING
Acquisition of property and equipment	(7,524)	(7,908)
FINANCING
Repayment of capital leases	(2,036)	(12,272)
Repayment of long-term debt	(31,847)	(33,710)
Investment from Joint Venture	-	250,000
Retirement of matured debentures	(20,000)	-
Issuance of convertible debenture (Note 5)	20,000	-
Issuance of common shares	155	11,398
	(33,728)	215,416
EFFECT OF EXCHANGE RATE CHANGES ON CASH
AND CASH EQUIVALENTS	21,827	(8,345)

INCREASE (DECREASE) IN CASH AND
CASH EQUIVALENTS	(45,845)	42,596
CASH AND CASH EQUIVALENTS,
BEGINNING OF PERIOD	119,735	130,520
CASH AND CASH EQUIVALENTS,
END OF PERIOD	$73,890	$173,116

See Note 6
The accompanying notes are an integral part of these financial statements.

CARBIZ INC.
Notes to the Consolidated Financial Statements
April 30, 2006 and 2005
(expressed in U.S. dollars)

1.	ORGANIZATION AND BUSINESS

Carbiz Inc. (the “Company”) is a publicly traded company on the TSX Venture Exchange (TSXV), formerly the Canadian Venture Exchange (CDNX). The Company was incorporated pursuant to the provisions of the Business Corporations Act of Ontario (“OBCA”) under the name “Data Gathering Capital Corp.” on March 31, 1998. On September 1, 1999, the Company changed its name by articles of amendment under the OBCA to Carbiz.com Inc., and then changed its name again on July 15, 2003 to Carbiz Inc. The Company is in the process of having its shares registered under the United States Securities and Exchange Commission and traded on the United States Over the Counter Bulletin Board. In that regard, the Company has filed an SEC Form SB-2 on November 2, 2005 and an SB-2/A on March 8, 2006.

In the opinion of management, all adjustments, consisting of normal recurring adjustments, have been made in the April 30, 2006 and 2005 financial statements, which are necessary for a fair financial statement presentation. The results for the three months ended April 30, 2006 and 2005 are not necessarily indicative of financial operations for the full year. These financial statements are combined and condensed. For further information, refer to the financial statements and footnotes in the Company’s Audited Financial Statements for the year ended January 31, 2006.

References to the Company typically include the Company’s consolidated subsidiaries and joint venture. The Company’s operations are principally conducted through its two operating subsidiaries Carbiz USA Inc., a Delaware corporation, Carbiz Auto Credit, Inc. (“CAC”) and a joint venture, Carbiz Auto Credit JV1, LLC (“JV1”). Collectively, Carbiz Inc., Carbiz USA Inc., CAC , and JV1 are referred to herein as “Carbiz” or the “Company”.

The Company is in the business of developing, marketing, distributing and supporting software and Internet products for the automotive sales finance industry. The Company also supplies a seasonal lead generation product that facilitates tax-refund loans which are primarily used for down payments on car loans. During the year ended January 31, 2006, the Company operated two CAC dealerships and started operations in a third location under a joint venture, Carbiz Auto Credit JV1, LLC, all of which sell and finance used vehicles.

(a) Restatement

On October 12, 2004, the Company completed a Convertible Debenture financing (the “Debentures”) which is described in Note 5 to these financial statements. The Company determined that the Debentures were financial instruments that contained both a debt and equity component. In measuring and accounting for the allocation between debt and equity, the Company incorrectly allocated a portion of the proceeds to equity and recorded accretion expense during the year relating to a contingent event, which resulted in a required restatement for the year ended January 31, 2005.

As a result of this restatement, the equity portion of the convertible debentures has decreased from $794,523 to $Nil, the debt portion of the convertible debentures has increased from $766,034 to $1,252,614, interest and other expenses has decreased from $290,893 to $126,908, net loss for the year has decreased from $1,833,543 to $1,669,558, and comprehensive loss for the year has decreased from $1,932,384 to $1,768,399, all for the year ended January 31, 2005. The loss per share (basic and diluted) changed from $0.05 per share to $0.04 per share for the year ended January 31, 2005. For the three months ended April 30, 2005 interest and other expenses has decreased from $52,265 to $41,265 and net income increased from $53,951 to $65,951.

CARBIZ INC.
Notes to the Consolidated Financial Statements
April 30, 2006 and 2005
(expressed in U.S. dollars)

1.	ORGANIZATION AND BUSINESS (continued)

(b) Going concern assumption

While these financial statements have been prepared on the basis of accounting principles applicable to a going concern, several adverse conditions and events cast substantial doubt upon the validity of this assumption.

The Company has incurred significant losses in the current year and in each of the past several years. In addition, the Company has a working capital deficiency of $(2,547,696) as at April 30, 2006. The Company’s continued existence is dependent upon its ability to achieve profitable operations and to obtain additional financing. The Company believes that the new CAC dealerships, combined with its existing software and consulting businesses will improve its operating cash flows going forward. However, there can be no assurance that the Company will achieve profitable operations, nor that financing efforts will be successful.

If the going concern assumption were not appropriate to these financial statements, then adjustments would be necessary in the carrying values of assets and liabilities, the reported net loss and the balance sheet classifications used.

2.	SUMMARY OF ACCOUNTING POLICIES

These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and reflect the following significant accounting policies:

Principles of consolidation

The consolidated financial statements include the accounts of the Company and its subsidiary companies, which are located in Canada and the United States of America (“U.S.”). All intercompany transactions and balances have been eliminated. The operations of the Company’s joint venture, Carbiz Auto Credit JV1, LLC, have been consolidated into the financial statements as well. Substantially all of the company’s revenue and operations are carried out in the United States.

Cash and cash equivalents

Cash and cash equivalents consist of cash balances with banks and investments in term deposits and money market instruments that are readily convertible into cash. This includes investments that have an original term to maturity of 90 days or less.

Accounts receivable

Accounts receivable shown is net of bad debt provisions. The amount includes short term notes received through the selling of used automobiles. The notes are for terms no greater than 80 weeks and require weekly payments. Interest is calculated weekly based on the balance outstanding at the time. The allowance for doubtful accounts reflects the Company’s best estimate of probable losses inherent in the accounts receivable balance. The Company determines the allowance based on known troubled accounts, historical experience, and other currently available evidence.

CARBIZ INC.
Notes to the Consolidated Financial Statements
April 30, 2006 and 2005
(expressed in U.S. dollars)

2.	SUMMARY OF ACCOUNTING POLICIES (continued)

Accounts Receivable (continued)

The Company takes steps to repossess a vehicle when the customer becomes severely delinquent in his or her payments, and management determines that timely collection of future payments is not probable. Accounts are charged off after the expiration of a statutory notice period for repossessed accounts, or when management determines that the timely collection of future payments is not probable for accounts where the Company has been unable to repossess the vehicle.

For accounts that the vehicle was repossessed, the fair value of the repossessed vehicle is charged as a reduction of the gross finance receivable balance written-off. On average, accounts are approximately 90 days past due at the time of write-off. For previously written-off accounts that are subsequently recovered, the amount of such recovery is credited to the allowance for credit losses.

The Company maintains an allowance for credit losses on an aggregate basis at a level it considers sufficient to cover estimated losses in the collection of its finance receivables. The allowance for credit losses is based primarily upon historical credit loss experience, with consideration given to recent credit loss trends and changes in loan characteristics (i.e., average amount financed and term), delinquency levels, collateral values, economic conditions and underwriting and collection practices. The allowance for credit losses is periodically reviewed by management with any changes reflected in current operations. Although it is at least reasonably possible that events or circumstances could occur in the future that are not presently foreseen which could cause actual credit losses to be materially different from the recorded allowance for credit losses, the Company believes that is has given appropriate consideration to all relevant factors and has made reasonable assumptions in determining the allowance for credit losses.

A comparison of the following classifications of notes receivable related to auto sales at April 30, 2006 and January 31, 2006 is presented below:

	April 30, 2006		January 31, 2006
	Amount	Number	Amount	Number
Active accounts	$548,256	245	$681,116	245
Accounts held in repossession	$31,507	11	$40,922	14

	April 30, 2006		April 30, 2005
	Amount	Number	Amount	Number
Accounts charged off during period	$83,827	115	$30,288	11

Inventory

Inventory consists of used vehicles and is related to the CAC operations. Inventory is stated at the lower of cost or net realizable value. Cost is determined on a specific item basis.

CARBIZ INC.
Notes to the Consolidated Financial Statements
April 30, 2006 and 2005
(expressed in U.S. dollars)

2.	SUMMARY OF ACCOUNTING POLICIES (continued)

Deferred Costs

Deferred costs represent costs incurred on sales where payments are received in advance of revenue recognition. Where revenue is deferred, all direct and incremental costs incurred to earn the revenue are also deferred.

Property and equipment

Property and equipment are stated at cost, net of accumulated depreciation and amortization. Expenditures for maintenance and repairs have been charged to the statement of operations as incurred. Depreciation is provided over the estimated useful life of the assets as follows:

Furniture and equipment	- 20% declining-balance
Computer equipment	- 30% declining-balance
Leasehold improvements	- straight-line over the lesser of the useful life of the assets or term of the leases

The Company regularly reviews the carrying values of its property and equipment by comparing the carrying amount of the asset to the expected undiscounted future cash flows to be generated by the asset. If the carrying value exceeds the amount recoverable, a write-down is charged to the statement of operations based on the difference between the carrying value and the future discounted cash flows. Upon retirement or sale of an asset its cost and related accumulated depreciation or amortization are removed from the accounts and any gain or loss is recorded in income or expense.

Product development costs

The Company expenses research costs when they are incurred. Software development costs are expensed as incurred unless they meet the criteria for deferral and amortization required by GAAP. Development costs incurred prior to the establishment of technological feasibility are expensed, as they do not meet the criteria. Capitalized costs are amortized on a straight-line basis over the remaining economic life of the related product, which is three years. The Company reassesses the relevant criteria for deferral and amortization at each reporting date. There have been no costs capitalized and amortized for the periods presented.

Income taxes

The Company follows the liability method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities, and measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are established when necessary to reduce future income tax assets to the amount expected to be realized.

Revenue recognition

The Company’s revenue is derived from the sale of licenses, services and commissions, the sale of products to dealers in the automobile industry and the sale of used vehicles. The Company

CARBIZ INC.
Notes to the Consolidated Financial Statements
April 30, 2006 and 2005
(expressed in U.S. dollars)

2.	SUMMARY OF ACCOUNTING POLICIES (continued)

Revenue recognition (continued)

recognizes revenue in accordance with Statement of Position (“SOP”) 97-2, “Software Revenue Recognition”, issued by the American Institute of Certified Public Accountants (“AICPA”) in October 1997 as amended by SOP 98-9 issued in December 1998 for all software or software related revenue. For all non-software or non-software related revenue, the Company recognizes revenue in accordance with SEC Staff Accounting Bulletin (“SAB”) 104, “Revenue Recognition”, which was preceded by SAB 101, “Revenue Recognition in Financial Statements”. For contracts involving multiple deliverables, where the deliverables are governed by more than one authoritative accounting standard, the Company generally applies the FASB Emerging Issues Task Force (“EITF”) Issue No. 00-21, “Revenue Arrangements with Multiple Deliverables” to determine whether deliverables should be accounted for separately.

(a) Licenses

The Company records product revenue from licenses when persuasive evidence of an arrangement exists, the software product has been shipped, there are no significant uncertainties surrounding product acceptance, the fees are fixed or determinable and collection is considered probable. For software license agreements in which customer acceptance is a condition of earning the license fees, revenue is not recognized until acceptance occurs. The Company uses the residual method to recognize revenue on delivered elements when a license agreement includes one or more elements to be delivered at a future date if evidence of the fair value of all undelivered elements exists. If an undelivered element for the arrangement exists under the license arrangement, revenue related to the undelivered element is deferred based on vendor-specific objective evidence (“VSOE”) of the fair value of the undelivered element.

Prior to February 2005, the majority of the Company’s license revenues was derived from arrangements where a customer paid an initial set-up fee and then continued on either month- to-month or annual contracts which may be cancelled with appropriate notice. Upon cancellation, the software ceases to function as originally intended. In these cases, the initial set-up fees were deferred and amortized over the expected life of the relationship, which is four years. The month-to-month or annual fees are recognized on a monthly basis, subject to collection of such amounts being probable. During 2006, the Company began to separate the relationship between initial set-up fees and the monthly and annual support contracts. In 2006, under these updated contracts, if support is cancelled, the software is not affected. In these cases, the initial set-up fee is recognized when the software installation is completed and customer has accepted the installation.

The Company assesses whether payment terms are customary or extended in accordance with normal practice relative to the market in which the sale is occurring. The Company’s sales arrangements generally include standard payment terms. These terms effectively relate to all customers, products, and arrangements regardless of customer type, product mix or arrangement size.

CARBIZ INC.
Notes to the Consolidated Financial Statements
April 30, 2006 and 2005
(expressed in U.S. dollars)

2.	SUMMARY OF ACCOUNTING POLICIES (continued)

Revenue recognition (continued)

(b) Services and Commissions

The Company generates recurring revenue from several sources, including the sale of maintenance and support on its software products. The Company also generates nonrecurring revenue from consulting fees for implementation, installation, data conversion and training related to the use of the Company’s software, and for other training seminars and consulting. Revenue is recognized when a signed contract has been executed, the services have been delivered, fees are fixed or determinable, and collectability is probable and when all significant obligations have been fulfilled. Therefore, for services that extend over a period of time, revenue is recognized ratably over the term of the contract.

(c) Products

The Company generates non-recurring revenue from the sale of various products to automotive dealerships. Revenue is recognized when a signed contract is executed, the product has been delivered, fees are fixed or determinable, collectability is probable and when all significant obligations have been fulfilled. Generally, this occurs at the time of shipment. The Company does not offer product warranties related to these sales.

(d) Used vehicle sales

The Company recognizes revenue on the sale of automobiles at the time vehicles are delivered to the customer and title has passed. In cases where the Company finances the vehicles the interest is recognized over the term of the loan, which is generally 65 to 80 weeks, based on the principal outstanding at the time.

Deferred revenue represents unearned income where payments are received in advance of revenue recognition. Where revenue is deferred, all direct and incremental costs incurred to earn the revenue are also deferred.

Selling expenses

Selling expenses include payroll, employee benefits, equity compensation, and other headcount- related costs as well as expenses related to advertising, promotions, tradeshows, seminars, and other programs. Advertising costs are expensed as incurred. Advertising expense was $13,890 in the three months ended April 30, 2006, and $39,078 in the three months ended April 30, 2005.

Foreign currency translation

Subsequent to November 1, 2004 , the Company’s monetary assets and liabilities are translated to U.S. dollars at the exchange rate at the balance sheet date, while equity and non-monetary assets and liabilities are translated at their historical rates. Revenue, costs and expenses are translated at average rates prevailing during the periods. Translation adjustments are reported as a component of net loss for the year.

CARBIZ INC.
Notes to the Consolidated Financial Statements
April 30, 2006 and 2005
(expressed in U.S. dollars)

2.	SUMMARY OF ACCOUNTING POLICIES (continued)

Earnings per share

Earnings per share are based on the weighted average number of common shares outstanding (basic) adjusted, to the extent they are dilutive, for outstanding stock options and stock purchase warrants (diluted). The calculation of diluted earnings per share excludes any potential conversion of warrants or options that would increase earnings per share or decrease a loss per share.

Leases

Leases entered into by the Company as lessee that transfer substantially all the benefits and risks of ownership to the Company are recorded as capital leases and are included in capital assets and long-term debt. All other leases are classified as operating leases under which leasing costs are recorded as expenses in the period in which they are incurred.

Stock-based compensation

Effective, February 1, 2006, the Company adopted Statement of Financial Accounting Standards, No. 123(R), “Share-Based Payment,” (SFAS 123R). This statement is a revision of SFAS 123 and supersedes Accounting Principle Board Opinion No. 25, “Accounting for Stock Issued to Employees,” (APB Opinion 25). SFAS 123R requires all stock options to be recognized in the financial statements based on their fair values. The Company adopted SFAS 123R using the modified prospective method, which requires application of the standard to all options granted, modified, repurchased or cancelled on or after February 1, 2006, and to all options granted that were unvested as of February 1, 2006.

No stock options were granted during the three months ended April 30, 2006 and 2005. The most recent options granted by the company were during the year ended January 31, 2005, all of which were fully vested prior to February 1, 2006.

In accordance with the modified prospective method of implementation, prior period financial statements have not been restated to reflect the impact of SFAS 123R. During the three months ended April 30, 2006, the Company did not recognize any stock-based compensation expense as a result of the adoption of SFAS 123R. Total stock-based compensation expense for the three months ended April 30, 2006 was $ nil.

Through January 31, 2006, the Company applied the intrinsic value recognition and measurement principles of APB Opinion 25 and related Interpretations in accounting for its stock-based employee compensation plans. Prior to the adoption of SFAS 123R, the Company did not have any tax benefits resulting from the exercise of stock options as operating cash flows in the Consolidated Condensed Statements of Cash Flows.

If the accounting provisions of SFAS No. 123 had been applied in the first quarter of 2005, the Company's net income and net income per share would have been reduced to the pro forma amounts indicated in the following table:

CARBIZ INC.
Notes to the Consolidated Financial Statements
April 30, 2006 and 2005
(expressed in U.S. dollars)

2.	SUMMARY OF ACCOUNTING POLICIES (continued)

Stock-based compensation (continued)

For the three months ended
April 30, 2005

Net income (loss) - as reported	$65,951
Stock-based compensation expense recorded
Pro-forma stock-based compensation expense	(23,614)
Net income (loss) - pro-forma	$42,337

Basic and diluted loss per share:
As reported	$0.00
Pro-forma	$0.0

The Company did not grant any additional options during the three months ended April 30, 2006 and 2005. During the three months ended April 20, 2006 and 2005, 1800 shares for $155 were exercised in 2006 and 88,500 shares for $11,397 were exercised in 2005. The last options granted in December, 2004 vested in 120 days and a portion of their fair value was estimated as $23,614 during the three months ended April 30, 2005. The fair value of the December 2004 options was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions:

2005

Expected dividend	0%
Expected volatility	90%
Risk-free interest rate	3.5%
Expected option life in years	5

The weighted average fair value of stock options, calculated using the Black-Scholes option pricing model, granted during the year ended January 31, 2005 and vested during the three months ended April 30, 2005 was $0.13 per option. The Black-Scholes option-pricing model was developed for use in estimating the fair value of options that have no vesting restrictions. In addition, option-pricing models require the input of highly subject assumptions. Changes in the subjective input assumptions can materially affect the fair value estimates.

Guarantees

In November 2002, the FASB issued FASB Interpretation No. 45 (“FIN 45”), “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees and Indebtedness of Others,” an interpretation of FASB Statement Nos. 5, 57 and 107, and rescission of FIN 34, “Disclosure of Indirect Guarantees of Indebtedness of Others.” FIN 45 elaborates on the disclosures to be made by the guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also requires that a guarantor recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the

CARBIZ INC.
Notes to the Consolidated Financial Statements
April 30, 2006 and 2005
(expressed in U.S. dollars)

2.	SUMMARY OF ACCOUNTING POLICIES (continued)

Guarantees (continued)

guarantee. The provisions related to recognizing a liability at inception of the guarantee for the fair value of the guarantor’s obligations does not apply to product warranties or to guarantees accounted for as derivatives. The Company has not issued any guarantees.

Derivatives

The Company’s net earnings and cash flows may be negatively impacted by fluctuating foreign exchange rates. To effectively manage this risk, the Company may enter into foreign currency swaps. The Company applies the recommendations of SFAS No. 133 “Accounting for Derivative Instruments and Hedging Activities” and the corresponding amendments under SFAS 138 and 149. Pursuant to these accounting standards, for a derivative designated as an accounting hedge, the effective portions of the changes in the fair value of the derivative are recorded in other comprehensive income (loss) and are recognized in net earnings (loss) when the hedged item affects net earnings (loss). Ineffective portions of changes in the fair value of the hedge are recognized in net earnings (loss). If the derivative used is not designated as an accounting hedge relationship or if it becomes ineffective, changes in fair value of the derivative are recognized in net earnings (loss).

During the three months ended April 30, 2006 and 2005, the Company did not enter into any derivative instruments.

Use of estimates

In preparing the Company’s financial statements in accordance with GAAP, management is required to make estimates and assumptions that affect the reported amount of assets, liabilities, and the disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Estimates are used when accounting for items and matters such as the allowance for doubtful accounts, deferred revenue and related costs and contingencies.

Earnings per share

On September 30, 2004, the EITF reached a consensus on Issue No. 04-8, “The Effect of Contingently Convertible Debt on Diluted Earnings Per Share” (“EITF 04-8), which addresses when the dilutive effect of contingently convertible debt instruments should be included in diluted earnings (loss) per share. EITF 04-8 requires that contingently convertible debt instruments be included in the computation of diluted earnings (loss) per share regardless of whether the market price trigger has been met. EITF 04-8 also requires that prior period diluted earnings (loss) per share amounts presented for comparative purposes be restated. EITF 04-8 is effective for reporting periods ending after December 15, 2004. As the Company is in a loss position, the adoption of EITF 04-8 did not have an impact on the Company’s loss per share.

CARBIZ INC.
Notes to the Consolidated Financial Statements
April 30, 2006 and 2005
(expressed in U.S. dollars)

3.	EFFECT OF RECENT ACCOUNTING PRONOUNCEMENTS

Accounting changes and error corrections

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections - a replacement of APB No. 20 and SFAS No. 3". The pronouncement requires that all voluntary changes in accounting principle be reported by retrospectively applying the principle to all prior periods that are presented in the financial statements. The statement is effective for fiscal years beginning after December 15, 2005. The Company's financial position, results of operations or cash flows will only be impacted by SFAS No. 154 if it implements changes in accounting principles that are addressed by the standard or corrects accounting errors in future periods

4.	ACCOUNTS RECEIVABLE AND NOTES RECEIVABLE

	April 30,	January 31,
	2006	2006

Trade receivables from product	$106,992	$111,717
Less: Allowance for doubtful accounts	15,521	15,090
	$91,471	$96,627

Notes receivable from vehicle sales	$577,180	$722,038
Less: Allowance for doubtful accounts	74,953	95,119
	502,227	626,919

Long-term portion of notes receivable	61,583	103,818
Current portion of notes receivable	$440,644	$523,101

During the three month periods ended April 30, 2006, and 2005, the Company earned $23,634 and $22,762 of financing income on the notes receivable. This amount has been included with revenue in these financial statements.

Activity in the allowance for doubtful accounts is as follows:

	Balance at			Balance
Period Ended	Beginning	Charged to	Write-offs	at End of
April 30	Period	Expenses	and Other	Period

2006	$ 110,209	$ 69,868	$ 89,603	$ 90,474
2005	$ 51,936	$ 35,260	$ 30,288	$ 56,908

CARBIZ INC.
Notes to the Consolidated Financial Statements
April 30, 2006 and 2005
(expressed in U.S. dollars)

5.	CONVERTIBLE DEBENTURE

On October 12, 2004 (the “Closing Date”), the Company completed a Convertible Debenture financing for gross proceeds of $1,312,927, less costs of $89,079. The proceeds were primarily used to pursue an Over-the-Counter (“OTC-BB”) trading in the U.S. and to expand the Company’s CAC operations. Upon the commencement of trading of the Company’s common shares on the OTC-BB and concurrent delisting from the TSX Venture Exchange (the “Conversion Date”), the principal and interest amount of the debentures would have been automatically converted into a minimum of 7,336,500 units (a “Unit”). Each Unit would have consisted of one common share and one Class A purchase warrant and one-half of one Class B purchase warrant. Each whole Class A Warrant would have been exercisable into one common share at a price of $0.23 CDN per share and each whole class B purchase warrant would have been exercisable into one common share at a price of $0.30 CDN per share. Both Class A and B warrants issued would have been exercisable for a period of five years following the Closing Date. The Convertible Debentures are unsecured, bear interest at 5% per annum, beginning on May 1, 2005. Prior to May 1, 2005, the Convertible Debentures were non-interest bearing.

Carbiz engaged an agent for this debenture financing. In addition to a commission which has been included in the cost of issuance, on the Conversion Date the Agent shall receive warrants (the “Agent Warrants”) equal to an aggregate 10 percent of the number of Units to be issued on the Conversion Date. Each warrant shall be exercisable into one common share upon payment of $0.22 CDN and one Class A Warrant upon payment of $0.23 CDN for a period of five years following the Closing Date. Also, the Agent shall receive a 2 percent cash fee on the exercise of Warrants exercised within 12 months of the Conversion Date. The Agent Warrants and cash fee that may be incurred should the Company complete OTC-BB trading have not been recorded in these financial statements.

As the Company was unable to achieve OTC-BB trading by April 10, 2005, the Company is required to issue to the subscribers, Class A Warrants and Class B Warrants equal in number to 2% of the number of each of the Class A Warrants and Class B Warrants to be issued upon conversion of the Convertible Debenture plus an additional 1% for each subsequent 30 day period (the “Additional Warrants”). The aggregate of the Additional Warrants are limited to 6% of the Class A Warrants and the Class B Warrants to be issued upon conversion of the Convertible Debenture.

The Convertible Debenture contains a beneficial conversion feature represented by the excess of the fair value of common shares and warrants issuable on conversion of the Debenture, measured on the commitment date, over the amount of the proceeds to be allocated to the common shares upon conversion. The portion of the proceeds from the issuance of the Convertible Debenture allocated to the beneficial conversion feature is $650,565. Because the debenture becomes convertible only upon the Company’s listing its shares on the OTC-BB, the contingent beneficial conversion feature is not recognized in earnings until the contingency is resolved.

The costs of issuance for the Convertible Debenture were amortized over the one year period and were fully amortized as of October 31, 2005. The expense recorded during the three months ended April 30, 2006 is $Nil and $21,698 for the same period last year.

CARBIZ INC.
Notes to the Consolidated Financial Statements
April 30, 2006 and 2005
(expressed in U.S. dollars)

5.	CONVERTIBLE DEBENTURE (continued)

On October 6, 2005 (the “Closing Date”), the Company completed a Convertible Debenture financing for gross proceeds of $690,318. The proceeds were primarily used to repay $673,000 of maturing debentures and $14,658 of accrued interest on those debentures. These Convertible

Debentures contain similar terms to the October 12, 2004. Upon the commencement of trading of the Company’s common shares on the OTC-BB and concurrent delisting from the TSX Venture Exchange (the “Conversion Date”), the principal and interest amount of the debentures will be automatically converted into a minimum of 5,393,953 units (a “Unit”). Each Unit would consist of one common share and one Class A purchase warrant and one-half of one Class B purchase warrant. Each whole Class A Warrant would be exercisable into one common share at a price of $0.15 CDN per share and each whole class B purchase warrant would have been exercisable into one common share at a price of $0.15 CDN per share. Both Class A and B warrants issued would be exercisable for a period of five years following the Closing Date. The Convertible Debentures are unsecured and bear interest at 5% per annum. Because the issue matured before its listing on the OTC-BB, the calculated Beneficial Conversion Feature and the Additional Warrants were never recognized or required to be issued.

The October 6, 2005 Convertible Debenture contains a beneficial conversion feature represented by the excess of the fair value of common shares and warrants issuable on conversion of the Debenture, measured on the commitment date, over the amount of the proceeds to be allocated to the common shares upon conversion. The portion of the proceeds from the issuance of the Convertible Debenture allocated to the beneficial conversion feature was $259,629.

Also on October 6, 2005, the Company agreed to an extension of terms for those holders of Convertible Debentures to mature on that date that did not elect to paid in cash. The extension granted additional six months for the maturity date, until April 6, 2006. The extension also modified the number of units to be issued upon conversion from 3,521,520 to 5,118,213 and modified the exercise price for Class A and Class B Warrants to $0.15 CDN per share. This change was considered to be significant, and the Company accounted for the issuance as an extinguishment of the maturing Convertible Debentures. No gain or loss was recognized on the extinguishment of original debentures. Because the issue was considered repaid by the extinguishment before its listing on the OTC-BB, the calculated Beneficial Conversion Feature and the Additional Warrants were never recognized or required to be issued. The Company determined the value of the new issue at October 6, 2005 to be $655,029.

The amended Convertible Debenture is also considered to contain a beneficial conversion feature represented by the excess of the fair value of common shares and warrants issuable on conversion of the Debenture, measured on the commitment date, over the amount of the proceeds to be allocated to the common shares upon conversion. The portion of the proceeds from the issuance of the Convertible Debenture allocated to the beneficial conversion feature is $246,357. Because the both the newly issued debenture and amended debentures become convertible only upon the Company’s listing its shares on the OTC-BB, the contingent beneficial conversion feature for each will not be recognized in earnings until the contingency is resolved.

CARBIZ INC.
Notes to the Consolidated Financial Statements
April 30, 2006 and 2005
(expressed in U.S. dollars)

5.	CONVERTIBLE DEBENTURE (continued)

On April 6, 2006 (the “April 2006 Closing Date”), the Company completed a Convertible Debenture financing for gross proceeds of $20,000. The proceeds were primarily used to repay $20,000 of maturing debentures and $934 of accrued interest on those debentures. These Debentures contain similar terms to the October 12, 2004 and October 6, 2005 Convertible Debentures. Upon the commencement of trading of the Company’s common shares on the OTC-BB and concurrent delisting from the TSX Venture Exchange (the “Conversion Date” the principal and interest amount of the debentures will be automatically converted into a minimum of 192,233 units (a “Unit”. Each Unit would consist of one common share and one Class A purchase warrant and one-half on one Class B purchase warrant. Each whole Class A Warrant would be exercisable into one common share at a price of $0.12 CDN per share and each whole class B purchase warrant would be exercisable into one common share at a price of $0.12 CDN per share. Both Class A and B warrants issued would be exercisable for a period of five years following the Closing Date. The Convertible Debentures are unsecured and bear interest at 5% per annum.

The April 6, 2006 Convertible Debenture contains a beneficial conversion feature represented by the excess of the fair value of common shares and warrants issuable on conversion of the Debenture measured on the commitment date, over the amount of proceeds to be allocated to the common shares upon conversion. The portion of the proceeds from the issuance of the Convertible Debenture allocated to the beneficial conversion feature is $5,180.

Also on April 6, 2006 the Company agreed to an extension of terms for those holders of Convertible Debentures to mature on that date that did not elect to be paid in cash. The extension granted an additional six months for the maturity date until October 6, 2006. The extension also modified the number of units to be issued upon conversion from 10,358,379 to 12,947,983 and modified the exercise price for Class A and Class B Warrants to $0.12 CDN per share. This change was considered to be significant, and the Company accounted for the issuance as an extinguishment of the maturing Convertible Debentures. No gain or loss was recognized on the extinguishment of the previous debentures. Because the issue was considered repaid by the extinguishment before its listing on the OTC-BB, the calculated Beneficial Conversion Feature and Additional Warrants were never recognized or required to be issued. The Company determined the value of the new issue at April 6, 2005 to be $1,395,585.

The amended Convertible Debenture is also considered to contain a beneficial conversion feature represented by the excess of the fair value of common shares and warrants issuable upon conversion of the Debenture, measured on the commitment date, over the amount of proceeds from the issuance of the Convertible Debenture allocated to the beneficial conversion feature is $348,896. Because both the newly issued debenture and amended debentures become convertible only upon the Company’s shares commencing trading on the OTC-BB, the contingent beneficial conversion feature will not be recognized in earnings until the contingency is resolved.

The provision for Additional Warrants on the October 6, 2004 amended issue, the October 6, 2005 new issue and the April 6, 2006 new issue would result in the issuance of 1,182,620 additional warrants upon conversion. Because the debenture becomes convertible only upon the Company’s listing its shares on the OTC-BB, the additional warrants will not be recognized in earnings until the contingency is resolved.

CARBIZ INC.
Notes to the Consolidated Financial Statements
April 30, 2006 and 2005
(expressed in U.S. dollars)

6.	CASH FLOW INFORMATION

(a) Supplemental Information

	Three months ended
	April 30, 2006	April 30, 2005

Interest paid	$31,350	$39,091

(b) Supplemental non-cash information

During the three months ended April 30, 2006, the Company extended certain convertible debentures (see Note 5) which were treated as an extinguishment and re-issuance of debt in the amount of $1,396,305 and as such have not been included in the statement of cash flows.

7.	RELATED PARTY TRANSACTIONS

On February 28, 2005, the Company entered into a joint venture agreement (“JV1”) with a member of the Company's Board of Directors. The purpose of this joint venture is to add five additional CarBiz Auto Credit centers in the state of Florida over five years. Under the agreement, the Company will contribute its intellectual property and permanent, non-exclusive license agreements in exchange for a 50% share of the joint venture. The partner contributed $500,000 for the remaining 50% share. In April 2005, the joint venture signed a five-year lease for the premises of the first center, at a price of $31,200 annually.

The Company accounts for the joint venture using FASB Interpretation No. 46, “Consolidation of Variable Interest Entities”. The primary objectives of this interpretation are to provide guidance on the identification of entities for which control is achieved through means other than through voting rights (“variable interest entities”) and how to determine when and which business enterprise (the “primary beneficiary”) should consolidate the variable interest entity. Because the joint venture is operated as a CarBiz Auto Credit location and is fully integrated under the daily control and management of the Company, the Company is, under this guidance, the “primary beneficiary”. Accordingly operational revenue and expenses, and all assets and liabilities are fully consolidated. The 50% share of the joint venture not owned by the Company is presented on the Minority Interest line on the Consolidated Balance Sheets. A Summary of 100% of the joint venture revenues and expenses and assets are listed below:

CARBIZ INC.
Notes to the Consolidated Financial Statements
April 30, 2006 and 2005
(expressed in U.S. dollars)

7.	RELATED PARTY TRANSACTIONS (continued)

	April 30, 2006	April 30, 2005
Sales	$62,947	$-
Cost of sales	48,465	-
Gross Profit	14,482	-
Operating Expenses (1)	34,598	5,070
Operating Loss	$(20,116)	$(5,070)
Depreciation	(278)	-
Net Loss	$(20,394)	$(5,070)

Total Assets	$481,234	$498,324
(1) Excluding depreciation and amortization.

In July, 2005, the Company entered into a $150,000 short-term loan agreement with a company owned by a significant stockholder. The loan proceeds were received in three $50,000 installments received in July, August, and September 2005. Interest on the loan is at a rate of 17.7% per annum. Repayment of the loan and interest commenced on October 1, 2005 and was suspended after the second payment, although interest continues to accrue and the balance is expected to be fully repaid by August 1, 2006. The balance outstanding at April 30, 2006 and January 31, 2006 were $134,816 and $131,210 respectively and were included in current liabilities.

8.	FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

The carrying amount of financial instruments including cash and cash equivalents, capital leases, accounts receivable and accounts payable and accrued liabilities approximates fair value because of the limited term of these instruments. The carrying value of the long-term debt approximates fair value because the interest rate is tied to the daily U.S. prime rate. The carrying value of the convertible debenture approximates fair value because it was negotiated shortly before year-end.

The Company is exposed to the following risks related to its financial assets and liabilities:

Interest rate risk

The Company currently has notes payable that incur interest based on the U.S. prime lending rate. The Company is therefore exposed to interest rate risk through fluctuations in the U.S. prime-lending rate. The Company does not use derivative instruments to reduce its exposure to interest rate risk.

Credit risk

Credit risk arises from the possibility that the Company’s customers may experience financial difficulty and be unable to fulfill their financial obligations. The risk is mitigated through proactive credit screening, a stringent collection policy, and the ability to restrict user access on certain products.

CARBIZ INC.
Notes to the Consolidated Financial Statements
April 30, 2006 and 2005
(expressed in U.S. dollars)

8.	FINANCIAL INSTRUMENTS AND RISK MANAGEMENT (continued)

Foreign currency risk

The Company conducts most of its business in the United States of America. The Company’s exposure to foreign currency risk arises from purchases denominated in Canadian dollars. The Company does not use derivative instruments to reduce its exposure to foreign currency risk. At the April 30, 2006 and January 31, 2006, the Company had Canadian dollar assets of Cdn $23,390 and Cdn $2,018 respectively, and the Company had Canadian dollar liabilities of Cdn $2,807,688 at April 30, 2006 and Cdn $2,266,643 at January 31, 2006. During the three month period ended April 30, 2006 and 2005, the Company recorded foreign exchange loss of $87,069 in 2006 and a foreign exchange gain $7,543 in 2005. See Note 2 – Foreign currency translation – for the Company’s policy on foreign currency translation.

9.	SEGMENTED INFORMATION

The Company operates and manages its business in four segments, being its tax preparation services (“Taxmax”), used car sales and financing (“Carbiz Auto Credit” or “CAC”), used car sales and financing joint venture (“Joint Venture”), and various software and consulting services offered to independent car dealerships (“Software and Other Products”). Approximately 99% of the Company’s revenue is generated in the United States of America (“USA”). In addition almost all of the Company’s assets are located in the USA.

Taxmax generates revenues from two sources, being the sign up fees and the tax preparation fees. Sign up fees are received between October and January, with tax preparation fees being earned between January and April. As a majority of the tax preparation fees is earned subsequent to year end, a portion of the sign up fees and related expenses is deferred and recognized as the tax preparation services are rendered in the first quarter following the year end.

CAC purchases automobiles through auctions and sells them to end users at two car lots located in the state of Florida. When required, the Company will also finance these sales with loans that are generally 80 weeks in length. CAC operates a third car lot located in the state of Florida under a joint venture, Carbiz Auto Credit JV1, LLC.

Software and other products consists of new sales and recurring monthly revenues for software products, and new sales and recurring monthly revenues of consulting products, and other related revenue from credit bureau fees, supply sales and forms programming.

CARBIZ INC.
Notes to the Consolidated Financial Statements
April 30, 2006 and 2005
(expressed in U.S. dollars)

9.	SEGMENTED INFORMATION (continued)

		Three months ended April 30, 2006
		Carbiz Auto		Software and
	TaxMax	Credit	Joint Venture	Other Products	Total
Sales	$248,082	$137,219	$62,947	$557,592	$1,005,840
Cost of Sales	56,383	163,552	48,465	225,208	493,608
Gross Profit	191,699	(26,333)	14,482	332,384	512,232
Operating Expenses (1)	46,507	32,738	34,598	584,307	698,150
Income (Loss) From
Segments	$145,192	$(59,071)	$(20,116)	$(251,923)	(185,918)
Depreciation &
Amortization					(23,670)
Total Operating Income
(Loss)					$(209,588)

Total Assets	$22,085	$(309,751)	$481,234	$934,108 $	1,127,676

		Three months ended April 30, 2005
		Carbiz Auto		Software and
	TaxMax	Credit	Joint Venture	Other Products	Total
Sales	$373,935	$299,174	$-	$603,987	$1,277,096
Cost of Sales	108,981	188,697	-	242,385	540,063
Gross Profit	264,954	110,477	-	361,602	737,033
Operating Expenses (1)	148,450	158,630	5,070	284,744	596,894
Income (Loss) From
Segments	$116,504	$(48,153)	$(5,070)	$76,858	140,139
Depreciation &
Amortization					(35,458)
Total Operating Income					$104,681

Total Assets	$48,343	$(47,726)	$498,324	$1,126,939	$1,625,880

(1) Excluding depreciation and amortization

The Company’s Chief Operating Decision Maker (“CODM”), which is the CEO, does not review each segment’s operations or financial position in any further detail than presented above.

CARBIZ INC.
Notes to the Consolidated Financial Statements
April 30, 2006 and 2005
(expressed in U.S. dollars)

10.	SUBSEQUENT EVENTS

The Company is in the process of completing its US Registration, a requirement for quotation on OTC-BB. Because the debenture becomes convertible only upon the Company’s listing its shares on the OTC-BB, an event beyond the control of the debenture holders, the additional warrants were not recognized in earnings until the contingency is resolved.

On May 16, 2006 the Company completed the sale of its TaxMax business to Tax Refund Services, Inc. located in Tampa, FL. The proceeds of $442,000 received from the sale will be primarily used to expand the Carbiz Auto Credit operations.

Up to 52,542,410 Common Shares

CARBIZ INC.

__________________

Prospectus
__________________

June 30, 2006

PART II

Information Not Required in Prospectus

Item 24. Indemnification of Directors and Officers.

          Subject to the limitations contained in the Business Corporation Act (Ontario), our bylaws provide that our directors and officers, former directors or officers, or a person who acts or acted at our request as a director or officer of another body corporate of which we are or were a shareholder or creditor, and all of their heirs and legal representatives, shall be indemnified against all costs, charges and expenses reasonably incurred by such persons in connection with the defense of any civil, criminal or administrative action or proceeding to which they are made a party by reason of being or having held such positions, provided that the person seeking indemnity:

  acted honestly and in good faith with a view to our best interests; and
  in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his or her conduct was lawful.

provided, however, that nothing in the bylaws relieves any director or officer from the duty to act in accordance with the Business Corporation Act (Ontario) and the regulations thereunder or from liability for any breach thereof.

Item 25. Other Expenses of Issuance and Distribution.

          The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable in connection with the sale of the common shares being registered hereby. All amounts are estimates. No portion of these expenses will be paid by the selling shareholders.

Item	Amount

Registration Fees	$2,000

Legal fees and expenses	$100,000

Accounting fees and expenses	$120,000

Printing and engraving expenses	$1,000

Miscellaneous expenses	$2,000

Total	$225,000

Item 26. Recent Sales of Unregistered Securities.

          The following is a summary of the transactions by Carbiz during the last three years involving sales of our securities that were not registered under the Securities Act of 1933.

          On April 6, 2006, we completed a non-brokered private placement to Jon Kochevar of Cdn$23,238 principal amount 5% convertible debentures. Prior to the maturity date, the debenture converts automatically upon the quotation of our common shares for trading on the Over-The-Counter Bulletin Board and the delisting of our common shares for trading on the TSX Venture Exchange. The debenture converts into units, with each unit comprised of one common share, one class A common share purchase warrant and one-half of one class B common share purchase warrant, at a price of Cdn$0.12 per unit. Each class A common share purchase warrant may be exercised through April 6, 2011 for one common share at an exercise price of Cdn$0.12 per common share. Each whole class B common share purchase warrant may be exercised through April 6, 2011 for one common share at an exercise price of Cdn$0.12 per common share. The maturity date for the debentures is October 6, 2006, and interest immediately accrues on the debentures. All of the proceeds from this private placement were used to repay the principal and accrued interest on a debenture that matured on April 6, 2006, because the debenture holder would not extend the maturity date of his debenture until October 6, 2006. The debenture in this private placement were issued in reliance upon the exemption from registration available under Rule 506 of Regulation D promulgated under the Securities Act of 1933, because such purchaser was an “accredited investor,” as such term is defined in Regulation D promulgated under the Securities Act of 1933.

          On October 6, 2005, we completed a non-brokered private placement involving two non-U.S. purchasers and two U.S. purchasers of Cdn$809,119.94 principal amount 5% convertible debentures. The non-U.S. purchasers acquired Cdn$747,398.94 in debentures, and the U.S. purchasers acquired Cdn$61,721 in debentures. Prior to the maturity date, the debentures convert automatically upon the quotation of our common shares for trading on the Over-The-Counter Bulletin Board and the delisting of our common shares for trading on the TSX Venture Exchange. The debentures convert into units, with each unit comprised of one common share, one class A common share purchase warrant and one-half of one class B common share purchase warrant, at a price of Cdn$0.15 per unit. Each class A common share purchase warrant may be exercised through October 6, 2010 for one common share at an exercise price of Cdn$0.15 per common share. Each whole class B common share purchase warrant may be exercised through October 6, 2010 for one common share at an exercise price of Cdn$0.15 per common share. The maturity date for the debentures is April 6, 2006, and interest immediately accrues on the debentures. All of the proceeds from this private placement were used to repay the principal and accrued interest on certain other debentures that matured on October 6, 2005, because the debenture holders would not extend the maturity date of those debentures until April 6, 2006. The debentures in this private placement were issued to the non-U.S. and U.S. purchasers in reliance upon the exemption from registration available under Rule 506 of Regulation D promulgated under the Securities Act of 1933, because such purchasers were each an “accredited investor,” as such term is defined in Regulation D promulgated under the Securities Act of 1933.

          As a result of not achieving quotation of our common shares on the Over-The-Counter Bulletin Board by April 6, 2006 and not having sufficient cash on hand to repay the debentures, we negotiated with our debenture holders for an extension of the maturity date until October 6, 2006 in order to allow us additional time to achieve quotation of our common shares for trading on the Over-The-Counter Bulletin Board and delist our common shares from trading on the TSX Venture Exchange. In exchange for the extension of the maturity date, we offered to lower the conversion rate of the debentures to Cdn$0.12 per unit and the exercise price for each of the class A common share purchase warrants and the class B common share purchase warrants to Cdn$0.12. One holder of Cdn$25,150 principal amount of our debentures sought to be paid the principal and interest on his debenture, while the remaining debenture holders agreed to the extension of the maturity date. Because no commission or other remuneration was paid or given related to the amendments to the debentures and the debentures remained in the possession of our existing debenture holders, the amendments to the outstanding debentures were made in reliance upon the exemption from registration available under Section 3(a)(9) of the Securities Act of 1933.

          On July 29, 2005, we completed a non-brokered private placement of a $150,000 principal amount promissory note that bears interest at a rate of 17.7% with a U.S. purchaser and a non-U.S. purchaser. The promissory note was issued to the U.S. purchaser in reliance upon the exemption from registration available under Section 4(2) under the Securities Act of 1933. The promissory note was issued to the non-U.S. purchaser in reliance upon the exclusion from registration available under Regulation S promulgated under the Securities Act of 1933.

          On December 14, 2004, we granted an aggregate of 637,891 options under our stock option plan to our directors and officers which are exercisable into common shares upon payment of Cdn$0.20 per share. These options expire on December 14, 2009. Options to purchase 319,012 common shares were granted to three of our directors and officers located inside the United States, with the aggregate sales price for such options being Cdn$63,802.40, and options to purchase 318,879 common shares were granted to three of our directors and officers located outside the United States. The options were granted to our directors and officers located inside the United States in reliance upon the exemption from registration available under Rule 701 promulgated under the Securities Act of 1933 as such options were granted pursuant to a compensatory benefit plan, and to our directors and officers located outside the United States in reliance upon the exclusion from registration available under Regulation S promulgated under the Securities Act of 1933. The aggregate sales price for options granted in the United States in reliance upon Rule 701 promulgated under the Securities Act during the twelve months prior to and including the options granted on this date was Cdn$411,232.40.

          On October 12, 2004, we completed a brokered private placement of 5% convertible debentures involving 27 purchasers for net proceeds of Cdn$1,614,030. The debentures were to convert automatically upon the quotation of our common shares for trading on the Over-The-Counter Bulletin Board and the delisting of our common shares from trading on the TSX Venture Exchange. The debentures were to convert into units, with each unit comprised of one common share, one class A common share purchase warrant and one-half of one class B common share purchase warrant, at a price of Cdn$0.22 per unit. Each class A common share purchase warrant was to be exercisable through October 12, 2009 for one common share at an exercise price of Cdn$0.23 per common share. Each whole class B common share purchase warrant was to be exercisable through October 12, 2009 for one common share at an exercise price of Cdn$0.30 per common share. Interest did not accrue on the debentures until May 1, 2005. If the conditions necessary for the conversion of these debentures were not met by October 6, 2005, the debentures matured and the principal and accrued interest would be due and payable in full on that date.

          As a result of not achieving quotation of our common shares on the Over-The-Counter Bulletin Board by October 6, 2005 and not having sufficient cash on hand to repay the debentures, we negotiated with our debenture holders for an extension of the maturity date until April 6, 2006 in order to allow us additional time to achieve quotation of our common shares for trading on the Over-The-Counter Bulletin Board and delist our common shares from trading on the TSX Venture Exchange. In exchange for the extension of the maturity date, we offered to lower the conversion rate of the debentures to Cdn$0.15 per unit and the exercise price for each of the class A common share purchase warrants and the class B common share purchase warrants to Cdn$0.15. The holders of Cdn$846,297.50 principal amount of our debentures sought to be paid the principal and interest on their debentures, while the remaining debenture holders agreed to the extension of the maturity date.

          In consideration for the services provided by an agent related to the private placement on October 12, 2004, the agent received a cash commission equal to 10% of the gross proceeds raised by the agent, which totaled $61,974. The agent is also entitled to receive a cash fee equal to 2% of the gross proceeds from the subsequent exercise within twelve months from the date the debentures are converted of any class A common share purchase warrants or class B common share purchase warrants that were issued upon conversion of debentures placed by the agent. In addition, the agent will receive that number of units that is equal to 10% of the number of units to be issued on the date the debentures are converted with respect to debentures placed by the agent. Each unit shall consist of one first common share purchase warrant and one second common share purchase warrant. Each first common share purchase warrant may be exercised to acquire one common share at a price of Cdn$0.22 per share on or before the date that is five years from the date the debentures are converted into units. Each second common share purchase warrant may be exercised to acquire one common share at a price of Cdn$0.23 per share on or before the date that is five years from the date the debentures are converted into units.

          The securities were issued to the purchasers and the agent in reliance upon the exemption from registration available under Rule 506 of Regulation D promulgated under the Securities Act of 1933, because such persons were each an “accredited investor,” as such term is defined in Regulation D promulgated under the Securities Act of 1933. Because no commission or other remuneration was paid or given related to the amendments to the debentures and the debentures remained in the possession of our existing debenture holders, the amendments to the outstanding debentures were made in reliance upon the exemption from registration available under Section 3(a)(9) of the Securities Act of 1933.

          On September 16, 2004, we completed a non-brokered private placement involving two purchasers of 91,000 units at a purchase price of Cdn$0.30 per unit for gross proceeds of Cdn$27,300. Each unit consists of one common share and one common share purchase warrant, with each common share purchase warrant exercisable for one common share until September 16, 2005 upon payment by the holder of Cdn$0.30 per common share. The common shares and the common share purchase warrants were issued to the U.S. purchasers in reliance upon the exemption from registration available under Rule 506 of Regulation D promulgated under the Securities Act of 1933, because such purchasers were each an “accredited investor,” as such term is defined in Regulation D promulgated under the Securities Act of 1933.

          On August 16, 2004, we completed a non-brokered private placement of 10% convertible debentures involving two purchasers pursuant to which a total of Cdn$332,693 principal amount of debentures were issued. The debentures matured in March 2005 with both principal and interest being convertible into our common shares. The principal is convertible at a price per share equal to the closing price of our shares on the TSX Venture Exchange on the day prior to conversion or the price of any financing completed by us prior to the maturity date, subject to a minimum conversion price of Cdn$0.22 per share. The interest is convertible on the maturity date at a price per share equal to the closing price of our shares on the TSX Venture Exchange on the day prior to the maturity date, subject to a minimum conversion price of Cdn$0.22 per share. The debentures were issued to the U.S. purchasers in reliance upon the exemption from registration available under Rule 506 of Regulation D promulgated under the Securities Act of 1933, because such purchasers were each an “accredited investor,” as such term is defined in Regulation D promulgated under the Securities Act of 1933.

          On July 9, 2004, we completed a brokered private placement involving 11 U.S. purchasers and one non-U.S. purchaser of 602,431 units at a purchase price of Cdn$0.30 per unit for gross proceeds of Cdn$180,729. The U.S. purchasers acquired 380,764 units, and the non-U.S. purchaser acquired 221,667 units. Each unit consists of one common share and one common share purchase warrant, with each common share purchase warrant exercisable for one common share until July 9, 2005 upon payment by the holder of Cdn$0.30 per common share. The agents involved in the private placement were issued 302,387 common share purchase warrants, with each common share purchase warrant exercisable for one common share until July 9, 2006 upon payment by the holder of Cdn$0.30 per common share. The common shares and the common share purchase warrants were issued to the non-U.S. purchaser in reliance upon the exclusion from registration available under Regulation S promulgated under the Securities Act of 1933, because such purchaser was located outside the United States. The common shares and the common share purchase warrants were issued to the U.S. purchasers and the agents in reliance upon the exemption from registration available under Rule 506 of Regulation D promulgated under the Securities Act of 1933, because such persons were each an “accredited investor,” as such term is defined in Regulation D promulgated under the Securities Act of 1933.

          On July 9, 2004, we issued 75,456 common share purchase warrants to Paul Henley in consideration for consulting services rendered to us. Each common share purchase warrant is exercisable for one common share until July 9, 2006 upon payment by the holder of Cdn$0.30 per common share. The common share purchase warrants were issued to Mr. Henley in reliance upon the exemption from registration available under Rule 506 of Regulation D promulgated under the Securities Act of 1933, because he was an “accredited investor,” as such term is defined in Regulation D promulgated under the Securities Act of 1933.

          On July 1, 2004, we granted an aggregate of 584,000 options under our stock option plan to our directors and officers which are exercisable into common shares upon payment of Cdn$0.30 per share. These options expire on July 1, 2009. Options to purchase 300,000 common shares were granted to three of our directors and officers located inside the United States, with the aggregate sales price for such options being Cdn$90,000, and options to purchase 284,000 common shares were granted to three of our directors and officers located outside the United States. The options were granted to our directors and officers located inside the United States in reliance upon the exemption from registration available under Rule 701 promulgated under the Securities Act of 1933 as such options were granted pursuant to a compensatory benefit plan, and to our directors and officers located outside the United States in reliance upon the exclusion from registration available under Regulation S promulgated under the Securities Act of 1933. The aggregate sales price for options granted in the United States in reliance upon Rule 701 promulgated under the Securities Act during the twelve months prior to and including the options granted on this date was Cdn$347,430.

          On May 4, 2004, we completed a non-brokered private placement involving eight purchasers of 232,628 units at a purchase price of Cdn$0.30 per unit for gross proceeds of Cdn$69,788. Each unit consists of one common share and one common share purchase warrant, with each common share purchase warrant exercisable into one common share until May 4, 2005 upon payment by the holder of Cdn$0.30 per common share. The common shares and common share purchase warrants were issued to the purchasers in reliance upon the exemption from registration available under Rule 506 of Regulation D promulgated under the Securities Act of 1933, because such purchasers were each an “accredited investor,” as such term is defined in Regulation D promulgated under the Securities Act of 1933.

          On April 1, 2004, we completed a non-brokered private placement involving nine U.S. purchasers and one non-U.S. purchaser of 1,054,157 units at a purchase price of Cdn$0.30 per unit for gross proceeds of Cdn$316,247. The U.S. purchasers acquired 720,823 units, and the non-U.S. purchaser acquired 333,334 units. Each unit consists of one common share and one common share purchase warrant, with each common share purchase warrant exercisable into one common share until April 1, 2005 upon payment by the holder of Cdn$0.30 per common share. The common shares and the common share purchase warrants were issued to the non-U.S. purchaser in reliance upon the exclusion from registration available under Regulation S promulgated under the Securities Act of 1933, because such purchaser was located outside the United States. The common shares and common share purchase warrants were issued to the U.S. purchasers in reliance upon the exemption from registration available under Rule 506 of Regulation D promulgated under the Securities Act of 1933, because such purchasers were each an “accredited investor,” as such term is defined in Regulation D promulgated under the Securities Act of 1933.

          On March 31, 2004, we granted an aggregate of 700,000 options under our stock option plan to our directors and officers which are exercisable into common shares upon payment of Cdn$0.30 per share. These options expire on

March 31, 2009. Options to purchase 500,000 common shares were granted to seven of our directors and officers located inside the United States, with the aggregate sales price for such options being Cdn$150,000, and options to purchase 200,000 common shares were granted to two of our directors and officers located outside the United States. The options were granted to our directors and officers located inside the United States in reliance upon the exemption from registration available under Rule 701 promulgated under the Securities Act of 1933 as such options were granted pursuant to a compensatory benefit plan, and to our directors and officers located outside the United States in reliance upon the exclusion from registration available under Regulation S promulgated under the Securities Act of 1933. The aggregate sales price for options granted in the United States in reliance upon Rule 701 promulgated under the Securities Act during the twelve months prior to and including the options granted on this date was Cdn$257,430.

          On December 15, 2003, we granted an aggregate of 745,150 options under our stock option plan to our directors and officers which are exercisable into common shares upon payment of Cdn$0.30 per share. These options expire on December 15, 2008. Options to purchase 358,100 common shares were granted to four of our directors and officers located inside the United States, with the aggregate sales price for such options being Cdn$107,430, and options to purchase 387,050 common shares were granted to four of our directors and officers located outside the United States. The options were granted to our directors and officer located inside the United States in reliance upon the exemption from registration available under Rule 701 promulgated under the Securities Act of 1933 as such options were granted pursuant to a compensatory benefit plan, and to our directors and officers located outside the United States in reliance upon the exclusion from registration available under Regulation S promulgated under the Securities Act of 1933. The aggregate sales price for options granted in the United States in reliance upon Rule 701 promulgated under the Securities Act during the twelve months prior to and including the options granted on this date was Cdn$107,430.

          On November 28, 2003, we granted an aggregate of 200,000 options under our stock option plan to Ross Quigley, who was one of our directors and was located outside the United States, which are exercisable into common shares upon payment of Cdn$0.24 per share. These options expire on November 28, 2008. The options were granted to Mr. Quigley in reliance upon the exclusion from registration available under Regulation S promulgated under the Securities Act of 1933.

         On September 26, 2003, we completed a non-brokered private placement involving 10 U.S. purchasers and 1 non-U.S. purchasers of 1,500,000 units at a purchase price of Cdn$0.10 per unit for gross proceeds of Cdn$150,000. The U.S. purchasers acquired 1,000,000 units, and the non-U.S. purchaser acquired 500,000 units. Each unit consists of one common share and one-half of one common share purchase warrant, with each whole common share purchase warrant exercisable into one common share until September 26, 2004 upon payment by the holder of Cdn$0.12 per common share. The common shares and the common share purchase warrants were issued to the non-U.S. purchaser in reliance upon the exclusion from registration available under Regulation S promulgated under the Securities Act of 1933, because such purchaser was located outside the United States. The common shares and common share purchase warrants were issued to the U.S. purchasers in reliance upon the exemption from registration available under Rule 506 of Regulation D promulgated under the Securities Act of 1933, because such purchasers were each an “accredited investor,” as such term is defined in Regulation D promulgated under the Securities Act of 1933.

Item 27. Exhibits.

EXHIBIT INDEX

The following exhibits are filed as part of this Form SB-2:

Exhibit
Number	Description
3.1(1)	Articles of Incorporation dated March 31, 1998
3.2(1)	Articles of Amendment dated April 15, 1998
3.3(1)	Articles of Amendment dated April 22, 1998
3.4(1)	Articles of Amendment dated September 1, 1999
3.5(1)	Articles of Amendment dated October 30, 2002
3.6(1)	Articles of Amendment dated July 15, 2003
3.7(1)	Bylaw No. 1
3.8(1)	Bylaw No. 2
4.1(1)	Specimen of Common Share Certificate

Exhibit
Number	Description
4.2(1)	Specimen of Preferred Share Certificate
4.3(1)	Form of 5% Convertible Debenture (October 2004)
4.4(1)	Form of Amendment of Debenture Agreement
4.5(1)	Form of 5% Convertible Debenture (October 2005)
4.6	Form of Class A Common Share Purchase Warrant
4.7	Form of Class B Common Share Purchase Warrant
4.8(1)	Form of Agent’s First Common Share Purchase Warrant
4.9(1)	Form of Agent’s Second Common Share Purchase Warrant
4.10(1)	Investors’ Rights Agreement dated October 6, 2004 among Carbiz and certain investors
4.11(1)	Investors’ Rights Agreement dated October 6, 2005 among Carbiz and certain investors
4.12	Form of 5% Convertible Debenture (April 2006)
5.1(2)	Legal Opinion of Harris + Harris LLP
10.1(1)	Management Agreement dated October 12, 1999 between Carbiz and 1043917 Ontario Inc.
10.2(1)	Lease Agreement dated April 1, 2004 between Carbiz and Tony and Julie Katsamakis with respect to premises located in Palmetto, Florida
10.3(1)	Lease Agreement dated October 4, 2003 between Carbiz and Herrig Enterprises L.L.C. with respect to premises located in Sarasota, Florida
10.4(1)	Lease Agreement dated September 22, 2004 between Carbiz Auto Credit Inc. and D.O. & M.G. Investment, Inc. with respect to the premises located in St. Petersburg, Florida
10.5(1)	Lease Agreement dated April 1, 2005 between Carbiz Auto Credit Inc. and Wilfredo and Violeta Quintero with respect to the premises located in Tampa, Florida
10.6(1)	Stock Option Plan
10.7(1)	Form of 5% Convertible Debenture Subscription Agreement (October 2004)
10.8(1)	Placement Agent Agreement dated September 29, 2004 between Carbiz and Innovation Capital, LLC
10.9(1)	First Amendment dated October 12, 2004 to Placement Agent Agreement between Carbiz and Innovation Capital, LLC
10.10(1)	Operating Agreement dated March 16, 2005 of Carbiz Auto Credit JV1, LLC
10.11(1)	Software License Agreement dated March 4, 2005 between Carbiz and Carbiz Auto Credit JV1, LLC
10.12(1)	Promissory Note dated July 29, 2005 issued to Medipac International
10.13(1)	Debenture Instructions
10.14	Debenture Extension
10.15	Asset Sale Agreement dated May 16, 2006 between Carbiz USA, Inc. and Tax Refund Services Inc.
21.1(1)	List of Subsidiaries
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Harris + Harris LLP (Included as part of Exhibit 5.1)
23.3	Consent of Christopher, Smith, Leonard, Bristow & Stanell, P.A.
24.1	Power of Attorney (Included on the signature pages to the registration statement)
99.1(1)	Form F-X

* Indicates a management contract or compensatory plan or arrangement
(1)	Previously filed with Form SB-2 on November 2, 2005.
(2)	Previously filed with Form SB-2/A on March 8, 2006.

Item 28. Undertakings.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the provisions described in Item 24, or otherwise, Carbiz has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

          In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer of controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

          The undersigned registrant hereby undertakes that:

          (1) It will file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                    (i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                    (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

                    (iii) Include any additional or changed material information on the plan of distribution.

          (2) For determining liability under the Securities Act of 1933, registrant will treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (3) It will file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

SIGNATURES

          In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of the filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the City of Sarasota, State of Florida, on June 30, 2006.

CARBIZ INC.

By:	/s/ Carl Ritter
Carl Ritter, Chief Executive Officer

POWER OF ATTORNEY

          We, the undersigned directors and officers of Carbiz Inc., do hereby constitute and appoint Carl Ritter and Stan Heintz, or either of them, our true and lawful attorneys and agents, to do any and all such acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or in any of our names and in the capacities indicated below any and all amendments (including post-effective amendments) to this registration statement, or any related registration statement under the Securities Act of 1933; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form SB-2 has been signed by the following persons in the capacities and on the dates stated:

	Signature	Title	Date

	/s/ Carl Ritter	Chief Executive Officer, Chairman and	June 30, 2006
	Carl Ritter	a Director (Principal Executive Officer)

	*	Chief Financial Officer and Vice	June 30, 2006
	Aldo Sistilli	President Finance (Principal Financial
and Accounting Officer)

	*	President, Corporate Secretary and a	June 30, 2006
	Richard Lye	Director

	*	Director	June 30, 2006
Ross Quigley

	*	Director	June 30, 2006
Theodore Popel

* By:	/s/ Carl Ritter
Carl Ritter Attorney-in-fact

AUTHORIZED REPRESENTATIVE

          Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this registration statement solely in the capacity of the duly authorized representative of Carbiz Inc. in the United States on June 30, 2006.

/s/ Carl Ritter
Carl Ritter

EXHIBIT INDEX

Exhibit
Number	Description
3.1(1)	Articles of Incorporation dated March 31, 1998
3.2(1)	Articles of Amendment dated April 15, 1998
3.3(1)	Articles of Amendment dated April 22, 1998
3.4(1)	Articles of Amendment dated September 1, 1999
3.5(1)	Articles of Amendment dated October 30, 2002
3.6(1)	Articles of Amendment dated July 15, 2003
3.7(1)	Bylaw No. 1
3.8(1)	Bylaw No. 2
4.1(1)	Specimen of Common Share Certificate
4.2(1)	Specimen of Preferred Share Certificate
4.3(1)	Form of 5% Convertible Debenture (October 2004)
4.4(1)	Form of Amendment of Debenture Agreement
4.5(1)	Form of 5% Convertible Debenture (October 2005)
4.6	Form of Class A Common Share Purchase Warrant
4.7	Form of Class B Common Share Purchase Warrant
4.8(1)	Form of Agent’s First Common Share Purchase Warrant
4.9(1)	Form of Agent’s Second Common Share Purchase Warrant
4.10(1)	Investors’ Rights Agreement dated October 6, 2004 among Carbiz and certain investors
4.11(1)	Investors’ Rights Agreement dated October 6, 2005 among Carbiz and certain investors
4.12	Form of 5% Convertible Debenture (April 2006)
5.1(2)	Legal Opinion of Harris + Harris LLP
10.1(1)	Management Agreement dated October 12, 1999 between Carbiz and 1043917 Ontario Inc.
10.2(1)	Lease Agreement dated April 1, 2004 between Carbiz and Tony and Julie Katsamakis with respect to premises located in Palmetto, Florida
10.3(1)	Lease Agreement dated October 4, 2003 between Carbiz and Herrig Enterprises L.L.C. with respect to premises located in Sarasota, Florida
10.4(1)	Lease Agreement dated September 22, 2004 between Carbiz Auto Credit Inc. and D.O. & M.G. Investment, Inc. with respect to the premises located in St. Petersburg, Florida
10.5(1)	Lease Agreement dated April 1, 2005 between Carbiz Auto Credit Inc. and Wilfredo and Violeta Quintero with respect to the premises located in Tampa, Florida
10.6(1)	Stock Option Plan
10.7(1)	Form of 5% Convertible Debenture Subscription Agreement (October 2004)
10.8(1)	Placement Agent Agreement dated September 29, 2004 between Carbiz and Innovation Capital, LLC
10.9(1)	First Amendment dated October 12, 2004 to Placement Agent Agreement between Carbiz and Innovation Capital, LLC
10.10(1)	Operating Agreement dated March 16, 2005 of Carbiz Auto Credit JV1, LLC
10.11(1)	Software License Agreement dated March 4, 2005 between Carbiz and Carbiz Auto Credit JV1, LLC
10.12(1)	Promissory Note dated July 29, 2005 issued to Medipac International
10.13(1)	Debenture Instructions
10.14	Debenture Extension
10.15	Asset Sale Agreement dated May 16, 2006 between Carbiz USA, Inc. and Tax Refund Services Inc.
21.1(1)	List of Subsidiaries
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Harris + Harris LLP (Included as part of Exhibit 5.1)
23.3	Consent of Christopher, Smith, Leonard, Bristow & Stanell, P.A.
24.1	Power of Attorney (Included on the signature pages to the registration statement)
99.1(1)	Form F-X

* Indicates a management contract or compensatory plan or arrangement
(1)	Previously filed with Form SB-2 on November 2, 2005.
(2)	Previously filed with Form SB-2/A on March 8, 2006.